EXECUTION COPY
EXHIBIT 10.54
OPTION PURCHASE AGREEMENT
among
NUVASIVE, INC.,
PROGENTIX ORTHOBIOLOGY, B.V.
and
The Sellers listed on Schedule A attached hereto
January 13, 2009

-i-

TABLE OF CONTENTS
(continued)

-ii-

TABLE OF CONTENTS
(continued)

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

-iii-

SCHEDULES AND EXHIBITS

Schedule A	Sellers Schedule

Exhibit A	Notarial Deed
Exhibit B	Purchase Election Notice
Exhibit C	Milestone Completion Notice
Exhibit D	Form of True-Up Agreement
Exhibit E	Manufacturing Specifications
Exhibit F	Pre-Clinical Model
Exhibit G	Study Model
Exhibit H	Patent Claims
Exhibit I	Sales Run Rate Amounts
Exhibit J	Opinion of Counsel
Exhibit K	Form of Escrow Agreement
Exhibit L	Founders’ Non-Competition Agreement (Bruijn)
Exhibit M	Founders’ Non-Competition Agreement (Blitterswijk)
Exhibit N	Investor Non-Competition Agreement

-iv-

OPTION PURCHASE AGREEMENT
     THIS OPTION PURCHASE AGREEMENT (“Agreement”) is made as of January 13, 2009 (“Effective Date”), by and among NuVasive, Inc., a Delaware corporation (“Purchaser”), Progentix Orthobiology B.V., a company organized under the laws of the Netherlands (the “Acquired Company”), the shareholders of the Acquired Company as set forth on Schedule A attached hereto (each a “Seller,” and collectively, the “Sellers,” and along with the Acquired Company, the “Seller Parties”) and Edward van Wezel and Joost D de Bruijn (each, the “Sellers’ Representative”).
RECITALS
     Purchaser and the Seller Parties have entered into a Preferred Stock Purchase Agreement, dated as of the date hereof (the “Preferred Stock Purchase Agreement”), pursuant to which Purchaser is purchasing 7,200 ordinary shares €1.00 par value per share, and 1,600 cumulative preference shares, par value €1.00 per share, of the Acquired Company from the Sellers for an aggregate purchase price of $10,000,000, which shares shall represent immediately after such issuance, forty percent (40%) of the outstanding capital stock of the Acquired Company on a fully-diluted basis.
     Subject to the terms and conditions set forth herein, (i) Purchaser may elect, in its sole discretion, to cause Sellers to sell to Purchaser all of their issued and outstanding shares of the capital stock of the Acquired Company held by them representing the remaining sixty percent (60%) of the outstanding capital stock of the Company on a fully-diluted basis (the “Seller Shares”) upon delivery of a Purchase Election Notice (as defined below) to the Sellers’ Representative at any time between the second anniversary of the Effective Date and the fourth anniversary of the Effective Date (the “Call Option Period”), and (ii) Purchaser shall be obligated to purchase from Sellers all of the Seller Shares in the event (A) the Sellers’ Representative delivers a Milestone Completion Notice (as defined below) to Purchaser at any time between the date of this Agreement and the second anniversary of the Effective Date (the “Put Option Period”) or (B) Purchaser’s *** (as defined below) is greater than     ***     at any time during the Call Option Period. Any purchase of the Seller Shares by Purchaser shall be referred to herein as an “Acquisition.” The period from the date of the Option Agreement through the expiration of the Call Option Period shall be referred to herein as the “Option Period.”
     In connection with this Agreement and the Preferred Stock Purchase Agreement, pursuant to a notarial deed of amendment to the Acquired Company’s Articles of Association in the form attached hereto as Exhibit A (the “Amended Articles”), which includes among other things, the creation of cumulative preference shares A (the “Series A Preferred Stock”) and cumulative preference shares B (the “Series B Preferred Stock”), and pursuant to the execution of the notarial deed with respect to the Amended Articles, (i) the cumulative preference shares held by the Sellers shall be converted into shares of Series A Preferred Stock, and (ii) the Initial Shares (as defined in the Preferred Stock Purchase Agreement) purchased by Purchaser pursuant

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

to the Preferred Stock Purchase Agreement shall be converted into shares of Series B Preferred Stock, representing, immediately after such issuance, forty percent (40%) of the outstanding capital stock of the Acquired Company on a fully-diluted basis (the “Recapitalization”). The Acquired Company has filed a declaration of no-objection with the Dutch Ministry of Justice with respect to the Amended Articles.
     To the extent applicable, the parties have complied with the provisions of the Social and Economic Council Merger Regulation (SER-besluit Fusiegedragsregels 2000) and the Works Council Act (Wet op de ondernemingsraden).
     Parties acknowledge that no notification to the Dutch Competition Authority (Nederlandse Mededingingsautoriteit) or any other competition authority is required for the transaction contemplated by this Agreement.
AGREEMENT
     The parties, intending to be legally bound, agree as follows:
1.	CALL AND PUT OPTIONS
     1.1 Purchaser’s Call Option.
          (a) Purchaser’s Rights. Purchaser shall have an exclusive option to acquire, at its sole election and on the terms and conditions set forth herein, all, but not less than all, of the Seller Shares, which option may be exercised at any time during the Call Option Period. In connection therewith, each Seller hereby grants to Purchaser an exclusive right, exercisable at any time during the Call Option Period, to acquire all, but not less than all, of the Seller Shares held by such Seller on the terms set forth in this Section 1.1 (the “Call Option”).
          (b) Exercise of Call Option.
               (i) Notice. Purchaser may exercise the Call Option by giving notice, in substantially the form attached hereto as Exhibit B (the “Purchase Election Notice”), to the Sellers’ Representative (which, in turn, shall deliver copies of the Purchase Election Notice to each Seller), at any time during the Call Option Period. The Purchase Election Notice shall set forth the Purchaser’s calculation of the Initial Purchase Price (as defined below) and the proposed closing date of the Acquisition (which shall be the Business Day immediately following the expiration of the Call Option Review Period (as defined below)), in each case, subject to the dispute resolution procedures set forth in Section 1.11.
               (ii) Disclosure Schedules.
                    (A) Attached to this Agreement is a schedule of disclosures and exceptions to the representations and warranties made by the Seller Parties pursuant to Section 2 and Section 3 of this Agreement (the “Seller Parties Disclosure Schedule”). At any time and from time to time during the Call Option Period, but no more than three (3) times during the Call Option Period, Purchaser may, upon written notice to the Sellers’ Representative (a “Disclosure Schedule Request”), require the Seller Parties to prepare, as if such representations and warranties were made as of the date of such request, an updated schedule of disclosures and exceptions to the representations and warranties of the Seller Parties contained in Section 2 and Section 3 of the this Agreement (an “Updated Seller Parties Disclosure Schedule”), except to the extent any such representations and warranties refer expressly to an earlier date. The Acquired Company shall prepare and deliver to Purchaser an Updated Seller Parties Disclosure Schedule within ten (10) days of receipt of a Disclosure Schedule Request by the Sellers’ Representative. Any Updated Seller Parties Disclosure Schedule delivered pursuant to this Agreement shall refer only to (1) disclosures of actual facts contained in the Seller Parties Disclosure Schedule, and (2) disclosures of actual facts in existence on the date of such Updated Seller Parties Disclosure Schedule that have occurred or have been discovered since the Effective Date, and the Updated Seller Parties Disclosure Schedule shall not otherwise limit or modify any of the representations and warranties made in this Agreement. No disclosure of a fact or event on any Updated Seller Parties Disclosure Schedule shall be deemed to cure any failure to disclose such fact or event on any previously delivered Seller Parties Disclosure Schedule or Updated Seller Parties Disclosure Schedule, or otherwise amend any previously delivered Seller Parties Disclosure Schedule or Updated Seller Parties Disclosure Schedule.
                    (B) Within ten (10) days after receipt of the Purchase Election Notice, the Sellers’ Representative shall deliver to Purchaser an Updated Seller Parties Disclosure Schedule. The Updated Seller Parties Disclosure Schedule shall refer only to (1) disclosures of actual facts contained on the Seller Parties Disclosure Schedule attached to this Agreement, and (2) disclosures of actual facts in existence on the date of such Updated Seller Parties Disclosure Schedule that have occurred or been discovered since the Effective Date of this Agreement, and the Updated Seller Parties Disclosure Schedule shall specifically qualify by the existence of the facts or events set forth therein (but not otherwise limit or modify) any of the representations and warranties made in this Agreement. No disclosure of a fact or event on any Updated Seller Parties Disclosure Schedule shall be deemed to cure any failure to disclose such fact or event on any previously delivered Seller Parties Disclosure Schedule or Updated Seller Parties Disclosure Schedule, or otherwise amend any previously delivered Seller Parties Disclosure Schedule or Updated Seller Parties Disclosure Schedule. In the event an Updated Seller Parties Disclosure Schedule is not delivered to Purchaser within the ten (10) day time period, the most recent Updated Seller Parties Disclosure Schedule delivered to the Purchaser, or, if none, the Seller Parties Disclosure Schedule, shall be deemed to be the final Updated Seller Parties Disclosure Schedule for all purposes of this Agreement, and all references in this Agreement to the Updated Seller Parties Disclosure Schedule shall be deemed to refer to such most recent Updated Seller Parties Disclosure Schedule or Seller Parties Disclosure Schedule, as applicable.
               (iii) Review Period. Purchaser shall have a further period of ten (10) days after receipt of such Updated Seller Parties Disclosure Schedule to review such Updated Seller Parties Disclosure Schedule (or if no such Updated Seller Parties Disclosure Schedule is delivered within the time period specified in paragraph above, then ten (10) days following the expiration of such period) (the “Call Option Review Period”), and shall have the right at its election to rescind its exercise of the Call Option, in its sole discretion, at any time during the Call Option Review Period by notice to the Sellers’ Representative (the “Call Option Rescission Notice”), if it is not satisfied in any manner with its review of such Updated Seller Parties Disclosure Schedule. In the event that Purchaser delivers a Call Option Rescission Notice to the

Sellers’ Representative within the Call Option Review Period, Purchaser shall be deemed to have not exercised the Call Option at such time, and the parties’ respective rights and obligations under this Agreement shall continue as though no Purchase Election Notice had been delivered until the expiration of the Call Option Period. In the event that Purchaser does not deliver a Call Option Rescission Notice during the Call Option Review Period, the closing of the Acquisition shall be consummated on the later of (x) the Business Day immediately following expiration of the Call Option Review Period in accordance with the terms herein and (y) the Business Day immediately following the final determination of the Initial Purchase Price pursuant to Section 1.11.
     1.2 Sellers’ Put Option.
          (a) Purchaser’s Obligations. In the event that the Acquired Company achieves the Base Milestones (as defined below) during the Put Option Period, Purchaser shall have an obligation, subject to Section 1.2(b)(iii) below, to acquire all of the Seller Shares on the terms and conditions set forth herein (the “Put Option”). In connection therewith, subject to Section 1.2(b)(iii), Purchaser shall have a binding obligation to acquire from each Seller all, but not less than all, of the Seller Shares held by such Seller on the terms set forth in this Section 1.2.
          (b) Exercise of Put Option.
               (i) Notice. The Sellers’ Representative shall exercise the Put Option and cause Purchaser to consummate the Acquisition by delivery of a written notice to Purchaser specifying successful completion of the Base Milestones in the form attached hereto as Exhibit C (the “Milestone Completion Notice”). The Milestone Completion Notice shall also set forth the Sellers’ Representative’s calculation of the Initial Purchase Price (as defined below) and the proposed closing date of the Acquisition (which shall be the Business Day immediately following the expiration of the Put Option Review Period (as defined below) subject to the exceptions set forth in Section 1.2(b)(iii) below), and in each case, subject to the dispute resolution procedures set forth in Section 1.11.
               (ii) Disclosure Schedules. Along with the Milestone Completion Notice delivered by the Sellers’ Representative, the Sellers’ Representative shall deliver to Purchaser an Updated Seller Parties Disclosure Schedule. The Updated Seller Parties Disclosure Schedule shall refer only to (A) disclosures of actual facts contained on the Seller Parties Disclosure Schedule attached to this Agreement; and (B) disclosures of actual facts in existence on the date of such Updated Seller Parties Disclosure Schedule that have occurred or been discovered since the Effective Date, and the Updated Seller Parties Disclosure Schedule shall specifically qualify by the existence of the facts or events set forth therein (but not otherwise limit or modify) any of the representations and warranties made in this Agreement. No disclosure of a fact or event on any Updated Seller Parties Disclosure Schedule shall be deemed to cure any failure to disclose such fact or event on any previously delivered Seller Parties Disclosure Schedule or Updated Seller Parties Disclosure Schedule, or otherwise amend any previously delivered Seller Parties Disclosure Schedule or Updated Seller Parties Disclosure Schedule. In the event an Updated Seller Parties Disclosure Schedule is not delivered to Purchaser with the Milestone Completion Notice, the most recent Updated Seller Parties Disclosure Schedule delivered to Purchaser, or, if none, the Seller Parties Disclosure Schedule, shall be deemed to be the final Updated Seller Parties Disclosure Schedule for all purposes of this Agreement, and all references in this Agreement to the Updated Seller Parties Disclosure Schedule shall be deemed to refer to such most recent Updated Seller Parties Disclosure Schedule or Seller Parties Disclosure Schedule, as applicable.
               (iii) Review Period. Purchaser shall have a period of ten (10) days after receipt of such Updated Seller Parties Disclosure Schedule to review such Updated Seller Parties Disclosure Schedule (or if no such Updated Seller Parties Disclosure Schedule is delivered within the time period specified in paragraph above, then ten (10) days following the expiration of such period) (a “Put Option Review Period”), and shall not be obligated to consummate the Acquisition by notice to the Sellers’ Representative (a “Put Option Rescission Notice”), if (A) any Seller Parties have materially breached any of the representations, warranties or covenants set forth in this Agreement or the Preferred Stock Purchase Agreement or Purchaser’s rights under the Amended Articles or the Seller Parties are unable to deliver the certificate required under Section 7.1(e) hereof, (B) the Acquired Company has suffered or incurred a Material Adverse Effect, (C) the Acquired Company is subject to (1) an Action or there is an Action Threatened involving a claim that any Product infringes the proprietary rights of a third party, (2) an Action or there is an Action Threatened involving a claim that any Product has resulted in personal injury or death to a human patient or Purchaser in good faith has determined that a Product recall is required to correct a material defect in any Product, or (3) an Action or there is an Action Threatened or an investigation proceeding by any Governmental Body regarding the conduct of the Acquired Company or involving any Product, or (D) any of the Sellers breach their non-competition obligations under the Founders’ Non-Competition Agreements (as defined in the Preferred Stock Purchase Agreement) or the Investor Non-Competition Agreement (as defined in the Preferred Stock Purchase Agreement), Notwithstanding the foregoing, in the event Purchaser disputes in good faith that the Base Milestones have not been successfully completed, then Purchaser shall not be obligated to consummate the Acquisition until the Purchaser and Sellers resolve the dispute in accordance with Section 1.11. In the event that Purchaser delivers a Put Option Rescission Notice to the Sellers’ Representative within the Put Option Review Period, Purchaser shall not be obligated to consummate the Acquisition and Purchaser shall be entitled, at its sole option, to terminate this Agreement in accordance with Section 8 herein. In the event that none of the events described in clause (A),(B),(C), or (D) have occurred, the closing of the Acquisition shall be consummated on the later of (x) the Business Day immediately following expiration of the Put Option Review Period in accordance with the terms herein and (y) the Business Day immediately following the final determination of the Initial Purchase Price pursuant to Section 1.11, provided that in the event that Company delivers a Milestone Completion Notice to Purchaser prior to January 1, 2010, the consummation of the Acquisition shall not occur until after January 1, 2010, at which time the consummation of the Acquisition shall occur at a date and time mutually agreeable to Purchaser and the Sellers’ Representative, which date and time shall be no later than March 31, 2010.
               (iv) Cure Period. In the event that Purchaser delivers a Put Option Rescission Notice to the Sellers’ Representative as a result of any of the events described in clause (A),(B), or (C) in Section 1.2(b)(iii) above and this Agreement is not terminated pursuant to Section 1.2(b)(iii), and the event which triggered the Put Option Rescission Notice is cured at any time prior to seven (7) years from the Effective Date of this Agreement, then the Sellers’

Representative shall notify Purchaser within ten (10) Business Days of such cure (the “Cure Notice”) and shall deliver to Purchaser an Updated Seller Parties Disclosure Schedule at such time. Any Updated Seller Parties Disclosure Schedule delivered pursuant to this Section shall refer only to (A) disclosures of actual facts contained in the Seller Parties Disclosure Schedule, and (B) disclosures of actual facts in existence on the date of such Updated Seller Parties Disclosure Schedule that have occurred or have been discovered since the date of this Agreement, and the Updated Seller Parties Disclosure Schedule shall not otherwise limit or modify any of the representations and warranties made in this Agreement. No disclosure of a fact or event on any Updated Seller Parties Disclosure Schedule shall be deemed to cure any failure to disclose such fact or event on any previously delivered Seller Parties Disclosure Schedule or Updated Seller Parties Disclosure Schedule, or otherwise amend any previously delivered Seller Parties Disclosure Schedule or Updated Seller Parties Disclosure Schedule. In the event an Updated Seller Parties Disclosure Schedule is not delivered to Purchaser with the Cure Notice, the most recent Updated Seller Parties Disclosure Schedule delivered to Purchaser, or, if none, the Seller Parties Disclosure Schedule, shall be deemed to be the final Updated Seller Parties Disclosure Schedule for all purposes of this Agreement, and all references in this Agreement to the Updated Seller Parties Disclosure Schedule shall be deemed to refer to such most recent Updated Seller Parties Disclosure Schedule or Seller Parties Disclosure Schedule, as applicable. Upon delivery by the Sellers’ Representative of the Cure Notice and the Updated Seller Parties Disclosure Schedule to Purchaser, Purchaser shall have an exclusive option (“the “Cure Option”) to acquire, at its sole election and on the terms set forth in the Milestone Completion Notice, all, but not less than all, of the Seller Shares within thirty (30) days of receiving the Cure Notice and the Updated Seller Parties Disclosure Schedule (the “Cure Option Period”). Purchaser may exercise the Cure Option by delivering a Purchase Election Notice to the Sellers’ Representative at any time during the Cure Option Period. The Purchase Election Notice shall set forth the Initial Purchase Price (as set forth in the Milestone Completion Notice) and the proposed closing date of the Acquisition (which shall be the Business Day immediately following the expiration of the Cure Option Period), in each case, subject to the dispute resolution procedures set forth in Section 1.11.
     1.3 No Obligation. Notwithstanding anything to the contrary in this Agreement, none of the parties hereto shall have any obligation to consummate the Acquisition unless and until Purchaser delivers a Purchase Election Notice to the Sellers’ Representative or the Sellers’ Representative delivers a Milestone Completion Notice or a Second Put Option Notice (as defined below) to Purchaser. The parties agree and acknowledge that Purchaser is under no obligation to deliver any Purchase Election Notice or any Disclosure Schedule Request at any time.
     1.4 Closing. Subject to the fulfillment or waiver of all of the conditions contained in Section 7, on the closing date specified in the Purchase Election Notice, the Milestone Completion Notice or the Second Put Option Notice, as the case may be, or, if later, the Business Day immediately following the final determination of the Initial Purchase Price pursuant to Section 1.11, a closing (the “Closing”) will be held at the offices of DLA Piper Nederland N.V., ‘Meerparc’, Amstelveenseweg 638, 1081 JJ Amsterdam, the Netherlands (or such other place as the parties may agree), to the extent required in the presence of the Notary, and the date of Closing is referred to herein as the “Closing Date.” On the Closing Date, Purchaser and Seller Parties shall cause the Acquisition to be consummated.

     1.5 Seller Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Notary shall execute the deed of transfer of the Seller Shares through the notarial deed in the form substantially attached hereto as Exhibit A. Immediately thereafter, the Notary shall transfer the Initial Purchase Price to the Sellers in accordance with the instruction letter from the Notary.
     1.6 Purchase Price.
          (a) The initial purchase price for the Shares will be calculated as set forth in Section 1.6(b) below (the “Initial Purchase Price”). At the Closing, Purchaser shall transfer an amount of cash (in United States dollars of immediately available funds), or common stock, par value $0.001 per share, of Purchaser (“Purchaser Common Stock”), equal to the Initial Purchase Price minus (i) the Escrow Amounts, (ii) the Seller Funded Expenses and (iii) the Loan Amount (the “Upfront Payment”) to the third party account of the Notary in accordance with the instructions in the Notary Instruction Letter. Prior to the transfer of the Seller Shares, the Notary shall hold the Upfront Payment on behalf of Purchaser. After the transfer of the Seller Shares, the Notary shall hold the Upfront Payment on behalf of the Sellers. As soon as possible after the Closing, but in any event within one (1) Business Day of the Closing Date, the Notary shall pay to Sellers the Upfront Payment, pursuant to the allocation set forth on Schedule A attached hereto (the “Proceeds Allocation”) and to the bank accounts or brokerage accounts so indicated by the Sellers. If there are any changes to the Proceeds Allocation after the Effective Date, the Sellers’ Representative shall notify Purchaser within five (5) Business Days of any such changes, and shall deliver to Purchaser an updated Proceeds Allocation executed by each of the Sellers (a “Revised Proceeds Allocation”). Unless and until Purchaser receives a Revised Proceeds Allocation, Sellers shall be bound by the Proceeds Allocation set forth on Schedule A attached hereto.
          (b) If Purchaser elects to issue shares of Purchaser Common Stock in respect of some or all of the Upfront Payment, then:
               (i) prior to such issuance and upon request by Purchaser, (A) Sellers shall deliver to Purchaser such representations and warranties as Purchaser shall reasonably request for purposes of exempting the issuance of such shares from the registration requirements of the Securities Act and (B) the number of shares of Purchaser Common Stock to be issued shall be equal to (x) the Upfront Payment less the amount of any cash transferred to the Notary in respect of the Initial Purchase Price, divided by (y) the closing price of the Purchaser Common Stock on the Qualified Stock Exchange on the Closing Date;
               (ii) to the extent that the Upfront Payment consists of cash and Purchaser Common Stock, each Seller shall receive the same proportion of cash and Purchaser Common Stock as each other Seller; and
               (iii) at each Seller’s sole election, Purchaser shall execute the True-Up Agreement in substantially the form attached hereto as Exhibit D with respect to the shares of Purchaser Common Stock issued to each Seller so electing.
          (c) The Initial Purchase Price shall be determined as follows:

               (i) The Initial Purchase Price shall be $45,000,000 plus, if applicable, any amounts payable pursuant to Section 1.6(c)(iii) if (x) the Sellers’ Representative delivers a Milestone Completion Notice to the Purchaser during the Put Option Period and (y) each of the following milestones (each, a “Base Milestone,” and collectively, the “Base Milestones”) has been achieved by the Acquired Company on or prior to the date of the Milestone Completion Notice:
                    (A) ***;
                    (B) ***; and
                    (C) The Acquired Company has successfully completed ***.
               (ii) In the event Purchaser delivers a Purchase Election Notice to the Sellers’ Representative during the Call Option Period, the Initial Purchase Price shall be $35,000,000, and in no event shall the Purchaser be obligated to pay Sellers any amounts in respect of the Milestones.
               (iii) In addition to the amounts specified in Section 1.6(c)(i), the Initial Purchase Price shall be increased by the following amounts if, in addition to the Base Milestones, any of the following milestones (each an “Additional Milestone,” and collectively the “Additional Milestones”) has been achieved by the Acquired Company prior to delivery of the Milestone Completion Notice. The Base Milestones and the Additional Milestones shall together be referred to herein as the “Milestones.”
                    (A) $5,000,000, provided the Acquired Company has successfully completed the ***;
                    (B) $5,000,000, provided the Acquired Company is issued a patent *** (the “Patent”);
                    (C) $10,000,000, provided ***, except as provided in Section 5.11 hereof; and
                    (D) $5,000,000, provided ****, except as provided in Section 5.11 hereof.
     1.7 Milestone Payments. From and after the Closing Date but prior to the expiration of the Put Option Period (the “Post-Closing Milestone Period”), in addition to the consideration set forth in Section 1.6(c) above, in the event that (x) the Acquired Company has achieved the Base Milestones and the Sellers’ Representative has delivered a Milestone Completion Notice, but the Acquired Company has not achieved an Additional Milestone on the Closing Date, and (y) the Acquired Company achieves the Additional Milestone during the Post-Closing Milestone Period, Purchaser shall pay to Sellers the additional amount payable in respect of such Additional Milestone in cash or, at Purchaser’s sole election, in shares of Purchaser Common

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

Stock, as set forth in Section 1.6(b)(iii) (each, a “Milestone Payment,” and collectively, the “Milestone Payments”). The Milestone Payments and the Initial Purchase Price shall be referred to herein together as the “Aggregate Purchase Price.” Upon achieving an Additional Milestone, Purchaser shall promptly provide written notice to Sellers’ Representative specifying the Additional Milestone achieved, and Purchaser shall pay the applicable Milestone Payment to Sellers within ten (10) Business Days thereof to the bank accounts or brokerage accounts indicated by the Sellers in accordance with the Proceeds Allocation, subject in each case, to the dispute resolution procedures set forth in Section 1.11. In the event of a Change of Control of Purchaser, Purchaser agrees to either (a) cause the acquirer to assume, whether in writing or by operation of law, all remaining Milestone Payments subject to the terms and conditions set forth herein or (b) accelerate the remaining Milestone Payments such that the Milestone Payments become payable immediately prior to the closing of the Change of Control transaction.
     1.8 Second Put Option.
          (a) Purchaser’s Obligations. From the date of the expiration of the Put Option Period through the fourth anniversary of the Effective Date (the “Second Put Option Period”), in the event the Purchaser’s *** is greater than *** at any time during the Second Put Option Period (the “Second Put Option Condition”), Purchaser shall be obligated to purchase from Sellers all of the Seller Shares in accordance with the terms of Section 1.6(a) for an Initial Purchase Price of $35,000,000, less (i) the Escrow Amounts, (ii) the Seller Funded Expenses and (iii) the Loan Amount provided, that at no time shall Purchaser be required to validate its      ***      to the Sellers, except as provided in Section 5.11 hereof, and provided further, that in no event shall the Purchaser be obligated to pay to Sellers any amounts in respect of Milestones (the “Second Put Option”).
          (b) Exercise of Second Put Option.
               (i) Notice. In the event a Second Put Option is triggered, Purchaser shall notify the Sellers’ Representative of such event within five (5) Business Days, and thereafter, the Sellers’ Representative shall have ten (10) Business Days to exercise the Second Put Option and cause Purchaser to consummate the Acquisition by delivery of a written notice to Purchaser by the Sellers’ Representative (“Second Put Option Notice”) specifying the Initial Purchase Price and the date that the closing of the Acquisition shall be consummated pursuant to Section 1.8(c) below.
               (ii) Disclosure Schedules. Along with the Second Put Option Notice delivered by the Sellers’ Representative to Purchaser, the Sellers’ Representative shall deliver to Purchaser an Updated Seller Parties Disclosure Schedule. The Updated Seller Parties Disclosure Schedule shall refer only to (A) disclosures of actual facts contained on the Seller Parties Disclosure Schedule attached to this Agreement; and (B) disclosures of actual facts in existence on the date of such Updated Seller Parties Disclosure Schedule that have occurred or been discovered since the Effective Date, and the Updated Seller Parties Disclosure Schedule shall specifically qualify by the existence of the facts or events set forth therein (but not otherwise limit or modify) any of the representations and warranties made in this Agreement. No

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

disclosure of a fact or event on any Updated Seller Parties Disclosure Schedule shall be deemed to cure any failure to disclose such fact or event on any previously delivered Seller Parties Disclosure Schedule or Updated Seller Parties Disclosure Schedule, or otherwise amend any previously delivered Seller Parties Disclosure Schedule or Updated Seller Parties Disclosure Schedule. In the event an Updated Seller Parties Disclosure Schedule is not delivered to Purchaser with the Second Put Option Notice, the most recent Updated Seller Parties Disclosure Schedule delivered to Purchaser, or, if none, the Seller Parties Disclosure Schedule, shall be deemed to be the final Updated Seller Parties Disclosure Schedule for all purposes of this Agreement, and all references in this Agreement to the Updated Seller Parties Disclosure Schedule shall be deemed to refer to such most recent Updated Seller Parties Disclosure Schedule or Seller Parties Disclosure Schedule, as applicable.
               (iii) Review Period. Purchaser shall have a period of ten (10) days after receipt of such Updated Seller Parties Disclosure Schedule to review such Updated Seller Parties Disclosure Schedule (or if no such Updated Seller Parties Disclosure Schedule is delivered within the time period specified in paragraph above, then ten (10) days following the expiration of such period) (a “Second Put Option Review Period”), and shall not be obligated to consummate the Acquisition by notice to the Sellers’ Representative (a “Second Put Option Rescission Notice”), if (A) any Seller Parties have materially breached any of the representations, warranties or covenants set forth in this Agreement or the Preferred Stock Purchase Agreement or Purchaser’s rights under the Amended Articles or the Seller Parties are unable to deliver the certificate required under Section 7.1(e) hereof, (B) the Acquired Company has suffered or incurred a Material Adverse Effect, (C) the Acquired Company is subject to (1) an Action or there is an Action Threatened involving a claim that any Product infringes the proprietary rights of a third party, (2) an Action or there is an Action Threatened involving a claim that any Product has resulted in personal injury or death to a human patient or Purchaser in good faith has determined that a Product recall is required to correct a material defect in any Product, or (3) an Action or there is an Action Threatened or an investigation proceeding by any Governmental Body regarding the conduct of the Acquired Company or involving any Product, or (D) any of the Sellers breach their non-competition obligations under the Founders’ Non-Competition Agreements (as defined in the Preferred Stock Purchase Agreement) or the Investor Non-Competition Agreement (as defined in the Preferred Stock Purchase Agreement). In the event that Purchaser delivers a Second Put Option Rescission Notice to the Sellers’ Representative within the Second Put Option Review Period, Purchaser shall not be obligated to consummate the Acquisition and Purchaser shall be entitled, at its sole option, to terminate this Agreement in accordance with Section 8 herein. In the event that none of the events described in clause (A),(B),(C), or (D) have occurred, the closing of the Acquisition shall be consummated on the later of (x) the Business Day immediately following expiration of the Second Put Option Review Period in accordance with the terms herein and (y) the Business Day immediately following the final determination of the Initial Purchase Price pursuant to Section 1.11.
               (iv) Second Cure Period. In the event that Purchaser delivers a Second Put Option Rescission Notice to the Sellers’ Representative as a result of any of the events described in clause (A),(B), or (C) in Section 1.8(b)(iii) above and this Agreement is not terminated pursuant to Section 1.8(b)(iii), and the event which triggered the Second Put Option Rescission Notice is cured at any time prior to seven (7) years from the Effective Date of this Agreement, then the Sellers’ Representative shall notify Purchaser within ten (10) Business Days of such cure (the “Second Cure Notice”) and shall deliver to Purchaser an Updated Seller Parties Disclosure Schedule at such time. Any Updated Seller Parties Disclosure Schedule delivered pursuant to this Section shall refer only to (A) disclosures of actual facts contained in the Seller Parties Disclosure Schedule, and (B) disclosures of actual facts in existence on the date of such Updated Seller Parties Disclosure Schedule that have occurred or have been discovered since the date of this Agreement, and the Updated Seller Parties Disclosure Schedule shall not otherwise limit or modify any of the representations and warranties made in this Agreement. No disclosure of a fact or event on any Updated Seller Parties Disclosure Schedule shall be deemed to cure any failure to disclose such fact or event on any previously delivered Seller Parties Disclosure Schedule or Updated Seller Parties Disclosure Schedule, or otherwise amend any previously delivered Seller Parties Disclosure Schedule or Updated Seller Parties Disclosure Schedule. In the event an Updated Seller Parties Disclosure Schedule is not delivered to Purchaser with the Second Cure Notice, the most recent Updated Seller Parties Disclosure Schedule delivered to Purchaser, or, if none, the Seller Parties Disclosure Schedule, shall be deemed to be the final Updated Seller Parties Disclosure Schedule for all purposes of this Agreement, and all references in this Agreement to the Updated Seller Parties Disclosure Schedule shall be deemed to refer to such most recent Updated Seller Parties Disclosure Schedule or Seller Parties Disclosure Schedule, as applicable. Upon delivery by the Sellers’ Representative of the Second Cure Notice and the Updated Seller Parties Disclosure Schedule to Purchaser, Purchaser shall have an exclusive option (the “Second Cure Option”) to acquire, at its sole election and on the terms set forth in the Milestone Completion Notice, all, but not less than all, of the Seller Shares within thirty (30) days of receiving the Second Cure Notice and the Updated Seller Parties Disclosure Schedule (the “Second Cure Option Period”). Purchaser may exercise the Second Cure Option by delivering a Purchase Election Notice to the Sellers’ Representative at any time during the Second Cure Option Period. The Purchase Election Notice shall set forth the Initial Purchase Price (as set forth in the Second Put Option Notice) and the proposed closing date of the Acquisition (which shall be the Business Day immediately following the expiration of the Second Put Option Review Period), in each case, subject to the dispute resolution procedures set forth in Section 1.11.
     1.9 Escrow Arrangements.
          (a) Subject to the terms and conditions of this Agreement and the Escrow Agreement, at the Closing, Purchaser shall deposit in an account (the “Escrow Account”) with U.S. Bank National Association, or another escrow agent mutually agreeable to the Purchaser and the Acquired Company, provided such escrow agent is a bank or trust company organized under the laws of the United States of America or of the State of New York having (or if such bank or trust company is a member of a bank company, its bank holding company shall have) a combined capital and surplus of not less than $50,000,000 (the “Escrow Agent”), out of the Initial Purchase Price, an aggregate of ten percent (10%) of the Initial Purchase Price plus an amount equal to $1,500,000 (the “General Escrow Amount”) for claims for Damages pursuant to Section 6.2 hereof, which amounts shall be in cash and not shares of Purchaser Common Stock.
          (b) Subject to the terms and conditions of this Agreement and the Escrow Agreement, at the Closing, Purchaser shall deposit in the Escrow Account with the Escrow

Agent, out of the Initial Purchase Price, an aggregate of *** (the “Special Escrow Amount,” and together with the General Escrow Amount, the “Escrow Amounts”) for claims for Damages in connection with ***, which amounts shall be in cash and not shares of Purchaser Common Stock.
     1.10 Notary. The Sellers are aware that the Notary is a civil law notary working at DLA Piper Nederland N.V., the firm that advises Purchaser in respect of the matters set out in this Agreement. With reference to the Code of Conduct (Verordening beroeps- en gedragsregels) established by the Royal Notarial Professional Organization (Koninklijke Notariële Beroepsorganisatie), parties hereby acknowledge and confirm that (i) the Notary shall execute any and all deeds related to the Closing Documents; and (ii) Purchaser is assisted and represented by DLA Piper Nederland N.V. in relation to the Closing Documents and any other agreements that may be concluded, or disputes that may arise, in connection therewith.
     1.11 Time for Determination; Dispute Mechanism.
          (a) Initial Purchase Price. If Purchaser, at any time, objects to the Sellers determination that a Milestone has been completed, then Purchaser shall deliver a dispute notice (a “Pre-Closing Milestone Dispute Notice”) to the Sellers’ Representative within fifteen (15) days following delivery of the Milestone Completion Notice. Purchaser, on the one hand, and the Sellers’ Representative, on the other, shall attempt in good faith to resolve any such objections within fifteen (15) days of the receipt by the Sellers’ Representative of the Pre-Closing Milestone Dispute Notice. If no Pre-Closing Milestone Dispute Notice is delivered within the fifteen (15) day time period, then the Initial Purchase Price specified in the Milestone Completion Notice shall be deemed to be accepted.
          (b) Milestone Payments. In the event that any Sellers believe that any Additional Milestone has been achieved during the Post-Closing Milestone Period, the Sellers’ Representative shall provide notice of such achievement to Purchaser. If Purchaser determines in its sole and reasonable discretion that such Additional Milestone has been achieved during the Post-Closing Milestone Period, then within thirty (30) days of such notice from Sellers’ Representative or, if earlier, within thirty (30) days of Purchaser’s determination that such Additional Milestone has been achieved, Purchaser shall notify Sellers’ Representative of its determination and pay to Sellers the Additional Milestone Payment payable in respect of such Additional Milestone. If Sellers’ Representative delivers such a notice and Purchaser determines, in its sole and reasonable discretion, that the applicable Additional Milestone has not been achieved, then, within thirty (30) days of Sellers’ Representative’s notice Purchaser shall notify Sellers’ Representative of such determination. If Sellers’ Representative believes that Sellers are entitled to payment of all or any portion of an Additional Milestone Payment hereunder which they have not received within thirty (30) days following the achievement of the Additional Milestone for which payment is due, Sellers’ Representative may, not later than twelve (12) months following the achievement of such Additional Milestone, deliver to Purchaser a notice setting forth Sellers’ Representative’s determination that all or a portion of such Additional Milestone Payment is due under this Agreement (the “Post-Closing Assessment Notice”). If Sellers’ Representative does not deliver to Purchaser a Post-Closing Assessment

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

Notice within such twelve (12) month period, then Sellers shall have been deemed to agree that the Additional Milestone has not been met and no payment with respect to such Additional Milestone is due to Sellers hereunder and Sellers shall have no further rights to such Milestone Payment or any portion thereof. Such Post-Closing Assessment Notice may be delivered before or after the expiration of the Post-Closing Milestone Period without affecting Sellers’ rights to the applicable Milestone Payment, provided that that applicable Additional Milestone was actually achieved prior to the expiration of such Post-Closing Milestone Period. If Purchaser shall object to Sellers’ determination that a Additional Milestone has been achieved as set forth in the Post-Closing Assessment Notice, then Purchaser shall deliver a dispute notice (a “Post-Closing Milestone Dispute Notice”) to Sellers’ Representative within fifteen (15) days following Sellers’ Representative’s delivery of the Post-Closing Assessment Notice. A representative of Purchaser, on the one hand, and the Sellers’ Representative, on the other, shall attempt in good faith to resolve any such objections within fifteen (15) days of the receipt by Sellers of the Post-Closing Milestone Dispute Notice. If no Post-Closing Milestone Dispute Notice is delivered within the fifteen (15) day time period, then Sellers’ determination that the Additional Milestone has been achieved, and that the amount of the Milestone Payment specified in the Post-Closing Milestone Dispute Notice is due hereunder, shall be deemed to be accepted and Purchaser shall pay to Sellers those amounts set forth in the Post-Closing Assessment Notice no later than five (5) days after the expiration of such fifteen (15) day time period.
          (c) Second Put Option Condition. If Sellers at any time believe that the Second Put Option Condition has been satisfied and Sellers’ Representative has not received a Second Put Option Notice, the Sellers’ Representative shall deliver a notice of such achievement to Purchaser no later than thirty (30) days after the expiration of the Second Put Option Period (the “Second Put Option Dispute Notice,” and together with any Pre-Closing Milestone Dispute Notice and any Post-Closing Milestone Dispute Notice, a “Dispute Notice”). Purchaser, on the one hand, and the Sellers’ Representative, on the other, shall attempt in good faith to resolve within fifteen (15) days of the receipt by Purchaser of the Second Put Option Dispute Notice whether the Second Put Option Condition has been satisfied. If Sellers’ Representative fails to deliver the Second Put Option Dispute Notice within thirty (30) days following the expiration of the Second Put Option Period, it shall be definitively determined that the Second Put Option Condition has not been satisfied.
          (d) Dispute Resolution. If Purchaser and Sellers shall be unable to resolve any such dispute within the fifteen (15) day period following the non-objecting party’s receipt of a Dispute Notice, then within five (5) days thereafter, Purchaser and the Sellers’ Representative shall designate an arbitrator to resolve any and all matters that remain in dispute and were properly included in the Dispute Notice. The dispute shall be resolved by arbitration in New York, New York administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules (the “AAA Rules”), provided, however, that Purchaser and the Sellers’ Representative shall agree on the selection of an independent medical or scientific expert (the “Independent Expert”) who will make a report to the arbitrator which the arbitrator will be required to use as the basis for his or her decision. In the event that Purchaser and the Sellers’ Representative are unable to agree on the arbitrator within such five (5) day period, AAA will have the authority to select an arbitrator within five (5) Business Days thereafter. In the event that Purchaser and the Sellers’ Representative are unable to agree on the Independent Expert, the arbitrator shall have the authority to determine the Independent Expert. The Sellers’

Representative and Purchaser shall use reasonable efforts to cause the arbitrator to render a written decision resolving the matters submitted on a timely basis to the arbitrator within thirty (30) days of the receipt of such submission. The arbitrator’s decision shall be based solely on written submissions made on a timely basis by the Sellers’ Representative and Purchaser and their respective representatives and not by independent review. The arbitrator shall address only those items in dispute and may not assign a value greater than the greatest value for such item claimed by either party or smaller than the smallest value for such item claimed by either party. Judgment may be entered upon the determination of the arbitrator in any court having jurisdiction over the party against which such determination is to be enforced. The fees and expenses of the arbitrator incurred pursuant to this Section 1.11(d) shall be borne by Purchaser and Sellers (in accordance with their respective Proceeds Allocations), pro rata, based on the difference between the amount of the Initial Purchase Price or Milestone Payment (as the case may be), as finally determined by the arbitrator pursuant to this clause (d), and the amount of the Initial Purchase Price or Milestone Payment (as the case may be) asserted by each party in the Milestone Completion Notice, the Post-Closing Assessment Notice or the Second Put Option Notice, as the case may be, and the Dispute Notice, as applicable.
     1.12 Acknowledgement of Sellers and Purchaser. Sellers and Purchaser acknowledge that (i) Purchaser has no obligation to aid or assist the Acquired Company in order to achieve any Milestone or to maximize any Milestone, (ii) the parties solely intend the express provisions of the Closing Documents to govern their contractual relationship, and (iii) unless and until Purchaser, at its sole election, issues a Purchase Election Notice, or unless and until the Sellers’ Representative issues a Milestone Completion Notice or Second Put Option Notice, Purchaser is under no obligation to purchase the Seller Shares from Sellers. The Sellers hereby waive, on their behalf and on behalf of any of their successors and assigns, any fiduciary duty (but, for avoidance of doubt, not any implied covenant of good faith and fair dealing) of Purchaser to Sellers, with respect to the matters contemplated by this Section 1.12.
     1.13 Withholding. Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to Sellers such amounts as Purchaser is required to deduct and withhold under any Tax law, with respect to the making of such payment. Purchaser shall notify Sellers of the basis for such withholding no less than fifteen (15) days prior to the proposed withholding and shall consider in good faith any views of Sellers with respect to whether such withholding is required under the United States Internal Revenue Code of 1986 (as amended), or any provisions of state or local Tax law, with respect to the making of such payment, provided however, that Sellers provide to Purchaser such documentation as Purchaser reasonably requests to support Sellers’ views with respect to whether such withholding is required.
     1.14 Working Capital. One (1) day prior to the Closing, the Sellers’ Representative shall deliver to Purchaser a financial statement setting forth the Working Capital of the Business on the Closing Date.
2.	REPRESENTATIONS AND WARRANTIES OF THE SELLERS WITH RESPECT TO THE SELLER SHARES

     Each Seller, severally but not jointly, hereby represents and warrants to Purchaser as to such Seller and the Seller Shares owned by such Seller, as set forth below. Each exception to such representations and warranties set forth in the Seller Parties Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific section of this Agreement, and the disclosures in any section or subsection of the Seller Parties Disclosure Schedule shall qualify other sections and subsections in this Agreement to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.
     2.1 Authority; Execution and Delivery; Enforceability. Each Seller has full power, authority and capacity to execute and deliver this Agreement and to perform such Seller’s respective obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, subject to bankruptcy and other similar Legal Requirements of general applicability relating to or affecting creditors’ rights and to general equity principles.
     2.2 Non-Contravention. The execution and delivery of this Agreement by such Seller does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof, will not (or would not with the giving of notice or the passage of time):
          (a) constitute a default under or a violation or breach (with or without notice) of, result in the acceleration of any obligation under, any provision of any contract or other instrument to which such Seller is a party or result in the termination or revocation of any authorization held by such Seller or the Acquired Company necessary to the ownership of the Seller Shares or the operation of the business of the Acquired Company;
          (b) violate any Order or any Legal Requirement affecting such Seller; or
          (c) result in the creation of any Encumbrance on the Seller Shares.
     2.3 Title to Seller Shares. Each Seller is and will be on the Closing Date the holder and beneficial owner of the Seller Shares owned by such Seller. The Seller Shares owned by such Seller as of the Effective Date are as set forth on Part 2.3 of the Seller Parties Disclosure Schedule. Each Seller has good and valid title to the Seller Shares owned by such Seller as set forth on Part 0 of the Seller Parties Disclosure Schedule, free and clear of all Encumbrances. At the Closing, each Seller will transfer legal and beneficial, good and valid title to each of the Seller Shares owned by such Seller, free and clear of all Encumbrances. No Seller is bound by any contract, agreement, arrangement, commitment or understanding (written or oral) with, and has not granted any option or right currently in effect or which would arise after the Effective Date to, any Person other than Purchaser with respect to the acquisition of any Seller Shares.
     2.4 Consents and Approvals. Except as set forth in the Seller Parties Disclosure Schedule, no consent, approval, waiver, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Body, and no consent, approval, waiver or other similar authorization of any other Person (including, without limitation, any Person who is a party to a Contract binding on or affecting the Acquired Company or any Subsidiary), is required to be obtained by or on behalf of such Sellers as a result of, or in connection with, or as a condition of the lawful execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.
     2.5 Litigation and Claims. There is no Action pending or, to the Knowledge of such Seller, Threatened, against or affecting such Seller that could reasonably be expected to affect such Seller’s ability to consummate the transactions contemplated hereby.
     2.6 No Finder. Except as set forth in the Seller Parties Disclosure Schedule, neither such Seller nor any party acting on such Seller’s behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby, and the Acquired Company will not be liable or obligated in any way whatsoever with respect to any such fee or commission.
3.	REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED COMPANY
     The Acquired Company hereby represents and warrants to Purchaser as set forth below. Each exception to such representations and warranties set forth in the Seller Parties Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific section of this Agreement, and the disclosures in any section or subsection of the Seller Parties Disclosure Schedule shall qualify other sections and subsections in this Agreement to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.
     3.1 Organization and Good Standing.
          (a) Part 3.1 of the Seller Parties Disclosure Schedule contains a complete and accurate list for the Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each), in each case as of the Effective Date. The Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Acquired Company is a private company with limited liability duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.
          (b) The Acquired Company made available to Purchaser in the Data Room copies of the Organizational Documents of the Acquired Company, as currently in effect.
     3.2 Authority; No Conflict.
          (a) The Closing Documents to which the Acquired Company is a party have been authorized by the board of directors (“Board of Directors”) of the Acquired Company and, to the extent required, by the shareholders of the Acquired Company. Upon the execution and delivery by the Acquired Company of such Closing Documents, such Closing Documents will constitute the legal, valid, and binding obligations of the Acquired Company, enforceable against it in accordance with their respective terms, subject to bankruptcy and other similar Legal Requirements of general applicability relating to or affecting creditor’s rights and to general equity principles. The execution and delivery of such Closing Documents by the Acquired Company and the performance of the Contemplated Transactions by it does not conflict with any provision of the Organizational Documents of the Acquired Company.
          (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):
               (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Acquired Company, or (B) any resolution adopted by the board of directors or the shareholders of the Acquired Company;
               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Acquired Company, or any of the assets owned or used by the Acquired Company, may be subject;
               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, the Acquired Company;
               (iv) cause the Acquired Company to become subject to, or to become liable for the payment of, any Tax;
               (v) cause any of the assets owned by the Acquired Company to be reassessed or revalued by any taxing authority or other Governmental Body;
               (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or
               (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Acquired Company, other than Permitted Encumbrances.
Except as set forth in Part 3.2 of the Disclosure Schedule the Acquired Company is not nor will it be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     3.3 Capitalization. As of the Effective Date (without giving effect to the Recapitalization), the authorized equity securities of the Acquired Company consist of 60,000 ordinary shares, par value €1 per share, of which 18,000 shares are issued and outstanding and 30,000 cumulative preference shares, par value €1 per share, of which 4,000 shares are issued and outstanding. As of the Effective Date, no shares or classes of the Acquired Company’s capital are reserved for issuance. No reference to any purported Encumbrance appears in the shareholders’ register of the Acquired Company. All of the outstanding equity securities of the Acquired Company have been duly authorized and validly issued and are fully paid. Except as set forth in Part 3.3 of the Seller Parties Disclosure Schedule, as of the Effective Date, there are no Contracts relating to the issuance, sale, transfer or voting of any issued or issuable equity securities or other securities (including, but not limited, to any options, stock appreciation rights, warrants or other instruments or securities exercisable or exchangeable for, or convertible into, equity securities) of the Acquired Company. None of the outstanding equity securities or other securities of the Acquired Company was issued in violation of any Legal Requirement. As of the Effective Date, the Acquired Company does not own, nor does it have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. As of the Effective Date, the Acquired Company does not have any Subsidiaries.
     3.4 Financial Statements. The Acquired Company has made available to Purchaser in the Data Room the unaudited balance sheet of the Acquired Company and the related unaudited statements of income, changes in stockholders’ equity, and cash flow balance sheet of the Acquired Company as of December 31, 2008 (the “Balance Sheet”) and the related unaudited statements of income, changes in shareholders’ equity, and cash flow for the twelve (12) months then ended (collectively, the “Financial Statements”), including in each case the notes thereto (except that the unaudited Financial Statements may not contain all required footnotes and the interim Financial Statements are subject to year-end adjustments). The Financial Statements fairly present in all material respects the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of the Acquired Company as at the respective dates of and for the periods referred to in the Financial Statements. The Financial Statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such Financial Statements. No financial statements of any Person other than the Acquired Company are required to be included in the consolidated financial statements of the Acquired Company.
     3.5 Books and Records. The books and records of the Acquired Company, all of which have been made available to Purchaser in the Data Room, are complete and correct in all material respects and have been maintained in accordance with sound business practices in the Netherlands, including the maintenance of an adequate system of internal controls. The minute books of the Acquired Company contain materially accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors and the Supervisory Board of Directors of the Acquired Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Company.

     3.6 Title to Properties; Encumbrances. As of the Effective Date, the Acquired Company does not own (a) any real property, (b) any leasehold interests or (c) any buildings, plants, structures and/or equipment. Part 3.6 of the Seller Parties Disclosure Schedule contains a complete and accurate list as of the Effective Date of all (A) Assets that the Acquired Company purports to own, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Seller Parties Disclosure Schedule and personal property sold since the date of the Balance Sheet, as the case may be, in the Ordinary Course of Business), and (B) all of the properties and assets purchased or otherwise acquired by the Acquired Company from the date of the Balance Sheet through the Effective Date (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.6 of the Seller Parties Disclosure Schedule. The Acquired Company is the sole owner and has good and marketable title (or leasehold title, as the case may be) to the Assets free and clear of all Encumbrances, and the Assets reflected in the Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (i) mortgages or security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (ii) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (iii) liens for current taxes not yet due, (iv) Encumbrances pursuant to the Pledge Agreement or the Facility Agreement and (v) Encumbrances incurred in the Ordinary Course of Business, consistent with past practice, or created by the express provisions of the Contracts, each of the type identified on Part 3.6 of the Seller Parties Disclosure Schedule (together, the “Permitted Encumbrances”). All such assets are suitable for the uses to which they are being put or have been put in the Ordinary Course of the Business and are in good working order, ordinary wear and tear excepted.
     3.7 Condition and Sufficiency of Assets. As of the Effective Date, except as set forth on Part 3.7 of the Seller Parties Disclosure Schedule, the Assets are all assets of the Acquired Company used in or related to the processing and manufacturing of the Products. Xpand Biotechnology B.V., a private company with limited liability (“Xpand”), transferred to the Acquired Company the Acquired Company Proprietary Rights and prior to such transfer of the Acquired Company Proprietary Rights, Xpand was the sole and rightful owner of the Acquired Company Proprietary Rights. Except as set forth on Part 3.7 of the Seller Parties Disclosure Schedule, the Assets and the Acquired Company Proprietary Rights of the Acquired Company constitute all of the assets, property, real personal or mixed, tangible or intangible, of the Acquired Company used in or held for use in for the operation of the Business as presently conducted as of the Effective Date.
     3.8 Accounts Receivable. As of the Effective Date, the Acquired Company has no accounts receivable, nor has it previously had any accounts receivable prior to the Effective Date.

     3.9 Inventory. As of the Effective Date, the Acquired Company has no inventory, nor has it previously had any inventory prior to the Effective Date.
     3.10 No Undisclosed Liabilities. As of the Effective Date, the Acquired Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet, except for (a) liabilities or obligations reflected or reserved against in the Balance Sheet, (b) liabilities or obligations incurred since the Balance Sheet Date in the Ordinary Course of Business, (c) liabilities of a type or nature not required to be reflected in the Financial Statements, which are not material, individually or in the aggregate, or (d) liabilities or obligations set forth in Part 3.10 of the Seller Parties Disclosure Schedule. Except as set forth in Part 3.10 of the Seller Parties Disclosure Schedule the Acquired Company is not a guarantor or indemnitor of any Indebtedness of any other Person.
     3.11 Taxes.
          (a) The Acquired Company has paid on a timely basis all Taxation that was due and payable on or before the Closing Date. The unpaid taxes of the Acquired Company for all Tax periods through the Balance Sheet Date do not exceed the accruals and reserves for Taxation (excluding accruals and reserves for deferred Taxation established to reflect timing differences between book and Tax income) set forth on the Balance Sheet.
          (b) All notices and returns required to have been given or made, have been properly and duly submitted by the Acquired Company to the relevant Governmental Body and all information, notices, computations and returns submitted to such Governmental Body are true, accurate and complete and are not the subject of any dispute nor are likely to become the subject of any dispute with such Governmental Body. The Acquired Company has not been informed by any Governmental Body that such Governmental Body formally asserts that the Acquired Company was required to file any Tax Return that was not filed, and, to the Sellers’ Knowledge, no such assertion is planned by any Governmental Body. The Acquired Company has not (i) waived any statute of limitations with respect to Taxation, (ii) requested any extension of time within which to file any Tax Return, or (iii) executed or filed any power of attorney with any taxing authority. All records that the Acquired Company is required to keep for Taxation purposes, have been duly kept and are available for inspection at the Acquired Company premises.
          (c) The amount of Taxation chargeable to the Acquired Company has not been affected by any concession, arrangements, agreement or other formal or informal arrangement with any Governmental Body (not being a concession, agreement or arrangement available to companies generally). The Acquired Company is not subject to a special Tax regime. The Acquired Company is not required to include any amounts in income, or to exclude any items of deduction in a taxable period beginning after the Closing Date as a result of: (i) an instalment sale or open transaction arising in a taxable period ending on or before the Closing Date; (ii) a prepaid amount received, or paid, in a taxable period ending on or before the Closing Date; (iii) deferred gains that could be recognized in a taxable period ending after the Closing Date; or (iv) any similar item of deferred income or expense.

          (d) In relation to Tax, the Acquired Company has not been subject to and is not currently subject as of the Effective Date to any investigation, audit or visit by any Governmental Body, and, to the Sellers’ Knowledge, no such investigation, audit or visit is planned by any Governmental Body.
          (e) Since its incorporation through the Effective Date, the Acquired Company has not been involved in any Taxation controversy and/or litigation with or against any Governmental Body.
          (f) The Acquired Company has made all deductions and/or withholdings in respect, or in account, of any Taxation from any payments made by the Acquired Company that it is obliged or entitled to have made and has accounted in full to the appropriate authority for all amounts so deducted and/or withheld.
          (g) The Acquired Company has not received any notice from any Governmental Body that required or will require the Acquired Company to withhold Taxation from any payment made since the Balance Sheet Date in respect of which such withheld Taxation has not been accounted for in full to the appropriate authority.
          (h) The Acquired Company has not claimed or been granted exemptions from Taxation that may give rise to the assessment and/or payment of Taxation in connection with any transactions involving the Acquired Company, including but not limited to this Agreement, reorganisations, mergers and/or disposals of the Acquired Company.
          (i) All applications by the Acquired Company for governmental subsidies, which have been made or are reflected in the Balance Sheet have been duly and correctly made and no refunds and no interest, penalties or additions regarding such refunds are or will be due in respect of governmental subsidies.
          (j) The Acquired Company
               (i) has always been resident, for Tax purposes, in the Netherlands;
               (ii) is not and has never been resident, for Tax purposes, in any other jurisdiction;
               (iii) does not have and has never had a taxable presence outside the Netherlands; and
               (iv) is not deemed to have and has never been deemed to have had a taxable presence outside the Netherlands.
          (k) No Taxation, for which any other person or entity is or may be liable, will be charged in any way to the Acquired Company, and the Acquired Company is not a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement.

          (l) Each transaction between the Sellers or any Affiliate of the Sellers on the one hand and the Acquired Company on the other hand is and has been done at an arm’s length basis.
          (m) The Acquired Company is not liable for Taxation imposed on or due by any third party, including, without limitation, any sub-contractor, the Sellers or any Affiliate of the Sellers, except to the extent that full provision has been made in the Financial Statements of the Acquired Company.
          (n) Other than by their own expiration over time, there is no limitation on the utilization by the Acquired Company of its net operating losses, built-in losses, Tax credits or similar items under the Tax laws of any jurisdiction (other than any such limitations arising as a result of the consummation of the Contemplated Transactions).
          (o) The Acquired Company does not own any interest in any entity that is characterized as a partnership for Tax purposes.
          (p) There are no Tax liens or other Encumbrances with respect to Taxation upon any of the Assets of the Acquired Company, other than with respect to Permitted Encumbrances.
          (q) The Acquired Company has delivered or made available to Purchaser in the Data Room for inspection (i) complete and correct copies of all Tax Returns of the Acquired Company relating to Taxation and (ii) complete and correct copies of all documents from any Governmental Body received by or agreed to by or on behalf of the Acquired Company relating to Taxation since the Acquired Company’s formation.
     3.12 No Material Adverse Change. Since the date of the Balance Sheet, there has not been a Material Adverse Effect.
     3.13 Pensions. As of the Effective Date, the Acquired Company has no, and has never had any retirement benefit schemes, early retirement schemes, pre-pension schemes or other pension arrangements, relating to the Business (the “Pension Schemes”), in operation or proposed.
     3.14 Legal Proceedings; Orders.
          (a) There is no pending Proceeding:
               (i) that has been commenced by or against the Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Acquired Company; or
               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.
To Sellers’ Knowledge, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Seller Parties have made available to Purchaser in the Data Room copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.14(a) of the Seller Parties Disclosure Schedule. The Proceedings listed in Part 3.14(a) of the Seller Parties Disclosure Schedule could not reasonably be expected to have a Material Adverse Effect.
          (b) There is no Order to which the Acquired Company, or any of the assets owned or used by the Acquired Company, is subject.
          (c) No officer, director, agent, or employee of the Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Acquired Company.
          (d) The Acquired Company is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject.
          (e) No event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Acquired Company, or any of the assets owned or used by the Acquired Company, is subject.
          (f) The Acquired Company has not received, at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Acquired Company, or any of the assets owned or used by the Acquired Company, is or has been subject.
     3.15 Absence of Certain Changes and Events. Except as set forth in Part 3.15 of the Seller Parties Disclosure Schedule, since the Balance Sheet Date through the Effective Date, the Acquired Company has conducted its business only in the Ordinary Course of Business and none of the following actions or events has occurred:
          (a) any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of the Acquired Company (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect;
          (b) (i) any declaration, accrual, set aside or payment of any dividend or any other distribution in respect of any shares of capital stock of the Acquired Company, or (ii) any repurchase, redemption or other acquisition by the Acquired Company of any shares of capital stock or other securities;
          (c) any sale, issuance or grant, or authorization of the issuance of, (i) shares or other securities of the Acquired Company, (ii) any option, warrant or right to acquire any shares or any other securities of the Acquired Company, or (iii) any instrument convertible into or exchangeable for shares or other securities of the Acquired Company;

          (d) any amendment or waiver of any of the rights of the Acquired Company under any share purchase agreement;
          (e) any amendment to any Organizational Document of the Acquired Company, any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, share split, reverse share split or similar transaction involving the Acquired Company;
          (f) any creation of any Subsidiary of the Acquired Company or acquisition by the Acquired Company of any equity interest or other interest in any other Person;
          (g) any capital expenditure by the Acquired Company which, when added to all other capital expenditures made on behalf of the Acquired Company since the Balance Sheet Date, exceeds €10,000 in the aggregate;
          (h) except in the Ordinary Course of Business, any action by the Acquired Company to (i) enter into or suffer any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 3.16), or (ii) amend or terminate, or waive any material right or remedy under, any Material Contract;
          (i) any (i) acquisition, lease or license by the Acquired Company of any material right or other material asset from any other Person, (ii) sale or other disposal or lease or license by the Acquired Company of any material right or other material asset to any other Person, or (iii) waiver or relinquishment by the Acquired Company of any right, except for rights or other assets acquired, leased, licensed or disposed of in the Ordinary Course of Business;
          (j) any write-off as uncollectible, or establishment of any extraordinary reserve with respect to, any Indebtedness of the Acquired Company;
          (k) any pledge of any assets of or sufferance of any of the assets of the Acquired Company to become subject to any Encumbrance, except for Permitted Encumbrances and pledges of immaterial assets made in the Ordinary Course of Business;
          (l) any (i) loan by the Acquired Company to any Person, or (ii) any incurrence or guarantee of Indebtedness by the Acquired Company;
          (m) any (i) adoption, establishment, entry into or amendment by the Acquired Company of any Pension Scheme or (ii) payment of any bonus or any profit sharing or similar payment to, or material increase in the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of the directors or officers of the Acquired Company;
          (n) any change of the methods of accounting or accounting practices of the Acquired Company in any material respect;
          (o) any material Tax election by the Acquired Company;

          (p) any commencement or settlement of any Proceeding by the Acquired Company; and
          (q) any agreement or commitment to take any of the actions referred to in clauses (c) through (p) above.
     3.16 Contracts; No Defaults.
          (a) Part 3.16(a) of the Seller Parties Disclosure Schedule contains a complete and accurate list as of the Effective Date, and Seller Parties have made available to Purchaser in the Data Room true and complete copies of, each Contract, other instrument or document (including of any amendments) to which the Acquired Company is a party or by which its assets are subject or bound:
               (i) with any director, officer or Affiliate of the Acquired Company;
               (ii) evidencing, governing or relating to Indebtedness;
               (iii) not entered into in the Ordinary Course of Business that involves expenditures or receipts;
               (iv) that in any way purports to restrict the business activity of the Acquired Company or any of its Affiliates or to limit the freedom of the Acquired Company or any of its Affiliates to engage in any line of business or to compete with any Person or in any geographic area or to hire or retain any Person;
               (v) relating to the employment of, or the performance of services by, any employee or consultant, or pursuant to which the Acquired Company is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; or pursuant to which the Acquired Company is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) to any current or former employee or director;
               (vi) (A) relating to the acquisition, transfer, development, sharing or license of any Proprietary Rights (except for any Contract pursuant to which (1) any Proprietary Rights is licensed to the Acquired Company under any third party software license generally available to the public, or (2) any Proprietary Rights is licensed by the Acquired Company to any Person on a non exclusive basis); or (B) of the type referred to in Section 3.20(d);
               (vii) providing for indemnification of any officer, director, employee or agent;
               (viii) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing the Acquired Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

               (ix) incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation, except for Contracts substantially identical to the standard forms of end user licenses made available by Seller Parties to Purchaser in the Data Room;
               (x) relating to any currency hedging;
               (xi) (A) imposing any confidentiality obligation on the Acquired Company or any other Person, or (B) containing “standstill” or similar provisions;
               (xii) (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between the Acquired Company and any contractor or subcontractor to any Governmental Body);
               (xiii) contemplating or involving the payment or delivery of cash or other consideration in an amount or having a value in excess of €5,000 in the aggregate, or contemplating or involving the performance of services having a value in excess of €5,000 in the aggregate; and
               (xiv) any other Contract, if a breach of such Contract could reasonably be expected to have a Material Adverse Effect.
          (b) Each of the foregoing is a “Material Contract.”
               (i) Each Material Contract is valid and in full force and effect, and is enforceable against the Acquired Company in accordance with its terms, subject to bankruptcy and other similar Legal Requirements of general applicability relating to or affecting creditors’ rights and to general equity principles.
               (ii) The Acquired Company has not violated or breached, or committed any default under, any Material Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect; and, to Sellers’ Knowledge, no other Person has violated or breached, or committed any default under, any Material Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect.
               (iii) Except as set forth on Part 3.16(b) of the Seller Parties Disclosure Schedule, to Sellers’ Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Material Contract, (D) give any Person the right to accelerate the maturity or performance under any Material Contract, (E) result in the disclosure, release or delivery of the Acquired Company Source Code, or (F) give any Person the right to cancel, terminate or modify any Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect.

               (iv) The Acquired Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect.
     3.17 Insurance.
          (a) Seller Parties have made available to Purchaser in the Data Room:
               (i) true and complete copies of all policies of insurance to which the Acquired Company is a party or under which the Acquired Company, or any director of the Acquired Company, in his capacity as such, is or has been covered at any time preceding the date of this Agreement;
               (ii) true and complete copies of all pending applications for policies of insurance; and
               (iii) any statement by the auditor of the Acquired Company’s financial statements with regard to the adequacy of such entity’s coverage or of the reserves for claims.
          (b) The Acquired Company:
               (i) has no self-insurance arrangements by or affecting the Acquired Company, including any reserves established thereunder;
               (ii) has not concluded contracts or arrangements, other than a policy of insurance, for the transfer or sharing of any risk by the Acquired Company;
               (iii) has made available to Purchaser in the Data Room all obligations of the Acquired Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided; and
               (iv) has not suffered any loss experience or received any claim under any policy for the current policy year.
          (c) All policies to which the Acquired Company is a party or that provide coverage to the Acquired Company, or any director or officer of the Acquired Company in his capacity as such:
               (i) are valid, outstanding, and enforceable;
               (ii) are issued by an insurer that is financially sound and reputable;
               (iii) taken together, provide adequate insurance coverage for the assets and the operations of the Acquired Company for all risks normally insured against by a Person carrying on the same business or businesses as the Acquired Company;

               (iv) are sufficient for compliance with all Legal Requirements and Contracts to which the Acquired Company is a party or by which any of them is bound;
               (v) will continue in full force and effect following the consummation of the Contemplated Transactions; and
               (vi) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Acquired Company.
          (d) The Acquired Company has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.
          (e) The Acquired Company has paid all premiums due, and has otherwise performed all of its respective obligations, under each policy to which the Acquired Company is a party or that provides coverage to the Acquired Company or director thereof.
          (f) The Acquired Company has given notice to the insurer of all claims that may be insured under any policy provided by such insurer.
     3.18 Environmental Matters.
          (a) The Acquired Company is, and at all times has been, in material compliance with, and has not been and is not in violation of or liable under, any Environmental Law. To Sellers’ Knowledge, there is no actual order, written notice, or other written communication from, nor has any order, notice, or other communication been Threatened from (i) any Governmental Body or private citizen, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Acquired Company had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Acquired Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.
          (b) There are no pending or, to Sellers’ Knowledge, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Acquired Company has or had an interest.
          (c) The Acquired Company has not received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any

Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Acquired Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.
          (d) The Acquired Company has no Environmental, Health, and Safety Liabilities with respect to the Facilities or, with respect to any other properties and assets (whether real, personal, or mixed) in which the Acquired Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.
          (e) Except as set forth on Part 3.18(e) of the Seller Parties Disclosure Schedule, there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. The Acquired Company has not permitted or conducted any, and to Sellers’ Knowledge there is no, Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Acquired Company has or had an interest.
          (f) There has been no Release or, to Sellers’ Knowledge, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Acquired Company has or had an interest, or any geologically or hydrologically adjoining property.
          (g) The Acquired Company has delivered to Purchaser true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Acquired Company with Environmental Laws.
     3.19 Employees. The Acquired Company has no employees, nor has it ever had any employees, prior to the Effective Date. The Acquired Company is not a party to any collective labour agreement.
     3.20 Intellectual Property.
          (a) With respect to Proprietary Rights of the Acquired Company:
               (i) Part 3.20(a)(i)(A) of the Seller Parties Disclosure Schedule lists all of the Patents owned by the Acquired Company as of the Effective Date, setting forth in each case the jurisdictions in which Issued Patents have been issued and Patent Applications have been filed. Part 3.20(a)(i)(B) of the Seller Parties Disclosure Schedule lists all of the Patents in which the Acquired Company has any right, title or interest as of the Effective Date (including without limitation interest acquired through a license or other right to use) other than those owned by the Acquired Company, setting forth in each case the jurisdictions in which the Issued Patents have been issued and Patent Applications have been filed, and the nature of the right, title or interest held by the Acquired Company. Except as set forth on Part 3.20(a)(i)(A) of the Seller Parties Disclosure Schedule, the Acquired Company has obtained a Patent with respect to each Product;
               (ii) Part 3.20(a)(ii)(A) of the Seller Parties Disclosure Schedule lists all of the Registered Trademarks owned by the Acquired Company as of the Effective Date, setting forth in each case the jurisdictions in which Registered Trademarks have been registered and trademark applications for registration have been filed. Part 3.20(a)(ii)(B) of the Seller Parties Disclosure Schedule lists all of the Registered Trademarks in which the Acquired Company has any right, title or interest as of the Effective Date, other than those owned by the Acquired Company (including without limitation interest acquired through a license or other right to use), setting forth in each case the jurisdictions in which Registered Trademarks have been registered and trademark applications for registration have been filed, and the nature of the right, title or interest held by the Acquired Company;
               (iii) Part 3.20(a)(iii)(A) of the Seller Parties Disclosure Schedule lists all of the Registered Copyrights owned by the Acquired Company as of the Effective Date, setting forth in each case the jurisdictions in which Copyrights have been registered and applications for copyright registration have been filed. Part 3.20(a)(iii)(B) of the Seller Parties Disclosure Schedule lists all of the Registered Copyrights in which the Acquired Company has any right, title or interest as of the Effective Date, other than those owned by the Acquired Company (including without limitation interest acquired through a license or other right to use), setting forth in each case the jurisdictions in which the Registered Copyrights have been registered and applications for copyright registration have been filed, and the nature of the right, title or interest held by the Acquired Company; and
               (iv) The Acquired Company has good and valid title to all of the Acquired Company Proprietary Rights identified in Parts 3.20(a)(i)(A), 3.20(a)(ii)(A) and 3.20(a)(iii)(A) of the Seller Parties Disclosure Schedule and all Trade Secrets owned by the Acquired Company, free and clear of all Encumbrances, except for Permitted Encumbrances. The Acquired Company has a valid right to use, license and otherwise exploit all Proprietary Rights identified in Parts 3.20(a)(i)(B), 3.20(a)(ii)(B), and 3.20(a)(iii)(B) of the Seller Parties Disclosure Schedule and all Trade Secrets used by the Acquired Company, other than those owned by the Acquired Company (including without limitation interest acquired through a license or other right to use). Except as set forth on Part 3.20(a)(iv) of the Seller Parties Disclosure Schedule, the Acquired Company Proprietary Rights identified in Part 3.20(a) of the Seller Parties Disclosure Schedule, together with the Trade Secrets used by the Acquired Company, constitutes (A) all Proprietary Rights used or currently proposed as of the Effective Date to be used in the business of the Acquired Company as conducted prior to or on the Effective Date, or as proposed to be conducted by Acquired Company as of the Effective Date and (B) all Proprietary Rights necessary or appropriate to make, use, offer for sale, sell or import the Product(s).
          (b) Part 3.20(b) of the Seller Parties Disclosure Schedule lists all oral and written contracts, agreements, licenses and other arrangements relating to the Acquired Company Proprietary Rights or the Product(s) as of the Effective Date, as follows:
               (i) Part 3.20(b)(i) lists as of the Effective Date: (A) any agreement granting any right to make, have made, manufacture, use, sell, offer to sell, import, export, or otherwise distribute any Product(s), with or without the right to sublicense the same, on an exclusive basis; (B) any license of Proprietary Rights to or from the Acquired Company, with or without the right to sublicense the same, on an exclusive basis; (C) joint development agreements; (D) any agreement by which the Acquired Company grants any ownership right to the Acquired Company Proprietary Rights owned by the Acquired Company; (E) any agreement under which the Acquired Company undertakes any ongoing royalty or payment obligations with respect to an Acquired Company Proprietary Right; (F) any agreement under which the Acquired Company grants an option relating to the Acquired Company Proprietary Rights; (G) any agreement under which any party is granted any right to access Acquired Company Source Code or to use Acquired Company Source Code to create derivative works of the Products; (H) any Agreement pursuant to which the Acquired Company has deposited or is required to deposit with an escrow agent or any other Person the Acquired Company Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of the Acquired Company Source Code; and (I) any agreement or other arrangement limiting any of the Acquired Company’s ability to transact business in any market, field or geographical area or with any Person, or that restricts the use, transfer, delivery or licensing of Acquired Company Proprietary Rights (or any tangible embodiment thereof);
               (ii) Part 3.20(b)(ii) of the Seller Parties Disclosure Schedule lists all licenses, sublicenses and other agreements to which the Acquired Company is a party and pursuant to which the Acquired Company is authorized to use any Proprietary Rights owned by any Person, excluding standardized nonexclusive licenses for “off the shelf” or other software widely available through regular commercial distribution channels on standard terms and conditions and were obtained by the Acquired Company in the Ordinary Course of Business. Except as set forth in 3.20(b)(iii) of the Seller Parties Disclosure Schedule, there are no royalties, fees or other amounts payable by the Acquired Company to any Person by reason of the ownership, use, sale or disposition of Acquired Company Proprietary Rights;
               (iii) Except as set forth in Part 3.20(b)(iii) of the Seller Parties Disclosure Schedule, the Acquired Company has not entered into any written or oral contract, agreement, license or other arrangement to indemnify any other person against any charge of infringement of the Acquired Company Proprietary Rights, other than indemnification provisions contained in standard sales or agreements to customers or end users arising in the Ordinary Course of Business, the forms of which have been delivered to Purchaser or its counsel;
               (iv) Part 3.20(b)(iv) of the Seller Parties Disclosure Schedule lists any Product that contains any software that may be subject to an open source or general public license, a description of such Product and the open source or general public license applicable to such Product. Except as set forth in Part 3.20(b)(iv) of the Seller Parties Disclosure Schedule, none of the Products contains any software that may be subject to an open source or general public license; and
               (v) There are no outstanding obligations other than as disclosed in Part 3.20(b) of the Seller Parties Disclosure Schedule to pay any amounts or provide other consideration to any other Person in connection with the Acquired Company Proprietary Rights (or any tangible embodiment thereof).
          (c) Except as set forth in Part 3.20(c) of the Seller Parties Disclosure Schedule:
               (i) The Acquired Company does not jointly own, license or claim any right, title or interest with any other Person of the Acquired Company Proprietary Rights. No current or former officer, manager, director, stockholder, member, employee, consultant or independent contractor of the Acquired Company has any right, title or interest in, to or under the Acquired Company Proprietary Rights in which the Acquired Company has (or purports to have) any right, title or interest that has not been exclusively assigned, transferred or licensed to Acquired Company;
               (ii) No Person has asserted or Threatened a claim, nor, to Sellers’ Knowledge, are there any facts which could give rise to a claim, which would adversely affect the Acquired Company’s ownership rights to, or rights under, the Acquired Company Proprietary Rights, or any contract, agreement, license or and other arrangement under which the Acquired Company claims any right, title or interest under the Acquired Company Proprietary Rights or restricts in any material respect the use, transfer, delivery or licensing by the Acquired Company of the Acquired Company Proprietary Rights or Acquired Company Products;
               (iii) The Acquired Company is not subject to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing of the Acquired Company Proprietary Rights by the Acquired Company, the use, transfer or licensing of the Acquired Company Product by the Acquired Company, or which may affect the validity, use or enforceability of the Acquired Company Proprietary Rights; and
               (iv) To Sellers’ Knowledge, no Acquired Company Proprietary Rights have been infringed or misappropriated by any Person and there is no unauthorized use, disclosure or misappropriation of the Acquired Company Proprietary Rights by any current or former officer, manager, director, stockholder, member, employee, consultant or independent contractor of the Acquired Company.
          (d) Except as set forth in Part 3.20(d) of the Seller Parties Disclosure Schedule:
               (i) all Patents in which the Acquired Company has any right, title or interest have been duly filed or registered (as applicable) with the applicable Governmental Body, and maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate Governmental Body, and have not lapsed, expired or been abandoned;
               (ii) (A) all Patents in which the Acquired Company has any right, title or interest, disclose patentable subject matter, have been prosecuted in good faith and are in good standing, (B) there are no inventorship challenges to any such Patents, (C) no interference has been declared or provoked relating to any such Patents, (D) all Issued Patents in which the Acquired Company has any right, title or interest are valid and enforceable, and (E) all maintenance and annual fees have been fully paid, and all fees paid during prosecution and after issuance of any patent have been paid in the correct entity status amounts, with respect to Issued Patents in which the Acquired Company has any right, title or interest;
               (iii) To Sellers’ Knowledge, there is no material fact with respect to any Patent Application in which the Acquired Company has any right, title or interest that would (A) preclude the issuance of an Issued Patent from such Patent Application (with valid claims no less broad in scope than the claims as currently pending in such Patent Application), (B) render any Issued Patent issuing from such Patent Application invalid or unenforceable, or (C) cause the claims included in such Patent Application to be narrowed; and
               (iv) No Person has asserted or Threatened a claim, nor, to Sellers’ Knowledge, are there any facts which could give rise to a claim, that the Acquired Company Product (or the Acquired Company Proprietary Right embodied in the Acquired Company Product) infringes or misappropriates any third party Proprietary Rights.
          (e) The Acquired Company has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Trade Secrets in which the Acquired Company has any right, title or interest and otherwise to maintain and protect the full value of all such Trade Secrets. Without limiting the generality of the foregoing, except as set forth in Part 3.20(e) of the Seller Parties Disclosure Schedule:
               (i) All current and former consultants and independent contractors to the Acquired Company or to any entity that assigned Acquired Company Proprietary Rights to the Acquired Company, including but not limited to Xpand, who are or were involved in, or who have contributed to, the creation or development of the Acquired Company Proprietary Rights have executed and delivered to the Acquired Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Nondisclosure Agreement made available to Purchaser in the Data Room. Each current and former consultant or independent contractor of the Acquired Company is obligated to assist the Acquired Company with respect to the protection of the Acquired Company Proprietary Rights. No current or former employee, officer, director, stockholder, consultant or independent contractor to the Acquired Company has any right, claim or interest in or with respect to the Acquired Company Proprietary Rights; and
               (ii) Except as disclosed as required under Section 3.20(b)(i) above, the Acquired Company has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of the Acquired Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the disclosure or delivery to any Person of the Acquired Company Source Code.
          (f) Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by the Acquired Company to any Person, including without limitation the Acquired Company Product(s), contains any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.
     3.21 Certain Payments. Neither the Acquired Company or any director, officer, agent, or employee of the Acquired Company, or any other Person associated with or acting for or on behalf of the Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services in violation of any Legal Requirement or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Company.
     3.22 Authorizations; Regulatory Compliance. Part 3.22 of the Seller Parties Disclosure Schedule sets forth a complete list of all material approvals, clearances, authorizations, licenses or registrations required by any Governmental Body in the European Union or in the Netherlands having regulatory authority or jurisdiction over the Business and the Products, whether required of the Acquired Company or, to the Sellers’ Knowledge, required of any of its suppliers or manufacturers. Except as set forth on Part 3.22 of the Seller Parties Disclosure Schedule:
          (a) The Business and the Products are in compliance in all material respects with all current applicable laws, statutes, rules, regulations, ordinances, standards, guidelines or orders administered, issued or enforced by the FDA or any other Governmental Body having regulatory authority or jurisdiction over the Business and the Products.
          (b) The Acquired Company and, to Sellers’ Knowledge, its suppliers and manufacturers are in compliance in all material respects with all applicable laws, statutes, rules, regulations, ordinances, standards, guidelines or orders administered, issued or enforced by the FDA or any other Governmental Body, relating to the methods and materials used in, and the facilities and controls used for, the design, manufacture, processing, packaging, labeling, storage and distribution of the Products and all Products have been processed, manufactured, packaged, labeled, stored, handled and distributed by the Acquired Company in compliance with the quality control procedures and specifications made available by the Acquired Company to Purchaser in the Data Room and all applicable laws, statutes, rules, regulations, ordinances, standards, guidelines or orders administered, issued or enforced by the FDA or any other Governmental Body. Further, no action has been taken by any Governmental Body or, to Sellers’ Knowledge, is in the process of being taken that will slow, halt or enjoin the manufacturing of the Products or the operation of the Business or subject the manufacturing of the Products or the Business to regulatory enforcement action.

          (c) The Acquired Company has not received and, to Sellers’ Knowledge, its manufacturers or suppliers have not received from the FDA or any other Governmental Body, and to Sellers’ Knowledge, there are no facts which would furnish any reasonable basis for, any notice of adverse findings, FDA warning letters, regulatory letters, notices of violations, warning letters, Section 305 criminal proceeding notices under the FDCA or other similar communication from the FDA or other Governmental Body, and there have been no seizures conducted or, to Sellers’ Knowledge, Threatened by the FDA or other Governmental Body, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration, or safety alerts conducted, requested or Threatened by the FDA or other Governmental Body relating to the Business or to the Products.
          (d) Except as set forth on Part 3.22(d) of the Seller Parties Disclosure Schedule, for each of the Products, no pre-market notification (“510(k)”) submission is required and no 510(k) submission has been filed with the FDA or any other Governmental Body on or prior to Closing Date.
          (e) To Sellers’ Knowledge, there are no currently existing facts that will (i) cause the withdrawal or recall, or require suspension or additional approvals or clearances, of any Products currently sold by the Acquired Company, (ii) require a change in the manufacturing, marketing classification, labeling or intended use of any such Products, or (iii) require the termination or suspension of marketing of any such Products.
          (f) Except as set forth on Part 3.22 (f) of the Seller Parties Disclosure Schedule: (i) none of the Products manufactured, marketed or sold by the Acquired Company have been recalled or subject to a field safety notification (whether voluntarily or otherwise); (ii) to Sellers’ Knowledge, none of the Products manufactured, marketed or sold by the Acquired Company’s manufacturers and suppliers on the Acquired Company’s behalf has been recalled or subject to a field safety notification (whether voluntary or otherwise); and (iii) Seller Parties have not received written notice (whether completed or pending) of any proceeding seeking recall, suspension or seizure of any Products sold or proposed to be sold by the Acquired Company.
          (g) The Acquired Company has submitted to the FDA all Biological Product Deviation Reports relating to performance issues that could lead to serious injury or death that the Acquired Company has been required to submit under applicable federal statutes, rules, regulations, standards, guides or orders administered or promulgated by the FDA related to the Products. To Sellers’ Knowledge, except as set forth on Part 3.22(g) of the Seller Parties Disclosure Schedule, no circumstances have arisen that would require Acquired Company to submit a Biological Product Deviation Report to the FDA.
     3.23 Products; Product Liability.
          (a) Each of the Products (including all Finished Inventory): (i) is, and at all times up to and including the sale thereof has been processed, manufactured, packaged, labeled, stored, handled, distributed, shipped, marketed and promoted, and in all other respects has been, in compliance with all applicable laws, statutes, rules, regulations, ordinances or orders administered, issued or enforced by the FDA or any other governmental entity, and (ii) is, and at all relevant times has conformed in all material respects to all specifications and any promises, warranties or affirmations of fact made in all regulatory filings or set forth in any regulatory approvals, authorizations or clearances pertaining thereto or made on the container or label for such Product or in connection with its sale. There is no design or manufacturing defect with respect to the Products.
          (b) Part 3.23(b) of the Seller Parties Disclosure Schedule sets forth the forms of the Acquired Company’s service or product warranties that are currently applicable to services or merchandise related to the Business (including, without limitation, the Products). Except as set forth on Part 3.23(b) of the Seller Parties Disclosure Schedule, there are no existing or, to Sellers’ Knowledge, Threatened, claims against the Acquired Company for services or merchandise related to the Business which are defective or fail to meet any service or product warranties other than in the Ordinary Course of Business consistent with past experience. The Acquired Company has not incurred liability arising out of any injury to individuals as a result of the ownership, possession, or use of any Product and, to Sellers’ Knowledge, there has been no inquiry or investigation made in respect thereof by any Governmental Body.
     3.24 Customers and Suppliers. The Acquired Company does not currently have customers, nor has it ever had any customers prior to the Effective Date, other than Purchaser. Part 3.24 of the Seller Parties Disclosure Schedule identifies the Business’ ten (10) largest suppliers (measured by euro volume in each case) during the period from the formation of the Acquired Company through December 31, 2008, showing with respect to each, the name and address, euro volume and nature of the relationship. The Acquired Company is not required to provide any bonding or other financial security arrangements in connection with any of the transactions with its suppliers. As of the Effective Date, Seller Parties have not received any communication of any intention of any supplier identified on Part 3.24 of the Seller Parties Disclosure Schedule to discontinue its relationship as a supplier of, or materially reduce its sales to the Acquired Company (or, post- Closing, from or to Purchaser).
     3.25 Capital Expenditures. Set forth on Part 3.25 of the Seller Parties Disclosure Schedule is a list of the Acquired Company’s approved capital expenditure projects related to the Business as of the Effective Date including: (i) projects which have been commenced but are not yet completed; (ii) projects which have not been commenced; and (iii) projects which have been completed in respect of which payment has been made, since the formation of the Acquired Company.
     3.26 Relationships with Affiliates. Neither Sellers nor, to Sellers’ Knowledge, any Affiliate of any Seller has or had any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Company’s businesses. Neither Sellers nor, to Sellers’ Knowledge, any Affiliate of any Seller owns or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Acquired Company, or (ii) engaged in competition with the Acquired Company with respect to any line of the products or services of the Acquired Company in any market presently served by the Acquired Company. Except as set forth in Part 3.26 of the Seller Parties Disclosure Schedule, neither Seller nor, to Sellers’ Knowledge, any Affiliate of Sellers is a party to any Contract with, or has any claim or right against, the Acquired Company.

     3.27 Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Acquired Company.
     3.28 Disclosure. Except as set forth in Part 3.28 of the Seller Parties Disclosure Schedule:
          (a) As of the Closing Date, no representation or warranty of Seller Parties in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.
          (b) As of the Closing Date, there is no fact known to Seller Parties that has specific application to Seller Parties (other than general economic or industry conditions) and that materially adversely affects or, as far as Seller Parties can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Acquired Company (on a consolidated basis) that has not been set forth in this Agreement or the Seller Parties Disclosure Schedule.
4.	REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Seller Parties as follows:
     4.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Purchaser has full corporate power and authority to execute and deliver this Agreement and the Closing Documents, to perform its obligations hereunder and thereunder and to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Purchaser is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except whether the failure to do so would not have a material adverse effect on Purchaser’s ability to perform its obligations hereunder.
     4.2 Authority; No Conflict.
          (a) This Agreement and the Closing Documents have been authorized by Purchaser’s board of directors and, to the extent required, the stockholders of Purchaser. This Agreement constitutes the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy and other similar Legal Requirements of general applicability relating to or affecting creditors’ rights and to general equity principles. Upon the execution and delivery by Purchaser of the Closing Documents, the Closing Documents will constitute the legal, valid, and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, enforceable against Purchaser in accordance with their respective terms, subject to bankruptcy and other similar Legal Requirements of general applicability relating to or affecting creditors’ rights and to general equity principles.

          (b) Except as set forth in Part 4.2 of the Purchaser Disclosure Schedule, or as would not have a material adverse effect on Purchaser’s ability to perform its obligations hereunder, neither the execution and delivery of this Agreement by Purchaser nor the consummation or performance of any of the Contemplated Transactions by Purchaser will directly or indirectly (with or without notice or lapse of time):
               (i) contravene, conflict with or result in a violation of (A) any provision of Purchaser’s Organizational Documents or (B) any resolution adopted by the board of directors or the stockholders of Purchaser; or
               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or Order to which Purchaser, or any of the assets owned or used by Purchaser, may be subject.
Except as set forth in Part 4.2 of the Purchaser Disclosure Schedule, Purchaser is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
     4.3 Certain Proceedings. There is no Action or Proceeding pending or, to the knowledge of Purchaser, Threatened in writing, against or affecting Purchaser that could reasonably be expected to affect Purchaser’s ability to challenge, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with the consummation of the Contemplated Transactions. To Purchaser’s knowledge, no such Proceeding has been Threatened.
     4.4 Brokers. Purchaser and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Purchaser as a result of the action of Purchaser or its officers or agents.
     4.5 Issuance of Shares. Subject to the accuracy of any representations and warranties made by the Sellers at the time of such issuance, the issuance and delivery of any shares of Purchaser’s Common Stock pursuant to this Agreement is and shall be in compliance with applicable federal and state securities laws and such shares, when issued, shall be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Encumbrances.
     4.6 Securities Law Matters.
          (a) The Purchaser Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Qualified Stock Exchange and Purchaser has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Purchaser Common Stock under the Exchange Act or delisting the Purchaser Common Stock from the Qualified Stock Exchange, nor has Purchaser received any notification that the SEC or the Qualified Stock Exchange is contemplating terminating such registration or listing. Purchaser is a WKSI. Other than such filings and notifications as have occurred (and will be supplemented following the execution of this Agreement), no consent, approval, authorization or order of, or filing, notification or registration with, the Qualified Stock Exchange is required for the quoting of Purchaser’s Common Stock on the Qualified Stock Exchange. Purchaser is in compliance with the listing or maintenance requirements of the Qualified Stock Exchange, except as would not reasonably be expected to result in the delisting of Purchaser’s Common Stock from the Qualified Stock Exchange.
          (b) Purchaser has been subject to, and has complied with, all of the reporting requirements of the Exchange Act for the twelve (12) month period preceding the Closing and Purchaser is eligible to register securities on Form S-3 under the Securities Act. Purchaser has made available to Sellers true and complete copies of (i) its Annual Report on Form 10-K Purchaser’s most recently completed fiscal year as filed with the U.S. Securities and Exchange Commission (the “SEC”), and (ii) all other reports and amendments thereto (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by Purchaser with the SEC since the end of Purchaser’s most recently completed fiscal year (collectively, the “SEC Reports”). As of their respective dates, and as of the date of the last amendment thereof, if amended after filing, to Purchaser’s knowledge, none of such reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     4.7 No Other Representations. Purchaser acknowledges that the Acquired Company does not make any representation or warranty with respect to any projections, estimates or budgets delivered to or made available to Purchaser of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Acquired Company or the future business and operations of the Acquired Company.
5.	COVENANTS
     5.1 Notices; Consents; Filings. From and after the delivery of a Purchase Election Notice or the delivery of a Milestone Completion Notice or Second Put Option Notice, as the case may be, until the Closing, the Seller Parties shall use their commercially reasonable best efforts, at the Seller Parties’ expense, to obtain the consents described in the Seller Parties Disclosure Schedule. In the event that any of the Seller Parties shall fail to obtain any third party consent necessary for the consummation of the transactions contemplated hereby, the Sellers shall use commercially reasonable best efforts, and take any such actions reasonably requested by Purchaser, to minimize any adverse effect upon the Acquired Company and Purchaser, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Closing, from the failure to obtain such consent.
     5.2 Further Assurances.
          (a) Following the delivery of a Purchase Election Notice, a Milestone Completion Notice, or a Second Put Option Notice, as the case may be, each of Purchaser and the Acquired Company will:

               (i) use its commercially reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Acquisition and the transactions contemplated hereby, including using its commercially reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities as are necessary for the consummation of the Acquisition and the other transactions contemplated hereby and to fulfill the conditions set forth in Section 7. In case, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their commercially reasonable best efforts to take all such action; and
               (ii) cooperate and use its commercially reasonable best efforts to vigorously contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Acquisition and the other transactions contemplated hereby, including by vigorously pursuing all available avenues of administrative and judicial appeal.
          (b) From the Effective Date until the Closing, the parties hereto will take all further action that is necessary or desirable to carry out the purposes of this Agreement, and the proper officers and directors of each party to this Agreement shall use their commercially reasonable best efforts to take all such action and shall refrain from taking any actions which would be contrary to, inconsistent with or against, or would frustrate the essential purposes of, the transactions contemplated by this Agreement, if Purchaser were to deliver a Purchase Election Notice or the Acquired Company were to deliver a Milestone Completion Notice or a Second Put Option Notice.
     5.3 Exclusivity.
          (a) From and after the date of this Agreement until the Closing or termination of this Agreement pursuant to Section 8, the Acquired Company will not, nor will it authorize or permit any of its officers, directors, Affiliates or employees or any investment banker, attorney or other advisor or representative retained by it to, directly or indirectly, (i) solicit, initiate or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, except as to disclose the existence of these provisions, (iv) endorse or recommend any Acquisition Proposal, or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal. The Seller Parties and the Acquired Company’s subsidiaries will, and will cause their respective officers, directors, Affiliates, employees, investment bankers, attorneys and other advisors and representatives to, immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Acquired Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Acquired Company or any of its subsidiaries shall be deemed to be a breach of this Section 5.3 by the Acquired Company.
          (b) In addition to the obligations of the Acquired Company set forth in Section 5.3(a), the Acquired Company as promptly as practicable shall advise Purchaser in writing of any Acquisition Proposal or of any request for nonpublic information or other inquiry which the Acquired Company reasonably believes could lead to an Acquisition Proposal, the material terms and conditions of such Acquisition Proposal (to the extent known), and the identity of the person or group making any such request, inquiry or Acquisition Proposal. The Acquired Company agrees to keep Purchaser informed on a current basis of the status and details (including any material amendments or proposed amendments) of any such request, inquiry or Acquisition Proposal.
     5.4 Notification of Certain Matters. Each of the parties to this Agreement shall give prompt notice to the other parties of the occurrence or non-occurrence of any event which would likely cause any representation or warranty made by such party herein to be untrue or inaccurate or any covenant, condition or agreement contained herein not to be complied with or satisfied (provided, however, that, any such disclosure shall not in any way be deemed to amend, modify or in any way affect the representations, warranties and covenants made by any party in or pursuant to this Agreement).
     5.5 Confidentiality; Publicity. Except as may be required by law to comply with applicable governmental regulations or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement (provided that Purchaser may file this Agreement with the SEC), the subject matter or terms hereof or (except with regard to disclosures by Purchaser of confidential information of the Acquired Company following the Closing) any confidential information or other proprietary knowledge concerning the business or affairs of any other party which it may have acquired from such party in the course of pursuing the transactions contemplated by this Agreement without the prior consent of the other parties hereto; provided, that any information that is otherwise publicly available (including by reason of Purchaser’s filings with the SEC), without breach of this provision, or has been obtained from a third party without a breach of such third party’s duties, shall not be deemed confidential information. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party without the prior written consent of the other parties hereto.
     5.6 Post-Closing Cooperation.
          (a) Sellers agree further that, following the Closing Date, if any consent or waiver set forth in Part 3.2 of the Seller Parties Disclosure Schedule has not been delivered to Purchaser by Seller Parties at or prior to the Closing Date, Sellers shall use commercially reasonable efforts to assist the Acquired Company to obtain such approval or permit at the sole expense of Sellers following the Closing Date.
          (b) Sellers agree further that, if reasonably requested by Purchaser, at Purchaser’s sole expense, Sellers shall reasonably cooperate with Purchaser to provide reasonable access to records and personnel of the Acquired Company to the extent still in Sellers’ possession or control and to the extent Purchaser finds such access necessary in order to transition the Business into service of Purchaser.
          (c) At or prior to the Closing Date, Sellers shall cause Purchaser to be designated as an additional loss payee with respect to any loss related to the Assets on all insurance policies identified on Part 3.17 of the Seller Parties Disclosure Schedule.
          (d) Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement.
     5.7 Tax Matters.
               (a) Preparation and Filing of Tax Returns. Purchaser shall prepare or cause to be prepared and file or cause to be filed on a timely basis all Tax Returns of the Acquired Company for all taxable periods ending after the Closing Date. The Seller Parties shall prepare or cause to be prepared and file or cause to be filed on a timely basis all Tax Returns of the Acquired Company for all taxable periods ending on or before the Closing Date. With respect to any and all Tax Returns of the Acquired Company for any taxable period ending on the Closing Date and for any taxable period ending before the Closing Date for which such Tax Returns have not been filed as of the Closing Date, at least sixty (60) days prior to filing, the Seller Parties shall provide Purchaser with a draft of each such Tax Return for review and comment. The Seller Parties shall consider all reasonable comments of Purchaser with respect to the Tax Returns prior to filing. None of the Seller Parties shall file any amended Tax Returns with respect to the Acquired Company without the prior written consent of Purchaser, which shall not be unreasonably withheld, conditioned or delayed.
               (b) Liability for Income Taxes. Immediately upon written demand from Purchaser, Sellers shall reimburse Purchaser for all income Taxes of the Acquired Company for any income Tax period ending on or before the close of the Closing Date (a “Pre-Closing Tax Period”) and for Sellers’ portion (as determined pursuant to Section 5.7(c) of all income Taxes of the Acquired Company for any income Tax period that begins before the Closing Date and ends after the Closing Date (a “Straddle Period”). Purchaser shall be responsible for all income Taxes of the Acquired Company for any income Tax period that begins after the Closing Date (a “Post-Closing Tax Period”) and for its portion (as determined pursuant to Section 5.7(c)) of all income Taxes of the Acquired Company for any Straddle Period. Any amounts paid by Sellers to Purchaser pursuant to this Section 5.7 shall be treated as an adjustment to the Purchase Price unless otherwise required by Law.
               (c) Apportionment of Straddle Period Income Taxes. With respect to any Straddle Period, the income Taxes attributable to such Straddle Period shall be apportioned between the portion of the Straddle Period that begins on the first day of the Straddle Period and ends at the close of the Closing Date (the “Pre-Closing Straddle Period”), which portion shall be the responsibility of Sellers, and the portion of the Straddle Period that begins on the date immediately following the Closing Date and ends on the last day of the Straddle Period (“Post-

Closing Straddle Period”), which portion shall be the responsibility of Purchaser. The portion of the income Tax allocated to the Pre-Closing Straddle Period shall equal the amount which would be payable if the Straddle Period ended on the last day of the Pre-Closing Straddle Period, provided that all permitted allowances, exemptions and deductions that are normally computed on the basis of an entire year or period (such as depreciation) shall accrue on a daily basis. The portion of the income Tax allocated to the Post-Closing Straddle Period shall equal the balance of the income Tax attributable to the Straddle Period.
               (d) Tax Cooperation. Sellers and Purchaser shall provide each other party with such information and records and access to such of its officers, directors, employees and agents as may be reasonably requested by such other party in connection with the preparation of any tax return or any audit or other proceeding relating to the Acquired Company. Sellers and Purchaser shall cooperate in good faith, as and to the extent reasonably requested by one another in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include using commercially reasonable efforts to retain and (upon a party’s request) provide records and information that are reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Sellers and Purchaser agree to use commercially reasonable efforts to retain all books and records with respect to Tax matters pertinent to the Acquired Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority. Notwithstanding the foregoing, the Seller Parties shall use their respective best efforts to retain copies of all relevant Tax records relating to the Acquired Company for periods prior to the Closing, and neither Purchaser nor the Acquired Company, nor any Affiliate of Purchaser or the Acquired Company shall be liable for failure to provide to any Seller Party any information or documentation of any kind relating to any Tax period prior to the Closing.
               (e) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes incurred in connection with the sale of Seller Shares shall be borne and paid by Sellers.
     5.8 Execution of Further Documents. From and after the Closing, upon the reasonable request of Purchaser, Sellers shall, at the expense of Purchaser, execute, acknowledge and deliver all such further deeds, bills of sale, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required or appropriate to convey and transfer to and vest in Purchaser and protect its right, title and interest in the capital stock of the Acquired Company to be transferred hereunder and to carry out the transactions contemplated by this Agreement.
     5.9 Registration Rights.
               (a) Mandatory Registration Statement. In the event that Purchaser determines to issue shares of its Common Stock as part of the Upfront Payment, Purchaser agrees to file with the Securities and Exchange Commission as soon as reasonably practicable, but in no event later than one (1) Business Day following the Closing, an automatic shelf registration statement on Form S-3ASR with respect to at least the number of shares of Purchaser Common Stock to be issued on the Closing Date (including the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Mandatory Registration Statement”). Notwithstanding anything herein to the contrary, Purchaser may not issue shares of Purchaser Common Stock in respect of any Milestone Payment (x) to the extent that the aggregate number of shares of Purchaser Common Stock issued hereunder would exceed the number of shares of Purchaser Common Stock covered by the Mandatory Registration Statement unless, prior to the date of such issuance, Purchaser (i) amends such Mandatory Registration Statement to include all such shares of Purchaser Common Stock or (ii) files a shelf registration on Form S-3 (or such other form under the Securities Act then available to Purchaser providing for the resale pursuant to Rule 415 from time to time by the holders of any and all registrable shares), which amendment or registration statement has either been declared effective by the SEC prior the date of such issuance or become effective automatically as a result of Purchaser’s status as a WKSI or (y) unless such shares have been approved for listed on the Qualified Stock Exchange, subject only to official notice of issuance.
               (b) Suspension. The Purchaser shall use its best efforts to keep any Mandatory Registration Statement continuously effective for six (6) months following the time at which a Mandatory Registration Statement becomes effective. During such time, the Purchaser may suspend the use of any Mandatory Registration Statement by written notice to the Sellers for a period not to exceed an aggregate of sixty (60) calendar days.
               (c) Indemnification by Purchaser. Upon the registration of the shares of Purchaser Common Stock pursuant to Section 5.9(a), Purchaser shall indemnify and hold harmless each Seller, against any losses, claims, damages or liabilities, joint or several, to which such Seller may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Mandatory Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Purchaser hereby agrees to reimburse such Seller for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that Purchaser shall not be liable to such Seller in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Mandatory Registration Statement, or amendment or supplement, in reliance upon and in conformity with written information furnished to Purchaser by such Seller expressly for use therein.
               (d) Indemnification by the Sellers. Each Seller agrees, as a consequence of the inclusion of any of such Seller’s shares of Purchaser Common Stock in the Mandatory Registration Statement, severally and not jointly, to (i) indemnify and hold harmless Purchaser, its directors, its officers who sign the Mandatory Registration Statement and each person, if any, who controls Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which Purchaser or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Mandatory Registration Statement, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Purchaser by or on behalf of such Seller, and (ii) reimburse Purchaser and such other persons for any legal or other expenses reasonably incurred by Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred.
     5.10 Right of First Refusal/Right of Notice.
          (a) Right of First Refusal. After the expiration of the Option Period through the termination of the Distribution Agreement, if the Acquired Company receives a bona fide offer from any party with respect to any transaction which would result in the sale of substantially all of the Acquired Company’s assets or the sale of all or such portion of the Acquired Company’s capital stock such that, following such transaction, the buyer would own shares having a majority of the combined voting power on a fully diluted basis of all of classes of the Acquired Company’s equity securities (each, a “Sale of the Acquired Company”), the Acquired Company shall provide Purchaser a copy of the offer (upon condition of confidentiality) (the “Sale Notice”). On receipt of the Sale Notice, Purchaser shall have the right and option (the “Right of First Refusal”), exercisable at any time by providing written notice to the Acquired Company during the period of fifteen (15) Business Days following Purchaser’s receipt of the Sale Notice, to elect to purchase all, but not less than all, of the offered securities or assets in connection with the Sale of the Acquired Company, at the same price and upon the same terms and conditions contained in the Sale Notice (the “Purchaser Notice”). The Acquired Company will not, following receipt of the Purchaser Notice through the date ninety (90) days thereafter (the “ROFR Period”), for so long as Purchaser continues to negotiate with the Acquired Company the terms of a definitive agreement, directly or indirectly, facilitate, solicit, recommend or encourage any offer by, or enter into any agreement with any person or entity that would, if the transaction contemplated thereby were completed, result in a Sale of the Acquired Company.
          (b) Failure to Agree. If Purchaser does not deliver a Purchase Election Notice within fifteen (15) Business Days of the Sale Notice or if after good faith negotiations Purchaser and the Acquired Company are unable to agree upon the terms of a definitive agreement for a Sale of the Acquired Company during the ROFR Period, then the Acquired Company shall be free for a period of one (1) year to enter into a Sale of the Acquired Company with the buyer identified in the Sale Notice on substantially the terms set forth in the Sale Notice which financial terms and conditions shall not be less favorable to the Acquired Company when taken in their totality than the terms and conditions last offered in writing by Purchaser to the Acquired Company during the ROFR Period.
          (c) Right of Notice. After the expiration of the Option Period through the termination of the Distribution Agreement, (i) if the Acquired Company decides to commence discussion with any party with respect to a Sale of the Acquired Company, then the Acquired Company will provide Purchaser with notice of such within three (3) Business Days of the commencement of such discussions or (ii) if the Acquired Company receives a proposal or offer from any party with respect to any transaction that would result in a Sale of the Acquired Company, and the Acquired Company decides to proceed with such proposal or offer, the Acquired Company shall provide Purchaser with notice and a brief description of any offer or proposal within three (3) Business Days of the receipt of such offer or proposal.
     5.11 Sellers’ Right to Audit Purchaser’s Net Sales.
          (a) Within thirty (30) days following the expiration of the Put Option Period, Purchaser shall deliver a sales report to the Sellers with respect to Purchaser’s Net Sales of the Products during each of the first two (2) years during the Put Option Period. The sales report shall include Net Sales of Products by month during each of the two years during the Put Option Period.
          (b) Within thirty (30) days following the end of each calendar quarter ending during the Call Option Period, Purchaser shall deliver a sales report to the Sellers with respect to Purchaser’s Net Sales of Products during the most recently completed calendar quarter ending during the Call Option Period. The sales report shall include Net Sales of Products by month during the most recent completed calendar quarter.
          (c) At any time during the Call Option Period and during the thirty (30) day period following the expiration of the Call Option Period, up to a maximum of two (2) times, the Purchaser shall permit, upon reasonable written notice from the Sellers’ Representative to Purchaser and at Sellers’ sole expense, an independent auditor with a nationally recognized certified public accounting firm selected by the Sellers’ Representative and reasonably acceptable to Purchaser to audit the books and records of Purchaser to verify Net Sales of Products. If such inspections should disclose underreporting of Net Sales by an amount of five percent (5%) or greater, Purchaser shall reimburse Sellers for the cost of the audit within five (5) Business Days of the completion date of the Sellers’ audit. In the event Purchaser has underreported Net Sales, Sellers shall be entitled to use the post-audit calculations for purposes of determining whether Sellers are entitled to receive a Milestone Payment or exercise their Put Option or Second Put Option under this Agreement, in each case, subject to the dispute resolution procedures set forth in Section 1.11. Any audit shall not unreasonably interfere with Purchaser’s business activities.
6.	INDEMNIFICATION; REMEDIES
     6.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations and warranties of Purchaser and Seller Parties contained herein or in any other Closing Document or document, certificate or other instrument required to be delivered hereunder or thereunder in connection with the transactions contemplated hereby shall survive the Closing and shall continue until      ***      after the Closing (the “General Indemnity Escrow Period”), provided that (a) the representations and warranties set forth in      ***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

shall survive until sixty (60) days after the expiration of the applicable statutes of limitations (including any extensions or waivers thereof) and (b) the representations and warranties set forth in      ***      shall survive indefinitely ((a) and (b), together, the “Fundamental Representations”); provided, further, that to the extent any written claim for indemnification is made prior to the expiration date of the representations and warranties on which any such claim for indemnification is based, the expiration of such representations and warranties shall not affect the right of any Indemnified Person to seek indemnification for Damages in respect of such claim pursuant to Section 6 hereof. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.
     6.2 Indemnification and Payment of Damages by Sellers.
          (a) From and after the Closing. each Seller, severally but not jointly, shall indemnify and hold harmless Purchaser, the Acquired Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the “Purchaser Indemnified Persons”) from and against and shall pay to the relevant Purchaser Indemnified Persons the amount of any and all losses, liabilities, claims, damages (excluding incidental, punitive and consequential damages), deficiencies, judgments, fines, penalties, fees, costs and expenses (including costs of investigation and defense and reasonable attorneys’ fees), and diminutions in value of the Product(s), whether or not involving a third-party claim (collectively, “Damages”), incurred by such Purchaser Indemnified Person arising directly or indirectly from or in connection with any breach of any representation or warranty of such Seller contained in Section 2 hereof or of any covenant or obligation of such Seller in this Agreement.
          (b) From and after the Closing, each Seller, severally but not jointly, will indemnify and hold harmless the Purchaser Indemnified Persons for, and will pay to the applicable Purchaser Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with:
               (i) any Breach of any representation or warranty made by the Acquired Company under Section 3 hereof;
               (ii) any Breach of any representation or warranty made by the Acquired Company with respect to the Preferred Stock Purchase Agreement to the extent not satisfied or waived prior to Closing (subject to the limitations set forth in Section 7 of the Preferred Stock Purchase Agreement but notwithstanding the Survival Period (as defined in the Preferred Stock Purchase Agreement), provided that the Acquired Company was notified of such

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

Breach within eighteen (18) months of the date of the Preferred Stock Agreement), any certificate or other document delivered by the Acquired Company pursuant to this Agreement; or
               (iii) any Breach by Sellers or the Acquired Company of any covenant or obligation in this Agreement or the Preferred Stock Purchase Agreement to the extent not satisfied or waived prior to Closing (subject to the limitations set forth in Section 7 of the Preferred Stock Purchase Agreement in the case of any Breach of any covenant or obligation in the Preferred Stock Purchase Agreement).
               (iv) Notwithstanding the foregoing, at the election of a Purchaser Indemnified Person, in its sole discretion (but subject to the provisions of this Section 6), a Purchaser Indemnified Person shall be entitled (without limiting any other remedy available to such Purchaser Indemnified Person) to recover the Damages by set off against the General Escrow Amount in accordance with Section 6.9. The remedies provided in this Section 6.2 will not be exclusive of or limit any other remedies that may be available to the Purchaser Indemnified Persons under this Section 6.
          (c) Notwithstanding anything else herein to the contrary, for purposes of determining whether there has been a Breach of the representations and warranties of the Seller Parties under Sections 2 and 3 hereof, each representation and warranty which refers to the “Effective Date” shall be true and correct as of the “Closing Date” notwithstanding that such representation or warranty, as the case may be, refers to the “Effective Date,” provided that such representations and warranties shall be qualified by each Updated Seller Parties Disclosure Schedule to the extent there are any disclosures of actual facts in existence on the date of such Updated Seller Parties Disclosure Schedule that have occurred or been discovered since the Effective Date, and (i) such disclosures are not material, or (ii) the Acquired Company obtained the approval of the Supervisory Board of Directors of the Acquired Company (including the director designated by the Purchaser) or the prior written consent of the Purchaser Representative (as defined in the Preferred Stock Purchase Agreement) pursuant to Section 5.1 of the Preferred Stock Purchase Agreement with respect to an action of the Acquired Company which action directly caused such material change.
     6.3 Indemnification and Payment of Damages by Purchaser. From and after the Closing, Purchaser will indemnify and hold harmless Sellers and their respective Representatives, stockholders, controlling persons and affiliates (collectively, the “Seller Indemnified Persons” and, together with the Purchaser Indemnified Persons, the “Indemnified Persons”), and will pay to Seller Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Purchaser in this Agreement or in any certificate delivered by Purchaser pursuant to this Agreement, (b) any Breach by Purchaser of any covenant or obligation of Purchaser in this Agreement, or (c) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Purchaser (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

     6.4 Limitations on Indemnification.
          (a) No claim shall be made unless, and only to the extent that, the cumulative amount of Damages incurred buy the Indemnified Persons exceeds *** (the “Basket”), and upon exceeding such amount, the Indemnified Persons shall be entitled to be indemnified for all Damages (including all Damages below such amount). Notwithstanding the foregoing, any claim in respect of a dispute relating to the Working Capital may be made by the Indemnified Persons without regard to the Basket.
          (b) Notwithstanding anything to the contrary set forth in this Agreement, the total Damages payable by Sellers pursuant to Section 6.2 shall not exceed an amount equal to *** percent (***%) of the Aggregate Purchase Price (the “Cap”), except to the extent (i) such Damages are due to fraud or intentional misrepresentation of any of the Sellers, or (ii) such Damages are due to a breach of a Fundamental Representation; provided, however, that in no event shall the aggregate amount of Damages recoverable from any Seller pursuant to Section 6.2 exceed *** ; and provided further, any *** shall be excluded from counting towards the Cap.
          (c) Notwithstanding anything to the contrary set forth in this Agreement, the total Damages payable by Purchaser pursuant to Section 6.3 shall not exceed the Cap, except to the extent (i) such Damages are due to fraud or intentional misrepresentation of any of the Purchaser, or (ii) such Damages are due to a breach of a Fundamental Representation; and provided, that any *** shall be excluded from counting towards the Cap.
          (d) With respect to any Damages recoverable by the Purchaser Indemnified Persons for the matters referred to in Section 6.2, the Purchaser Indemnified Persons shall be obligated to first exhaust the General Escrow Amount or any right of set-off pursuant to Section 6.9 hereof or Section 7.3 of the Preferred Stock Purchase Agreement before proceeding against any Seller.
          (e) Neither the Sellers nor Purchaser shall have any liability under any provision of this Agreement for any multiple of damages or diminution in value, other than for diminution in value of the Product(s).
     6.5 No Bar. Subject to Section 6.4(d), if the General Escrow Amount is insufficient to set off the aggregate of all claims made hereunder for Damages, then Purchaser may take any action or exercise any remedy available to it by appropriate legal proceedings to collect any such Damages.
     6.6 Procedure for Indemnification—Third Party Claims.
     (a) Promptly after receipt by an Indemnified Person under Section 6.2 or Section 6.3 of notice of the commencement of any Proceeding against it, such Indemnified Person will, if a claim is to be made against an Indemnifying Person under such Section, give notice to the Indemnifying Person of the commencement of such claim, but the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such action is prejudiced by the Indemnified Person’s failure to give such notice.
          (b) If any Proceeding referred to in Section 6.6(a) is brought against an Indemnified Person and it gives notice to the party from which such Indemnified Person is entitled to receive indemnification (an “Indemnifying Person”) of the commencement of such Proceeding, the Indemnifying Person will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the Indemnifying Person is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Person and, after notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Proceeding, the Indemnifying Person will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 6 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Person without the Indemnified Person’s consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person, provided such settlement or compromise would not materially and adversely prejudice the business or other commercial interests of the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (iii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Person of the commencement of any Proceeding and the Indemnifying Person does not, within ten (10) days after the Indemnified Person’s notice is given, give notice to the Indemnified Person of its election to assume the defense of such Proceeding, the Indemnifying Person will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Person if it is ultimately determined that the Indemnified Person is entitled to indemnification.
          (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnifying Person will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).
          (d) Each Seller hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any indemnified party for purposes of any claim that an

Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agrees that process may be served on Sellers with respect to such a claim anywhere in the world.
     6.7 Procedure for Indemnification—Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.
     6.8 Remedies Exclusive. From and after the Closing, except in the event of fraud or willful misconduct (in which case the defrauded party shall have all rights and remedies available under this Agreement and available under the law against the party that committed such fraud or willful misconduct), the remedies provided in this Section 6 shall be the exclusive remedies of the parties hereto and their heirs, Affiliates, successors, and assigns after the Closing with respect to the representations and warranties set forth in this Agreement. Except as set forth in this Section 6.8, no party may bring or commence any Proceeding with respect to the representations and warranties set forth in this Agreement, whether in contract, tort or otherwise, except to bring a claim for (a) fraud or willful misconduct against the party that committed such fraud or willful misconduct and (b) indemnification in accordance with Section 6. Notwithstanding the foregoing, nothing contained in this Agreement shall limit the rights of any party hereto to seek or obtain injunctive relief or other equitable remedies to which such party may otherwise be entitled. The provisions of this Section 6 constitute an integral part of the consideration given pursuant to this Agreement and were specifically bargained for and reflected in the total amount of the Aggregate Purchase Price payable to the Sellers.
     6.9 Rights of Set-Off. To the extent than any Purchaser Indemnified Person is (or may be) entitled to be indemnified by any Seller for Damages hereunder, Purchaser shall have the right to withhold and set-off against any amount otherwise due to be paid (but not yet paid) to such Seller pursuant to this Agreement the amount of any such Damages to which any Purchaser Indemnified Persons may be entitled under this Section 6 hereof or any other agreement entered into pursuant to this Agreement (except with respect to the Distribution Agreement); provided, that to the extent the amount so set-off exceeds the amount of Damages for which it is finally determined that such Purchaser Indemnified Person is entitled to be indemnified, promptly following such final determination, Purchaser shall remit such excess to the Sellers’ Representative.
     6.10 Sellers’ Representative.
          (a) By virtue of the approval and adoption of this Agreement by the requisite consent of the Sellers, each of the Sellers shall be deemed to have agreed to appoint each of Edward van Wezel and Joost D de Bruijn as its agent and attorney-in-fact and as the Sellers’ Representative for and on behalf of the Sellers to give and receive notices and communications, to authorize payment to any Indemnified Person from the Escrow Account in satisfaction of claims by any Indemnified Person, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, to assert, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, any other claim by any Indemnified Person against any Seller or by any Seller against any Indemnified Person or any dispute between any Indemnified Person and any such Seller, in each case relating to this Agreement or the transactions contemplated hereby, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Sellers’ Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement or the Escrow Agreement. Such agency may be changed by the Sellers with the right to a majority of the Escrow Account from time-to-time. Notwithstanding the foregoing, the Sellers’ Representative may resign at any time by providing written notice of intent to resign to the Sellers, which resignation shall be effective upon the earlier of (A) thirty (30) calendar days following delivery of such written notice or (B) the appointment of a successor by the holders of a majority in interest of the Escrow Account. No bond shall be required of the Sellers’ Representative, and the Sellers’ Representative shall not receive any compensation for its services. Until notified in writing signed by an authorized person on behalf of the Sellers that the Sellers’ Representative has resigned or been removed and that a successor has been appointed, Purchaser shall be entitled to rely upon any instruction, notice, decision, action or inaction of the Sellers’ Representative whether in receipt of a writing signed by one or both of the individuals serving in such capacity. Any notice delivered by Purchaser or Sellers’ Representative, as the case may be, shall be delivered in accordance with Section 9.2 hereof.
          (b) The Sellers’ Representative shall not be liable for any act done or omitted hereunder as Sellers’ Representative while acting in good faith, even if such act or omission constitutes negligence on the part of such Sellers’ Representative. The Sellers’ Representative shall only have the duties expressly stated in this Agreement and shall have no other duty, express or implied. The Sellers’ Representative may engage attorneys, accountants and other professionals and experts. The Sellers’ Representative may in good faith rely conclusively upon information, reports, statements and opinions prepared or presented by such professionals, and any action taken by the Sellers’ Representative based on such reliance shall be deemed conclusively to have been taken in good faith. The Sellers shall indemnify the Sellers’ Representative and hold the Sellers’ Representative harmless against any loss, liability or expense incurred on the part of the Sellers’ Representative (so long as the Sellers’ Representative was acting in good faith in connection therewith) and arising out of or in connection with the acceptance or administration of the Sellers’ Representative duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Sellers’ Representative and reasonable travel expenses for services rendered as Sellers’ Representative (“Sellers’ Representative Expenses”). The Sellers’ Representative shall have the right to retain Sellers’ Representative Expenses from the Escrow Account prior to any distribution to the Sellers. Prior to any such distribution from the Escrow Account, the Sellers’ Representative shall deliver to the Escrow Agent a certificate setting forth the Sellers’ Representative Expenses actually incurred. A decision, act, consent or instruction of the Sellers’ Representative, including an amendment, extension or waiver of this Agreement pursuant to its authority hereunder, shall constitute a decision of the Sellers and shall be final, binding and conclusive upon the Sellers.
     6.11 ***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

7. CLOSING CONDITIONS
     7.1 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated under this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by Purchaser, in its sole discretion:
          (a) Delivery of the Applicable Notice. Purchaser shall have delivered a Purchase Election Notice to the Acquired Company or the Sellers’ Representative shall have delivered a Milestone Completion Notice or Second Put Option Notice to Purchaser.
          (b) Representations and Warranties. Each representation and warranty contained in Section 2 and Section 3 which is qualified as to materiality shall be true and correct and each such representation and warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date hereof and at and as of the Closing as if made at and as of such time, except that the representations and warranties made by the Seller Parties which address matters only as of a particular date shall remain true and correct as of such date.
          (c) Performance. The Seller Parties shall each have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.
          (d) No Material Adverse Effect. Between the date of the execution of this Agreement and the Closing Date, the Acquired Company and its Subsidiaries shall not have suffered or experienced a Material Adverse Effect.
          (e) Certificates. Purchaser shall have received (i) a certificate of the Sellers’ Representative certifying to the fulfillment of the conditions specified in Section 7.1(b), Section 7.1(c) and Section 7.1(d), (ii) a certificate of the Sellers’ Representative certifying the Working Capital specified in Section 1.14. and (ii) such other evidence with respect to the fulfillment of said conditions as Purchaser may reasonably request.
          (f) No Injunction. There shall not be pending, Threatened or in effect any injunction or restraining order issued by a court of competent jurisdiction in an Action against (i) the consummation of the transactions contemplated hereby, or (ii) the right of the Acquired Company or any Subsidiary to operate their respective businesses after Closing on substantially the same basis as operated on the Effective Date.
          (g) Government Approvals. The parties hereto shall have received all approvals from any applicable Governmental Body necessary to consummate the transactions contemplated hereby.
          (h) Third Party Consents. The Seller Parties shall have obtained and delivered to Purchaser all written consents, approvals, waivers, notices or similar authorizations required to be obtained or given by the Sellers in order to consummate the transactions contemplated hereby, in form and substance reasonably satisfactory to Purchaser.

          (i) Resignations. Purchaser shall have received the written resignations of all directors of the Acquired Company, effective as of the Closing.
          (j) Shareholders Register. Purchaser shall have received the shareholders’ register (aandeelhoudersregister) of the Acquired Company.
          (k) Certificate of Statutory Director. Purchaser shall have received the following documents, certified as of the Closing Date by the Statutory Director of the Acquired Company as being the true, correct and complete documents of the Acquired Company:
               (i) a copy of the articles of association of the Acquired Company as in effect immediately prior to the Closing Date;
               (ii) copies of resolutions adopted by the Board of Directors and shareholders of the Acquired Company authorizing the transactions contemplated by this Agreement; and
               (iii) the shareholders’ register of the Acquired Company.
          (l) Legal Opinion. Purchaser shall have received an opinion, dated as of the Closing Date, from counsel for the Seller Parties, opining as to the matters set forth in Exhibit J.
          (m) Estimated Closing Certificate. Purchaser shall have received a certificate of the Sellers’ Representative, prepared to the reasonable satisfaction of Purchaser (the “Estimated Closing Certificate”) setting forth the Acquired Company’s good faith estimate of the aggregate amount of all legal, financial advisory, investment banking and other fees and expenses incurred by or on behalf of the Sellers or the Acquired Company in connection with the negotiation, preparation and execution of this Agreement, the Closing Documents and the transactions contemplated hereby and thereby (the “Seller Funded Expenses”), to the extent that such Seller Funded Expenses will not be paid prior to the close of business on the Business Day immediately preceding the Closing Date (the amounts set forth on the Estimated Closing Certificate with respect to the Seller Funded Expenses shall be conclusive for the purposes).
          (n) Escrow Agreement. Purchaser shall have received the Indemnity Escrow Agreement, dated as of the date hereof, by and among the Purchaser, the Sellers and the Escrow Agent in the form attached hereto as Exhibit K (an “Escrow Agreement”) duly executed by the Escrow Agent, each of the Sellers, the Sellers’ Representative and an authorized officer of the Acquired Company.
          (o) Founders’ Non-Competition Agreements. Purchaser shall have received the Founders’ Non-Competition Agreements in the forms attached hereto as Exhibit L and Exhibit M (each, a “Founders’ Non-Competition Agreement”) dated as of the Closing Date and duly executed by each of Joost D de Bruijn and Clemens van Blitterswijk respectively.
          (p) Investor Non-Competition Agreement. Purchaser shall have received the Investor Non-Competition Agreement in the form attached hereto as Exhibit N (the “Investor Non-Competition Agreement”) dated as of the Closing Date and duly executed by Edward van Wezel.

          (q) Shareholders Consent. Seller Parties shall have received an executed shareholder’s resolution (under the condition precedent of the Purchaser becoming the sole shareholders of the Acquired Company): (A) appointing a new statutory director to the board of the Acquiring Company, (B) accepting the resignations of the statutory director delivered pursuant to clause 7.1(i) above and (C) granting discharge to the resigning statutory director for his/its management to the extent such management appears from the annual accounts or has been otherwise brought to the attention of the general meeting of shareholders.
     7.2 Conditions Precedent to Obligations of Seller Parties. The obligation of the Seller Parties to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Seller Parties:
          (a) Delivery of the Applicable Notice. Purchaser shall have delivered a Purchase Election Notice to the Acquired Company or the Acquired Company shall have delivered a Milestone Completion Notice or Second Put Option Notice to Purchaser.
          (b) Representations and Warranties. Each representation and warranty contained in Section 4 which is qualified as to materiality shall be true and correct and each such representation and warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date hereof and at and as of the Closing as if made at and as of such time, except that the representations and warranties made by Purchaser which address matters only as of a particular date shall remain true and correct as of such date.
          (c) Performance. Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing.
          (d) Certificates. The Seller Parties shall have received (a) a certificate of an executive officer of Purchaser, dated the Closing Date, certifying to the fulfillment of the conditions specified in Section 7.2(b), Section 7.2(c) and Section 7.2(d), and (b) such other evidence with respect to the fulfillment of said conditions as Seller Parties may reasonably request.
          (e) Secretary’s Certificate. Seller Parties shall have received the following documents, certified as of the Closing Date by the Secretary of the Purchaser as being the true, correct and complete documents of the Acquired Company:
               (i) copies of the certificate of incorporation and bylaws of the Purchaser as in effect immediately prior to the Closing Date;
               (ii) copies of resolutions adopted by the board of of the Purchaser authorizing the transactions contemplated by this Agreement;
               (iii) certified good standing certificates, or certificates of compliance relating to the Purchaser, dated within five (5) Business Days of the Closing Date, issued by the State of Delaware.

          (f) No Injunction. There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in an Action against the consummation of the transactions contemplated hereby.
          (g) Government Approvals. The parties hereto shall have received all approvals from any applicable Governmental Body necessary to consummate the transactions contemplated hereby.
          (h) Third Party Consents. Purchaser shall have obtained and delivered to the Seller Parties any written consents, approvals, waivers, notices or similar authorizations required to be obtained by Purchaser in order to consummate the transactions contemplated hereby, in form and substance reasonably satisfactory to the Seller Parties.
          (i) Notary. The Notary shall confirm to the parties that he has received the amount due pursuant to Section 1.6. At or prior to the Closing Date, the parties shall execute the notarial deed of transfer of the Seller Shares substantially in the form of Exhibit C.
          (j) Seller Funded Expenses. Purchaser shall provide sufficient funds to the Acquired Company to enable the Acquired Company to pay all Seller Funded Expenses to the extent that they have not been paid prior to the close of business on the Business Day immediately preceding the Closing Date, up to the amount thereof set forth in the Estimated Closing Certificate. At the Closing, the Acquired Company shall pay such Seller Funded Expenses, up to the amount of the Seller Funded Expenses that have not been paid prior the close of business on the Business Day immediately preceding the Closing Date as set forth in Estimated Closing Certificate.
          (k) Escrow Agreement. Seller Parties shall have received the Escrow Agreement duly executed by the Escrow Agent and an authorized officer of Purchaser.
8. TERMINATION
     8.1 Termination. This Agreement may be terminated and the Acquisition may be abandoned at any time prior to the Closing, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the shareholders of the Acquired Company:
          (a) by duly authorized mutual written consent executed by each of Purchaser and the Seller Parties.
          (b) automatically if there shall be any law that makes consummation of the Acquisition illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Body shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Acquisition and such order, decree, ruling or other action shall have become final and non-appealable.
          (c) by Purchaser, pursuant to Section 1.2(b)(iii) or Section 1.8(b)(iii).

          (d) automatically, upon (i) expiration or termination of the Call Option Period without a Purchase Election Notice having been delivered by Purchaser, (ii) expiration or termination of the Put Option Period without a Milestone Completion Notice having been delivered by the Sellers’ Representative and (iii) thirty (30) days after expiration or termination of the Second Put Option Period without a Section Put Option Notice having been delivered by the Sellers’ Representative.
     8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Purchaser, the Acquired Company, the Sellers, the Sellers’ Representative or any of their respective officers, directors, or stockholders, and all rights and obligations of any party hereto shall cease, except for liabilities arising from a breach of this Agreement prior to such termination; provided, that the provisions of Section 5.5, Section 8 and Section 9 (excluding Section 9.8) shall survive the termination of this Agreement for any reason.
9. GENERAL PROVISIONS
     9.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.
     9.2 Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when: (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):
          If to Purchaser, addressed to:
NuVasive, Inc.
7473 Lusk Boulevard
San Diego, California 92121
Attn: General Counsel
Fax: (858) 909-2479
          With a copy to:
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, CA 92121
Attn: Michael Kagnoff
Fax: (858) 456-3075

          If to Seller Parties or the Sellers’ Representative, addressed to:
Progentix Orthobiology BV
Professor Bronkhorstlaan 10, building 48
3723 MB Bilthoven
The Netherlands
Attention: Joost de Bruijn
Fax: +31 (0)30 229 7299
and
BioGeneration Ventures B.V.
Gooimeer 2 — 35
1411 DC Naarden
The Netherlands
Attention: Edwin van Wezel
          With a copy to:
Goodwin Procter LLP
Exchange Place
53 State Streeet
Boston, MA 02109
Attn: Michael H. Bison, Esq.
Fax: (617) 523-1231
and
CORP. advocaten
De Lairessestraat 137-143
1075 HJ Amsterdam
Attention: Edwin Renes
Fax: + 31 (0)20 578 83 05
     9.3 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the United States District Court for the Southern District of New York or the state courts located in New York, New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
     9.4 Dispute Resolution.
          (a) Except as provided in Section 1.11, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for

Nonadministered Arbitration of Business Disputes (the “CPR Rules”). The Center for Public Resources shall appoint a neutral advisor from its National CPR Panel. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York, New York.
          (b) Such proceedings shall be administered by the neutral advisor in accordance with the CPR Rules as he/she deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:
               (i) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;
               (ii) no other discovery;
               (iii) hearings before the neutral advisor which shall not exceed three hours; such hearings to take place in one or two days at a maximum; and
               (iv) decision to be rendered not later than ten (10) days following such hearings.
          (c) Each of Purchaser, the Acquired Company and the Sellers (i) hereby unconditionally and irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of enforcing the award or decision in any such proceeding and (ii) hereby waives, and agrees not to assert in any civil action to enforce the award, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the civil action is brought in an inconvenient forum, that the venue of the civil action is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of Purchaser, the Acquired Company and Sellers hereby consents to service of process by registered mail at the address to which notices are to be given. Each of Purchaser, the Acquired Company and the Sellers agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against Purchaser, the Acquired Company or the Sellers in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that any party may at its option bring suit, or institute other judicial proceedings, in any state or federal court of the United States or of any country or place where the other parties or their assets, may be found.
     9.5 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
     9.6 Entire Agreement and Modification. This Agreement, along with the Preferred Stock Purchase Agreement, supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Purchaser and the Acquired Company dated November 28, 2008 and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Purchaser and Seller Parties.
     9.7 Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Purchaser may assign any of its rights under this Agreement to any Subsidiary of Purchaser and in the event of a Change of Control of Purchaser, Purchaser shall cause the acquirer to assume, whether in writing or by operation of law, all of Purchaser’s obligations under this Agreement. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.
     9.8 Release of Claims. In consideration of the Aggregate Purchase Price and the other covenants and agreements set forth herein, effective as of the Closing except as set forth in this Agreement or any exhibit or schedule to this Agreement, including, without limitation, the Closing Documents (which are hereby excluded from this Section 9.8), effective as of the Closing, Sellers hereby fully and forever release and discharge Purchaser and the Acquired Company (and their Representatives and Affiliates) from any and all claims, accusations, demands, liabilities, obligations, responsibilities, suits, actions and causes of action, whether liquidated or unliquidated, fixed or contingent, known or unknown, or otherwise, in each case, arising out of, relating to, or otherwise connected with all prior relationships with or dealings with, between or among any or all of the parties hereto, and any of their business or other relationships arising out of or related to the same. Each Seller acknowledges that it may discover facts or law different from or in addition to the facts or law that they know or believe to be true with respect to the claims released in this Section 9.8 and agrees, nonetheless, that this Section 9.8 and the release contained herein shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them. Each Seller further agrees that, to the fullest extent permitted by law, it will not prosecute, nor allow to be prosecuted on his behalf, in any administrative agency, whether state or federal, or in any court, whether state or federal, any claim or demand of any type related to the matters released in this Section 9.8.
     9.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     9.10 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
     9.11 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
     9.12 Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.
     9.13 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
10. DEFINITIONS
     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 10:
     “Acquired Company”— Progentix Orthobiology B.V. or any of its direct or indirect Subsidiaries or any successors thereto.
     “Acquired Company Proprietary Rights”—any Proprietary Rights owned by or licensed to the Acquired Company or otherwise used in the business of the Acquired Company.
     “Acquired Company Source Code”—any source code, or any portion, aspect or segment of any source code, relating to any Proprietary Rights owned by or licensed to the Acquired Company or otherwise used by the Acquired Company.
     “Acquisition”—as defined in the Recitals to this Agreement.
     “Acquisition Proposal” means any bona fide offer or proposal (other than an offer or proposal by Purchaser) relating to (a) any transaction or series of related transactions other than the transactions contemplated by this Agreement or the Preferred Stock Purchase Agreement involving the purchase of all or any significant portion of the capital stock or assets of the Acquired Company, (b) any agreement to enter into a business combination with the Acquired

Company, (c) any agreement made, other than in the ordinary course of business, for the license, sale or other disposition of Acquired Company Proprietary Rights, and (d) any other extraordinary business transaction involving or otherwise relating to the Acquired Company or Acquired Company Proprietary Rights.
     “Action”—means any action, suit, claim, charge, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, complaint, demand or other proceeding to, from, by or before any arbitrator, court, tribunal or other Governmental Body.
     “Affiliate”—has the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.
     “Agreement”—as defined in the first paragraph of this Agreement.
     “Amended Articles”—as defined in the recitals to this Agreement
     “Applicable Contract”—any Contract (a) under which the Acquired Company has or may acquire any rights, (b) under which the Acquired Company has or may become subject to any obligation or liability, or (c) by which the Acquired Company or any of the assets owned or used by it is or may become bound.
     “Assets”— means all of the personal properties and assets of any nature owned or used by the Acquired Company (whether real, personal, or mixed and whether tangible or intangible).
     “Balance Sheet”—as defined in Section 3.4.
     “Balance Sheet Date”—December 31, 2008.
     “Blocks Product”—shall have the meaning set forth on Exhibit E hereto.
     “Breach”—a “Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been, in each case, as of the date any representation or warranty is made, or any covenant or obligation is required to be performed (as applicable), (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term “Breach” means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.
     “Business”—All operations and rights relating to the development, manufacturing, marketing and sale of the Product
     “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banking institutions in Amsterdam, The Netherlands or San Diego, California are authorized or obligated by law or executive order to be closed. For purposes of this Agreement

(unless otherwise specified as a Business Day), the word “day” shall mean a calendar day. Whenever any party hereto is required to provide notice, approval or otherwise respond within any specified period up Business Days, such period shall commence at 9:00 a.m. local time in the city specified in such party’s address for notice in Section 9.2 on the first whole Business Day of such period and shall expire at 5:00 p.m., local time in such city.
     “Call Option Period”—as defined in the Recitals to this Agreement.
     “Change of Control”—the acquisition of the Purchaser by another entity by means of any transaction or series of related transactions to which the Purchaser is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Purchaser outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Purchaser held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Purchaser or such surviving entity outstanding immediately after such transaction or series of transactions.
     “Closing”—as defined in Section 1.1(c).
     “Closing Date”—the date and time as of which the Closing actually takes place.
     “Closing Documents”—this Agreement, the Founders’ Non-Competition Agreements, the Investor Non-Competition Agreement, the Escrow Agreement and each other document or agreement executed and delivered in connection with the Contemplated Transactions.
     “Consent”—any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).
     “Contemplated Transactions”—all of the transactions contemplated by this Agreement, including:
          (a) the sale of the Seller Shares by Sellers to Purchaser;
          (b) the performance by Purchaser and Sellers of their respective covenants and obligations under this Agreement; and
          (c) Purchaser’s acquisition and ownership of the Seller Shares and exercise of control over the Acquired Company.
     “Contract”—any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.
     “Copyrights”—all copyrights, copyrightable works, semiconductor topography and mask work rights, and applications for registration thereof, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions.
     “Data Room”—the virtual data room on the Acquired Company’s website at *** pursuant to which the Acquired Company made available certain of its documents to Purchaser, or any additional documents delivered to Purchaser in any other virtual data room established by the Acquired Company after the Effective Date, provided that (i) the Acquired Company makes such data room available to Purchaser, (ii) the Acquired Company provides Purchaser written instructions to enable Purchaser to obtain access to such data room and (iii) any documents included in the virtual data room were not in existence as of the Effective Date.
     “Distribution Agreement”—the Distribution Agreement dated as of the Effective Date, by and between Purchaser and the Acquired Company.
     “Encumbrance”—any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.
     “Environment”—soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.
     “Environmental, Health, and Safety Liabilities”—any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:
          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);
          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;
          (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions (“Cleanup”) required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

          (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.
The terms “removal,” “remedial,” and “response action,” include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., as amended (“CERCLA”), or the equivalent thereof under the Environmental Laws of any other jurisdiction.
     “Environmental Law”—any Legal Requirement that requires or relates to:
          (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;
          (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;
          (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;
          (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;
          (e) protecting resources, species, or ecological amenities;
          (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;
          (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or
          (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.
     “Exchange Act”—Securities Exchange Act of 1934, as amended
     “Facilities”—any real property, leaseholds, or other interests currently or formerly owned or operated by the Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Acquired Company; including the Environmental Protection Act (“Wet milieubeheer”), Environmental Activities Decree (“Activiteitenbesluit”), Soil Protection Act (“Wet bodembescherming”), Waste Water Protection Act (“Wet verontreiniging oppervlaktewateren”) and the European communitty Regulation on the Registration, Evaluation, Authorisation and restriction of chemical substances, EC 1907 /2006, (Verordening op de Registratie, Evaluatie, Autorisatie en beperkingen van Chemische stiffen).

     “Facility Agreement”—means the Senior Secured Facility Agreement dated as of the Effective Date by and between Purchaser and the Acquired Company.
     “FDA”—the United States Food and Drug Administration.
     “FDCA”—Federal Food Drug and Cosmetic Act.
     “Financial Statements”—as defined in Section 3.4(a).
     “Finished Inventory”—means all finished goods inventory of Product.
     “GAAP” —generally accepted United States accounting principles, applied on a consistent basis.
     “Granules Product”—shall have the meaning set forth on Exhibit E hereto.
     “Governmental Authorization”—any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.
     “Governmental Body”—any:
          (a) nation, state, province, county , city, town, village, district, or other jurisdiction of any nature;
          (b) national, federal, state, local, municipal, foreign, or other government;
          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);
          (d) multi-national organization or body; or
          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
     “Hazardous Activity”—the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Company.
     “Hazardous Materials”—any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     “Indebtedness”—as applied to any person, (a) all indebtedness for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as capital leases in respect of which such person is liable as lessee, (f) any liability in respect of banker’s acceptances or letters of credit, and (g) all indebtedness referred to in clauses (a), (b), (c), (d), (e) or (f) above which is directly or indirectly guaranteed by or which such person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.
     “Issued Patents”—all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name, issued by the United States Patent and Trademark Office and any other applicable Governmental Body.
     “Knowledge”—an individual will be deemed to have “Knowledge” of a particular fact or other matter if:
          (a) such individual is actually aware of such fact or other matter; or
          (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.
A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.
     “Legal Requirement”—any national, federal, state, provincial, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.
     “Loan Amount”—the amount of unpaid principal and interest which the Acquired Company owes Purchaser at the Closing under the Facility Agreement, minus (i) any amount by which Working Capital exceeds zero ($0) as of Closing, plus (ii) any amount by which Working Capital is less than zero ($0) as of the Closing minus (iii) the reasonable expenses incurred by the Acquired Company in connection with any audit required by Section 6.6 of the Preferred Stock Purchase Agreement.
     “Material Adverse Effect”—an event, violation, inaccuracy, circumstance or other matter shall be deemed to have a “Material Adverse Effect” on the Acquired Company if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in this Agreement but for the presence of “Material Adverse Effect” or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or would reasonably be expected to have a material adverse effect on: (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Company; (ii) the ability of Seller Parties to consummate the Contemplated Transactions; or (iii) Purchaser’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the Seller Shares or the Acquired Company, other than any event, change, occurrence or effect resulting from (A) changes in general economic, financial market, business or geopolitical conditions, (B) general changes or developments in any of the industries in which the Acquired Company operates, (C) changes in any applicable Legal Requirements or applicable accounting regulations or principles or interpretations thereof, (D) any outbreak or escalation of hostilities or war or any act of terrorism, (E) the announcement of the acquisition of the Acquired Company pursuant to this Agreement or (F) any action taken at the written request of Purchaser.
     “Material Contract”—as defined Section 3.16(b).
     “Net Sales” —means ***.
     “Notary”—means Sander Wiggers, civil law notary with DLA Piper Nederland N.V. or his deputy, substitute or successor in office.
     “Occupational Safety and Health Law”—any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions, including the Working Conditions Act (“Arbeidsomstandighedenwet”) and the Working Conditions Decree (“Arbeidsomstandighedenbesluit”).
     “Option Period”—as defined in the recitals to this Agreement
     “Order”—any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.
     “Ordinary Course of Business”—an action taken by a Person will be deemed to have been taken in the “Ordinary Course of Business” only if:
          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;
          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.
     “Organizational Documents”—(a) the articles of association; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.
     “Patents”—the Issued Patents and the Patent Applications.
     “Patent Applications”—all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention.
     “Person”—any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including a Governmental Body.
     “Pledge Agreement” —means the Pledge Agreement of Intellectual Property Assets dated as of the Effective Date by and between Purchaser and the Acquired Company and any other security agreement entered into by Purchaser and any Seller Party in connection with the Facility Agreement.
     “Post-Closing Straddle Period” —as defined Section 5.7(c).
     “Post-Closing Tax Period” —as defined Section 5.7b).
     “Pre-Closing Straddle Period” —as defined Section 5.7(c).
     “Pre-Closing Tax Period” —as defined Section 5.7(b).
     “Preferred Stock Purchase Agreement” —as defined in the Recitals to this Agreement.
     “Proceeding”—any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
     “Product(s)”—the Blocks Product, the Granules Product and the Putty Product.
     Proprietary Rights”—any: (a)(i) Issued Patents, (ii) Patent Applications, (iii) Trademarks, fictitious business names and domain name registrations, (iv) Copyrights, (v) Trade Secrets, (vi) all other ideas, inventions, designs, manufacturing and operating specifications, technical data, and other intangible assets, intellectual properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights); or (b) any right to use or exploit any of the foregoing.
     “Purchaser”—as defined in the first paragraph of this Agreement.

     “Purchaser Disclosure Schedule”—the Disclosure Schedule delivered by Purchaser to Sellers, if any, concurrently with the execution and delivery of this Agreement.
     “Put Option Period”—as defined in the Recitals to this Agreement.
     “Putty Product”—shall have the meaning set forth on Exhibit E hereto.
     “Qualified Stock Exchange” —the NASDAQ Global Select Market; provided that, if as of the applicable date, the Purchaser Common Stock is not then listed on the NASDAQ Global Select Market, such national securities exchange in the United States on which the Purchaser Common Stock is then traded.
     “Recapitalization”—has the meaning set forth in the recitals to this Agreement.
     “Registered Copyrights”—all copyrights for which registrations have been obtained or applications for registration have been filed in any applicable Governmental Body, and all copyrights for which registration is not required.
     “Registered Trademarks”—all trademarks for which registrations have been obtained or applications for registration have been filed in any applicable Governmental Body.
     “Release”—any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.
     “Representative”—with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.
     “Sales Run Rate”—*** times Purchaser’s actual Net Sales for the most recently completed *** months.
     “Securities Act”—the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.
     “Seller”—as defined in the first paragraph of this Agreement.
     “Seller Parties”—as defined in the first paragraph of this Agreement.
     “Seller Parties Disclosure Schedule”—the Disclosure Schedule delivered by Seller Parties to Purchaser, concurrently with the execution and delivery of this Agreement.
     “Seller Shares”—as defined in the Recitals of this Agreement.
     “Sellers’ Knowledge” means the Knowledge of each of the Sellers on ***
     “Sellers’ Representative”—as defined in the first paragraph of this Agreement.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

     “Series A Preferred Stock”—as defined in the Recitals to this Agreement.
     “Series B Preferred Stock”—as defined in the Recitals to this Agreement.
     “Straddle Period” —as defined in Section 5.7(b).
     “Subsidiary”—with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, “Subsidiary” means a Subsidiary of the Acquired Company.
     “Tax” or “Taxation”— means any and all forms of taxation by any tax authority, whether international, national or local, including without limitation to the generality of the foregoing, corporate income tax, capital tax, wage tax, real property tax, transfer taxes, registration tax, VAT, dividend withholding tax, environmental tax, divestment payments, custom duties, stock exchange tax, exercise tax or gift tax, including but not limited to penalties, interest and any other costs or expenses related to or associated with any tax matter and all contributions or premiums which are payable pursuant to industry or governmental social security regulations, including penalties, interest and any other costs or expenses relating to or associated with any social security matter.
     “Tax Returns” means all returns, computations ,declarations, reports, statements and other documents related to Taxation, including any schedule or attachment thereto and any related or supporting work papers or information with respect to any of the foregoing, including any amendment thereof, and the term. “Tax Return” means any one of the foregoing Tax Returns.
     “Threat of Release”—a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.
     “Threatened”—a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).
     “Trade Secrets”—all product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, research and development, manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the applicable trade-secret protection law.

     “Trademarks”—all (i) trademarks, service marks, marks, logos, insignias, designs, names or other symbols, (ii) applications for registration of trademarks, service marks, marks, logos, insignias, designs, names or other symbols, (iii) trademarks, service marks, marks, logos, insignias, designs, names or other symbols for which registrations has been obtained.
     “Updated Company Disclosure Schedule”—upon notice sellers must give purchasers an updated disclosure schedule, as if such representations and warranties were made as of the date of such Updated Company Disclosure Schedule.
     “WKSI”—well-known seasoned issuer within the meaning of Section 405 of the Securities Act (or any successor provision thereto).
     “Working Capital” shall mean the amount, if any, by which the aggregate of the Current Assets of the Acquired Company exceeds the aggregate of the Current Liabilities of the Acquired Company as of the Closing Date; “Current Assets” shall mean all the current assets of the Acquired Company as of the Closing Date; and “Current Liabilities” shall mean the current liabilities of the Acquired Company as of the Closing Date, excluding the unpaid principal and interest the Acquired Company owes to Purchaser under the Facility Agreement and the Seller Funded Expenses.
     “Xpand”—Xpand Biotechnology B.V., a private company with limited liability, incorporated under the laws of the Netherlands.

          Index of Other Defined Terms:

Defined Terms	Section Reference

510(k)	Section 3.22(d)

AAA Rules	Section 1.11(c)

Additional Milestone	Section 1.6(c)(iii)

Aggregate Purchase Price	Section 1.7

Base Milestones	Section 1.6(c)(i)

Basket	Section 6.4(a)

Board of Directors	Section 3.2(a)

Call Option	Section 1.1(a)

Call Option Rescission Period	Section 1.1(b)(iii)

Call Option Review Period	Section 1.1(b)(iii)

Cap	Section 6.4(b)

CPR Rules	Section 9.4

Cure Notice	Section 1.2(b)(iv)

Cure Option	Section 1.2(b)(iv)

Cure Option Period	Section 1.2(b)(iv)

Damages	Section 6.2(a)

Disclosure Schedule Request	Section 1.1(b)(ii)

Escrow Agent	Section 1.9(a)

Escrow Agreement	Section 7.1(n)

Escrow Amounts	Section 1.9(a)

Estimated Closing Certificate	Section 7.1(m)

Founders’ Non-Competition Agreement	Section 7.1(o)

Fundamental Representations	Section 6.1

Defined Terms	Section Reference

General Escrow Amount	Section 1.9(a)

General Indemnity Escrow Period	Section 6.1

Indemnified Persons	Section 6.3

Indemnifying Persons	Section 6.6(b)

Independent Expert	Section 1.11(d)

Initial Purchase Price	Section 1.6(a)

Investor Non-Competition Agreement	Section 7.1(p)

Mandatory Registration Statement	Section 5.9(a)

Milestone	Section 1.6(c)(iii)

Milestone Completion Notice	Section 1.2(b)(i)

Milestone Payments	Section 1.7

Pension Schemes	Section 3.13

Permitted Encumbrance	Section 3.6

Post Closing Milestone Assessment Notice	Section 1.11(b)

Post-Closing Milestone Period	Section 1.7

Pre-Closing Milestone Dispute Notice	Section 1.11(a)

Proceeds Allocation	Section 1.6(a)

Purchase Election Notice	Section 1.1(b)(i)

Purchaser Common Stock	Section 1.6(a)

Purchaser Indemnified Persons	Section 6.2(a)

Purchaser Notice	Section 5.10(a)

Put Option	Section 1.2(a)

Put Option Review Period	Section 1.2(b)(iii)

Revised Proceeds Allocation	Section 1.6(a)

Right of First Refusal	Section 5.10(a)

Defined Terms	Section Reference

ROFR Period	Section 5.10(a)

Sale Notice	Section 5.10(a)

Sale of the Acquired Company	Section 5.10(a)

SEC	Section 4.6(b)

SEC Reports	Section 4.6(b)

Second Cure Notice	Section 1.8(b)(iv)

Second Cure Option	Section 1.8(b)(iv)

Second Cure Option Period	Section 1.8(b)(iv)

Second Put Option	Section 1.8(a)

Second Put Option Condition	Section 1.8(a)

Second Put Option Notice	Section 1.8(b)(i)

Second Put Option Period	Section 1.8(a)

Second Put Option Rescission Notice	Section 1.8(b)(iii)

Second Put Option Review Period	Section 1.8(b)(iii)

Seller Funded Expenses	Section 7.1(m)

Seller Indemnified Persons	Section 6.3

Seller Parties Disclosure Schedule	Section 1.1(b)(ii)

Sellers’ Representative Expenses	Section 6.11(b)

Special Escrow Amount	Section 1.9(b)

***	***

***	***

Updated Seller Parties Disclosure Schedule	Section 1.1(b)(ii)

Upfront Payment	Section 1.6(a)

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

PURCHASER:			ACQUIRED COMPANY:

NUVASIVE, INC.			PROGENTIX ORTHOBIOLOGY B.V.

By JD de Bruijn Holding BV, its
solely authorized statutory director

By:	/s/ Alexis V. Lukianov		By:	/s/ Joost D de Bruijn

	Name:	Alexis V. Lukianov		Name:	Joost D de Bruijn
	Title:	Chief Executive Officer		Title:	General Director

SELLERS’ REPRESENTATIVE:

EDWARD VAN WEZEL

/s/ Edward Van Wezel

JOOST D DE BRUIJN

/s/ Joost D de Bruijn

Signature Page to Option Purchase Agreement

SELLERS: JD DE BRUIJN HOLDING BV
By:	/s/ Joost D de Bruijn
	Name:	Joost D de Bruijn
	Title:	General Director

INCUBATION BV
By:	/s/ Clemens van Blitterswijk
Clemens van Blitterswijk

By:	/s/ FrankJan van der Velden
FrankJan van der Velden

BIOGENERATION VENTURES BV
By:	/s/ Edward van Wezel
Edward van Wezel

By:	/s/ Willem Hazenberg
Willem Hazenberg

HUIPIN YUAN
/s/ Huipin Yuan

Signature Page to Option Purchase Agreement

SCHEDULE A
Sellers Schedule

	Seller Shares Owned by
Seller	Seller	Proceeds Allocation
Incubation BV	9,918 ordinary shares	45.08%
JD de Bruijn Holding BV	7,200 ordinary shares	32.73%
BioGeneration Ventures BV	4,000 preference shares	18.18%
Huipin Yuan	882 ordinary shares	4.01%

EXHIBIT A
TRANSFER OF SHARES
PROGENTIX ORTHOBIOLOGY B.V.
On the       day of       two thousand and nine, appeared before me, Alexander Joannes Wiggers, civil law notary in Amsterdam:
     ,
acting pursuant to a written power of attorney from:
1.	J.D. de Bruijn Holding B.V., a private company with limited liability organized under the laws of the Netherlands, with statutory seat in Amersfoort, the Netherlands and with office address at Pasteurstraat 16,3817 JL Amersfoort, the Netherlands, registered with the Trade Register under number 32112279, hereinafter referred to as: “Seller 1”;

2.	Incubation B.V., a private company with limited liability organized under the laws of the Netherlands, with statutory seat in Bilthoven, the Netherlands and with office address at Professor Bronkhorstlaan 10 D, 3723 MB Bilthoven, the Netherlands, registered with the Trade Register under number 30194071, hereinafter referred to as: “Seller 2”;

3.	Huipin Yuan, born in Nijiang, China, on the nineteenth day of April nineteen hundred sixty-six, residing at Laan van Vollenhove 168, 3706 AA Zelst, the Netherlands, holder of a passport with number , married//unmarried//registered as partner, hereinafter referred to as: “Seller 3”;

4.	Biogeneration Ventures B.V., a private company with limited liability organized under the laws of the Netherlands, with statutory seat in Leiden, the Netherlands and with office address at Gooimeer 2-35, 1411 DC Naarden, the Netherlands, registered with the Trade Register under number 32119447, hereinafter referred to as: “Seller 4”,

Seller 1, Seller 2, Seller 3 and Seller 4 hereinafter also collectively referred to as: “Sellers”;

5.	NuVasive, Inc. a company organised under the laws of the state of Delaware, United States of America, with registered seat and office address at 7473 Lusk Boulevard, San Diego, CA 92121, United States of America, registered with the Delaware Division of Corporations under number 2775617, hereinafter referred to as; the “Purchaser”.

6.	Progentix Orthobiology B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), with corporate seat in Bilthoven, the Netherlands and office address at Professor Bronkhorstlaan 10 D, 3723 MB

Bilthoven, the Netherlands, registered with the Trade Register under number 30234249, hereinafter referred to as: the “Company”.
The person appearing, acting in said capacity, declared hereby as follows:

WHEREAS
A.	OPTION PURCHASE AGREEMENT

By written option purchase agreement dated the day of two thousand and nine (hereinafter referred to as: the “Option Purchase Agreement”) in which:
-	the Purchaser has received an exclusive option // obligation to acquire four thousand three hundred twenty (4,320) shares in the capital of the Company, each share with a nominal value of one euro (EUR 1), numbered 9,919 up to and including 14,238 (hereinafter referred to as: the “Option 1”);

-	the Purchaser has received an exclusive option // obligation to acquire five thousand nine hundred fifty-one (5,951) shares in the capital of the Company, each share with a nominal value of one euro (EUR 1), numbered 1 up to and including 5,951 (hereinafter referred to as: the “Option 2”);

-	the Purchaser has received an exclusive option // obligation to acquire five hundred twenty-nine (529) shares in the capital of the Company, each share with a nominal value of one euro (EUR 1), numbered 17,119 up to and including 17,647 (hereinafter referred to as: the “Option 3”);

-	the Purchaser has received an exclusive option // obligation to acquire two thousand four hundred (2,400) cumulative preference shares in the capital of the Company, each share with a nominal value of one euro (EUR 1), numbered 1 up to and including 2,400 (hereinafter referred to as: the “Option 4”).
the Option 1, the Option 2, the Option 3 and the Option 4 hereinafter also collectively referred to as the “Options”.
B.	EVIDENCE

Purchaser has exercised the Options in accordance with the provisions of the Option Purchase Agreement as is evidenced by a declaration signed by all relevant parties which is attached, to this deed.

C.	SHARES
-	the Seller 1 hereby sells to the Purchaser and the Purchaser hereby purchases from the Seller 1 four thousand three hundred twenty (4,320) shares in the capital of the Company, each share with a nominal value of one euro (EUR 1), numbered 9,919 up to and Including 14,238 (hereinafter referred to as: the “Shares 1”);

-	the Seller 2 hereby sells to the Purchaser and the Purchaser hereby purchases from the Seller 2 five thousand nine hundred fifty-one (5,951) shares in the capital of the Company, each share with a nominal value of one euro (EUR 1), numbered 1 up to and including 5,951 (hereinafter referred to as: the “Shares 2”);

-	the Seller 3 hereby sells to the Purchaser and the Purchaser hereby purchases from the Seller 3 five hundred twenty-nine (529) shares in the capital of the Company, each share with a nominal value of one euro (EUR 1), numbered 17,119 up to and including 17,647 (hereinafter referred to as: the “Shares 3”);

-	the Seller 4 hereby sells to the Purchaser and the Purchaser hereby purchases from the Seller 4 two thousand four hundred (2,400) cumulative preference shares in the capital of the Company, each share with a nominal value of one euro (EUR 1), numbered 1 up to and including 2,400 (hereinafter referred to as: the “Shares 4”).
The Shares 1, the Shares 2, the Shares 3 and the Snares 4 hereinafter also collectively referred to as the “Shares”.
A copy of the Option Purchase Agreement is attached to this deed.
The provisions of the Option Purchase Agreement which are still applicable at this time shall remain in force insofar as not inconsistent with this deed.
PREVIOUS ACQUISITION OF SHARES BY THE SELLER 1
The Shares 1 have been issued by the Company to the Seller 1 by virtue of the Company’s Deed of Incorporation executed before N. van Buitenen, civil law notary in Utrecht, the Netherlands on the thirty-first day of December two thousand and seven.
PREVIOUS ACQUISITION OF SHARES BY THE SELLER 2
The Shares 2 have been acquired by the Seller 2 pursuant to a purchase agreement, by a deed of transfer executed before N. van Buitenen, aforementioned, on the twenty-ninth day of September two thousand and eight.
The transfer was acknowledged by the Company on the same day, as is evidenced by the abovementioned notarial deed.
PREVIOUS ACQUISITION OF SHARES BY THE SELLER 3
The Shares 3 have been issued by the Company to the Seller 3 by virtue of the Company’s Deed of Incorporation executed before N. van Buitenen, civil law notary in Utrecht, the Netherlands on the thirty-first day of December two thousand and seven.
PREVIOUS ACQUISITION OF SHARES BY THE SELLER 4
The Shares 4 have been issued by the Company to the Seller 4 by virtue of a deed of issue executed before N. van Buitenen, aforementioned, on the fourteenth day of January two thousand and eight.
PAYMENT OF THE PURCHASE PRICE
-	The purchase price for the Shares 1 amounts to euro (EUR ) (hereinafter referred to as: the “Initial Purchase Price 1”).

-	The purchase price for the Shares 2 amounts to euro (EUR ) (hereinafter referred to as: the “Initial Purchase Price 2”).

-	The purchase price for the Shares 3 amounts to euro (EUR ) (hereinafter referred to as: the “Initial Purchase Price 3”).

-	The purchase price for the Shares 4 amounts to euro (EUR ) (hereinafter referred to as: the “Initial Purchase Price 4”).
The Initial Purchase Price 1, the Initial Purchase Price 2, the Initial Purchase Price 3 and the Initial Purchase Price 4 hereinafter also collectively referred to as: the “Initial Purchase Price”.
The Purchaser has paid the Initial Purchase Price (as defined in the Option Purchase Agreement) decreased with (i) the Escrow Amount (as defined in the Option Purchase Agreement), (ii) the Seller Funded Expenses (as defined in the Option Purchase Agreement) and (iii) the Loan Amount (as defined in the Option Purchase Agreement), being in total an amount of       United States Dollars (USD    ) hereinafter referred to as: the “Upfront Payment”, by payment into the bank account of the civil law notaries of DLA Piper Nederland N.V. with ING Bank, account number 672644428.
The undersigned civil law notary is hereby irrevocably instructed to pay a part of the Upfront Payment, being an amount of:
-	[USD ], upon the execution of this deed into a bank account in the name of the Seller 1 with number . Therefore, the Seller 1. hereby grants a discharge to the Purchaser for this part of the Upfront Payment;

-	[USD ], upon the execution of this deed into a bank account in the name of the Seller 2 with number . Therefore, the Seller 2 hereby grants a discharge to the Purchaser for this part of the Upfront Payment.

-	[USD ], upon the execution of this deed into a bank account in the name of the Seller 3 with number . Therefore, the Seller 3 hereby grants a discharge to the Purchaser for this part of the Upfront Payment.

-	[USD ], upon the execution of this deed into a bank account in the name of the Seller 4 with number . Therefore, the Seller 4 hereby grants a discharge to the Purchaser for this part of the Upfront Payment.
[DLA remark: to be completed upon receipt of the Proceeds Allocation, or — in the event- the Revised Proceeds Allocation.
In the event of payment of the purchase price in common stock of Purchaser, this payment section of the purchase price will be included accordingly.]
TRANSFER
Pursuant to the Option Purchase Agreement
-	the Seller 1 hereby transfers the Shares 1 to the Purchaser, who accepts this transfer;

-	the Seller 2 hereby transfers the Shares 2 to the Purchaser, who accepts this transfer;

-	the Seller 3 hereby transfers the Shares 3 to the Purchaser, who accepts this transfer;

-	the Seller 4 hereby transfers the Shares 4 to the Purchaser, who accepts this transfer.
FURTHER CONDITIONS
The guarantees and warranties as laid down in the Option Purchase Agreement remain applicable to this transfer.
Article 2.
All proceeds from and costs related to the Shares shall, as from this day, accrue to or, as the case may be, be borne by the Purchaser.
Article 3.
The costs Incidental to this deed and the execution thereof shall be borne by the Purchaser.
Article 4.
All conditions subsequent which have been agreed upon In the Option Purchase Agreement have now lapsed and are hereby rendered entirely devoid of legal effect Neither the Sellers nor the Purchaser may any longer claim the benefit of any condition subsequent in respect of this purchase and transfer of the Shares.
The conditions precedent as inserted in the Option Purchase Agreement, have been fulfilled, as a result whereof the transfer can be effected unconditionally.
SHARE TRANSFER RESTRICTIONS
The share transfer restrictions in the Company’s articles of association, which consist of an offering system, have in respect of the transfer of the Shares by this deed been duly observed, since all shareholders of the Company are a party to this deed and hereby waive their right pursuant to the share transfer restrictions to acquire the Shares.
ACKNOWLEDGEMENT
The Company declares that it has taken cognisance of and hereby acknowledges the above transfer of the Shares.
The Company shall immediately enter this transfer in its shareholders’ register.
NON—APPLICABILITY OF ARTICLE 2;204C OF THE CIVIL CODE
The provisions laid down in Article 2:204c of the Dutch Civil Code do not apply to this transfer to the Purchaser.
INTERDISCIPLINARY COOPERATION ADVISOR PURCHASER
With reference to the Rules of Professional Conduct (Verordening beroeps- en gedragsregels) of the Royal Dutch Organisation of Civil Law Notaries (Koninklijke Notariĕle Beroepsorganisatie) all parties declared expressly to agree that:
a.	DLA Piper Nederland N.V. acts as counsel to the Purchaser in connection with this deed or any related agreement, or acts as counsel for or on behalf of the Purchaser in the event of any dispute relating to this deed or any related agreement; and

b.	the undersigned civil law notary executes this deed of transfer even though he is affiliated with DLA Piper Nederland N.V. as civil law notary.
POWER OF ATTORNEY:
The person appearing has been authorized by six (6) written powers of attorney, (copies of) which have been attached to this deed.

The person appearing is known to me, civil law notary, and the identity of the person appearing mentioned in this deed has been determined by me, civil law notary, by means of the relevant document mentioned hereinbefore.
This deed is executed at Amsterdam on the date mentioned at the head of this deed. The contents of this deed have been stated and explained to the person appearing by me, civil law notary. Furthermore the consequences of this deed have been pointed out to the person appearing.
The person appearing declares to have in good time taken cognisance of the contents of this deed and to agree with the contents.
Thereupon, after a limited part of this deed has been read out, it is signed by the person appearing and by me, civil law notary.

EXHIBIT B
PURCHASER ELECTION NOTICE
(To be signed only upon exercise of Call Option)
Progentix Orthobiology BV
Professor Bronkhorstlaan 10, building 48
3723 MB Bilthoven
The Netherlands
Attn: Joost de Bruijn
Fax No.: +31 (0)30 229 7299
BioGeneration Ventures B.V.
Gooimeer 2 — 35
1411 DC Naarden
The Netherlands
Attention: Edwin van Wezel
Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
Attn: Michael H. Bison, Esq.
Fax No.: (617) 523-1231
CORP. advocaten
De Lairessestraat 137-143
1075 HJ Amsterdam
Attn: Edwin Renes
Fax No.: +31 (0)20 578 83 05
[Date]
Gentlemen:
     NuVasive, Inc., a Delaware corporation (“Purchaser”), hereby elects to exercise its call option (the “Call Option”) to acquire all of the issued and outstanding shares of capital stock of Progentix Orthobiology B.V., a company organized under the laws of the Netherlands (the “Company”), pursuant to Section 1.1(b)(i) of the Option Purchase Agreement dated January 13, 2009 (the “Agreement”) by and among Purchaser, the Company and the shareholders of the Company (the “Sellers”). Pursuant to Section 1.6(c)(ii) of the Agreement, Purchaser shall purchase all of the Sellers’ issued and outstanding shares of the capital stock of the Company for an initial purchase price of $35,000,000. Purchaser proposes the closing of the acquisition to occur on [the Business Day immediately following the expiration of the Call Option Review Period]. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

NUVASIVE, INC.

Name:
Title:

Exhibit A
Purchasers Calculation

EXHIBIT C
MILESTONE COMPLETION NOTICE
(To be signed only upon exercise of Put Option)
NuVasive, Inc.
7473 Lusk Boulevard
San Diego, California 92121
Attn: General Counsel
Fax No.: (858) 909-2479
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, CA 92121
Attn: Michael Kagnoff
Fax No.: (858) 456-3075
[Date]
Attention General Counsel:
     Progentix Orthobiology B.V., a company organized under the laws of the Netherlands (the “Company”), has successfully completed the Base Milestones set forth in Section 1.6(c)(i) of the Option Purchase Agreement dated January 13, 2009 (the “Agreement”) by and among NuVasive, Inc., a Delaware corporation (“Purchaser”), the Company and the shareholders of the Company (the “Sellers”). Pursuant to Section 1.2 of the Agreement, the Sellers’ Representative hereby is exercising its put option (the “Put Option”) to cause Purchaser to purchase all of the Sellers’ issued and outstanding shares of capital stock of the Company at an initial purchase price of $ [___], as calculated pursuant to Exhibit A hereto. The Sellers’ Representative proposes the closing of the Put Option occur on [the Business Day immediately following the expiration of the Put Option Review Period]. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

SELLERS’ REPRESENTATIVE

Name:

EXHIBIT A

EXHIBIT D
TRUE-UP AGREEMENT
     This True-Up Agreement is entered into as of ____________, 20___, by and among NuVasive, Inc., a Delaware corporation (“Purchaser”) and the undersigned Sellers (the “Sellers”) of Progentix Orthobiology B.V., a company organized under the laws of the Netherlands (the “Acquired Company”). Capitalized terms not defined herein shall have the meanings set forth in the Option Purchase Agreement (as defined below).
     WHEREAS, the Purchaser is entering into an Option Purchase Agreement with the Acquired Company and the Sellers, dated as of January 8, 2009 (the “Option Purchase Agreement”), pursuant to which Purchaser may purchase from the Sellers all of the outstanding capital stock of the Acquired Company (the “Acquisition”).
     WHEREAS, pursuant to the terms of the Option Purchase Agreement, at the sole election of the Purchaser, all or a portion of the Initial Purchase Price or Milestone Payments (collectively, the “Aggregate Purchase Price”) may be paid by Purchaser to the Sellers in the form of shares of common stock (“Purchaser Common Stock”) of the Purchaser (the “Stock Consideration”), with the exact number of shares determined based on the closing price (the “Closing Price”) of the Purchaser Common Stock on the Qualified Stock Exchange on the Trading Day (as defined below) immediately prior to the date of each applicable payment (each, a “Payment Date”). For purposes of this Agreement, the term “Trading Day” shall mean any day when the Qualified Stock Exchange is open for trading.
     WHEREAS, pursuant to Section 1.6(b)(iii) of the Option Purchase Agreement, Purchaser has elected to cause each of the Sellers to execute this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:
     Section 1. Appointment of Market Maker. In the event that the Purchaser elects to issue Stock Consideration as any portion of the Aggregate Purchase Price:
     (a) Each Seller agrees to engage ____________(the “Market Maker”) to serve as its sole broker for the sale of any Purchaser Common Stock issued by Purchaser as part of the Stock Consideration during the thirty (30) Trading Days immediately following a Payment Date (each such period, a “Trading Period”); and
     (b) Each Seller agrees to execute an irrevocable Letter of Instruction to the Market Maker in the form attached hereto as Exhibit A.
     Section 2. Adjustments to Stock Consideration.
     (a) If a Seller sells all or a portion of the Purchaser Common Stock issued at a Payment Date in a sale executed by the Market Maker prior to the expiration of the Trading Period associated with such Payment Date (the “Expiration Date”) at a price per share below the Closing Price, as adjusted for stock splits, stock dividends, reclassifications or similar events (any such sale price hereinafter referred to as the “Sale Price”), the Purchaser shall pay to the Seller in cash an amount equal to (i) the product of the Closing Price and the number of shares of Purchaser Common Stock sold by such Seller at such Sale Price during the relevant Trading Period, less (ii) the product of such Sale Price and the number of shares of Purchaser Common Stock sold by such Seller at such Sale Price during the relevant Trading Period (each of (i) and (ii) above as adjusted for stock splits, stock dividends, reclassifications or similar events). The increase in Stock Consideration payable to any Seller shall hereinafter be referred to as the “True-Up Amount.” As soon as practicable following determination of the True-Up Amount and receipt of evidence of the True-Up Amount reasonably satisfactory to Purchaser through the delivery of stock confirmation or account records, and subject to Section 2(c) herein, Purchaser shall pay the True-Up Amount to the Seller in cash.
     (b) If a Seller sells all or a portion of the Purchaser Common Stock issued at a Payment Date in a sale executed by the Market Maker prior to the Expiration Date associated with such Payment Date at a Sale Price above the Closing Price, as adjusted for stock splits, stock dividends, reclassifications or similar events, the Seller shall pay to Purchaser in cash (i) the product of the applicable Sale Price and the number of shares of Purchaser Common Stock sold by such Seller at such Sale Price during the relevant Trading Period, less (ii) the product of the Closing Price and the number of shares of Purchaser Common Stock sold by such Seller at such Sale Price during the relevant Trading Period (each of (i) and (ii) above as adjusted for stock splits, stock dividends, reclassifications or similar events). The decrease in Stock Consideration payable to any Seller shall hereinafter be referred to as the “Excess Amount.” Seller will cause the Market Maker to retain the Excess Amount, for and on behalf of the Purchaser, out of the Seller’s proceeds from the sale of Purchaser Common Stock. As soon as practicable following the Seller’s sale of Purchaser Common Stock, the Market Maker will remit the Excess Amount to the Purchaser in accordance with its routine business practices.
     (c) Notwithstanding the foregoing, in no event, without the written consent of the Purchaser, shall the aggregate number of all sales of the Purchaser Common Stock executed by the Market Maker on behalf of the Sellers, exceed 100,000 shares of Purchaser Common Stock on any Trading Day (the “Volume Limitation”). Each Seller hereby acknowledges and agrees that Purchaser will not be obligated to pay the True-Up Amount to such Seller in the event the Market Maker’s sales of Purchaser Common Stock exceed the Volume Limitation on any Trading Day.
     Section 3. Seller Acknowledgment. Each Seller hereby acknowledges that the Purchaser has not provided any advice, financial or otherwise, to such Seller with respect to the matters set forth herein, and each Seller hereby releases the Purchaser from any liability with respect to Seller’s sale of Purchaser Common Stock beyond, the obligation, if any, to pay the True-Up Amount.
     Section 4. Representations and Warranties of Sellers. Each Seller hereby represents and warrants to the Purchaser that (i) such Seller has full power, authority and capacity to execute and deliver this Agreement and to perform such Seller’s respective obligations hereunder and to consummate the transactions contemplated hereby, and (ii) this Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms.
     Section 5. Consent to Jurisdiction and Service. Purchaser and each of the Sellers hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts of the State of New York and of any Federal court located in the State of New York in connection with any actions or proceedings brought against Purchaser or the Sellers arising out of or relating to this Agreement. In any such action or proceeding, Purchaser and each of the Sellers hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to Purchaser and each of the Sellers, as the case may be, at their respective addresses in accordance with Section 6 hereof.
     Section 6. Notices. Any notice permitted or required hereunder shall be deemed to have been duly given when delivered in accordance with Section 9.2 of the Option Purchase Agreement.
     Section 7. Binding Effect. This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.
     Section 8. Modifications. This Agreement may not be altered or modified without a writing signed by all the parties hereto. Conduct or lack of conduct shall not constitute a waiver of any of the terms and conditions of this Agreement, and no waiver shall be valid unless such waiver is specified in writing by the party or parties against which such waiver is effective, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.
     Section 9. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without giving effect to the conflict of laws provisions of the laws of the State of New York, and shall inure to the benefit of and the obligations created hereby shall be binding upon the successors and assigns of the parties hereto.
     Section 10. Counterparts. This Agreement may be executed in separate counterparts (including by facsimile or other electronic transmission), each of which when executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 11. Severability. If any provision of this Agreement shall be held invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.
     Section 12. Merger of Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement between the parties hereto with respect to the subject matter hereof whether oral or written.

     Section 13. Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties hereto. Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than Purchaser and the Sellers, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the parties hereto; provided, that Purchaser shall be entitled to assign this Agreement in whole to any successor in.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this True-Up Agreement to be executed by their respective authorized persons, hereunto duly authorized, as of the day and year first above written.

PURCHASER:

NUVASIVE, INC.	SELLER:

By:	By:

Name:		Name:
Title:		Title:

Address:

Exhibit A
IRREVOCABLE LETTER OF INSTRUCTION
_________ __, 200_
[BROKER NAME AND ADDRESS]
Ladies and Gentlemen:
     The undersigned has entered into a True-up Agreement with NuVasive, Inc., a Delaware corporation (“Purchaser”), dated as of ____________, 20___ (the “True-Up Agreement”), whereby the undersigned has agreed to execute this irrevocable letter of instructions to you. Capitalized terms not defined herein have the meanings set forth in the True-Up Agreement.
     Reference is made to that certain Option Purchase Agreement (the “Option Purchase Agreement”), dated as of January 8, 2008, by and among Purchaser, the Acquired Company and the Sellers, pursuant to which Purchaser has purchased all of the outstanding shares of capital stock of the Acquired Company from the Sellers (the “Acquisition”). In connection with the Acquisition, pursuant to the terms of the Option Purchase Agreement, Purchaser has elected to issue shares of common stock of the Purchaser (the “Purchaser Common Stock”) to the undersigned as consideration for the undersigned’s shares of capital stock of the Acquired Company.
     The undersigned now wishes to sell up to _________ shares of Purchaser Common Stock received in connection with the Acquisition subject to the plan set forth on Schedule A attached hereto. Please accept this letter as irrevocable authorization to (i) release the Excess Amount to the Purchaser out of the undersigned’s proceeds from the sale of Purchaser Common Stock and (ii) not sell more than 100,000 shares of Purchaser Common Stock on behalf of all of the Sellers on any Trading Day, unless otherwise directed by Purchaser.
     This Irrevocable Letter of Instruction shall not apply to any shares of Purchaser Common Stock received in connection with the Acquisition which remain unsold after the close of trading on the Expiration Date.
     The undersigned hereby acknowledges and agrees that Purchaser is intended to be, and shall be, a third party beneficiary of this Irrevocable Letter of Instruction.

Very truly yours,

Name:

Schedule A
Plan of Sale

EXHIBIT E
Products and Specifications
***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

EXHIBIT F
Pre-Clinical Model
***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

EXHIBIT G
Pre-Clinical Primate Model
***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

EXHIBIT H
***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

EXHIBIT I
Sales Run Rate Amounts
1.	***

2.	***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

EXHIBIT J
Form of Legal Opinion
     1. Each of the Closing Documents is a valid and binding obligation of the Acquired Company, enforceable by Purchaser against the Acquired Company in accordance with its terms.
     2. We do not have knowledge of any action, suit or proceeding against the Acquired Company that is pending or has been overtly threatened in writing.

EXHIBIT K
Form Of Escrow Agreement
     This Escrow Agreement (this “Agreement”) is made as of                     , 20         , by and among                                          (“Escrow Agent”), NuVasive, Inc., a Delaware corporation (“Purchaser”), Progentix Orthobiology, B.V., a company organized under the laws of the Netherlands (the “Company”), and Edward van Wezel and Joost D de Bruijn, solely in their capacity as the Sellers’ Representative under the Option Purchase Agreement (as defined below). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Option Purchase Agreement. If the terms of this Agreement conflict in any way with the provisions of the Option Purchase Agreement, then the provisions of the Option Purchase Agreement shall control.
RECITALS
          A. Purchaser has entered into an Option Purchase Agreement (the “Option Purchase Agreement”), dated as of January           , 2009, by and among Purchaser, Company and the shareholders of the Company (the “Sellers”), pursuant to which Purchaser may acquire all of the issued and outstanding shares of the capital stock of the Company (the “Seller Shares”) from the Sellers.
          B. Pursuant to Section 1.9(a) of the Option Purchase Agreement, an aggregate of ten percent (10%) of the Initial Purchase Price (as defined in the Option Purchase Agreement), plus an amount equal to $1,500,000 (the “General Escrow Cash”) is to be delivered to and deposited with the Escrow Agent, such deposit, together with any interest that may be earned thereon, to constitute and to be held in an escrow fund (the “General Escrow Fund”) and to be governed by the provisions set forth herein and in the Option Purchase Agreement.
          C. Pursuant to Section 1.9(b) of the Option Purchase Agreement, an aggregate of                                          (the “Special Escrow Cash” and, together with the General Escrow Cash, the "Escrow Cash”) is to be delivered to and deposited with the Escrow Agent, such deposit, together with any interest that may be earned thereon, to constitute and to be held in an escrow fund (the "Special Escrow Fund” and, together with the General Escrow Fund, the “Escrow Fund”) and to be governed by the provisions set forth herein and in the Option Purchase Agreement.
          D. The parties hereto desire to set forth additional terms and conditions relating to the operation of the Escrow Fund.
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Escrow Fund.
          (a) Pursuant to Section 1.9 of the Option Purchase Agreement, as soon as reasonably practicable after the Closing Date, Purchaser shall cause the Escrow Cash to be deposited with the Escrow Agent. Escrow Agent agrees to accept delivery of the Escrow Cash and to hold such Escrow Cash in escrow subject to the terms and conditions of this Agreement and the Option Purchase Agreement.
          (b) As of any particular time, the Escrow Agent may assume without inquiry that the Escrow Cash that shall have been deposited with the Escrow Agent by Purchaser is all of the Escrow Cash required to be held in the Escrow Fund by the Escrow Agent.

          (c) The Escrow Cash shall be held and distributed by the Escrow Agent in accordance with the provisions of the Option Purchase Agreement and this Agreement.
          (d) No Escrow Cash or any beneficial interest therein may be pledged, encumbered, sold, assigned or transferred by the Sellers or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Sellers, prior to the distribution to the Sellers of such Escrow Cash by the Escrow Agent in accordance with this Agreement; provided that the Escrow Cash or any beneficial interest therein may be transferred by operation of law provided that each assignee or transferee thereof agrees in writing to be bound by all the terms and conditions of this Agreement and the Option Agreement as if he were an original party the respective agreements and further provided that the assignor provides the other parties to the respective agreements prior written notice of such assignment or transfer.
     2. Escrow Period. The period during which claims for Damages may be made (the “Claims Period”) shall commence at the Closing and terminate on (a) in case of the General Escrow Fund, the date that is eighteen (18) months after the Closing (the “General Escrow Period”) and (b) in the case of the Special Escrow Fund, the date that                                          after the Closing (or earlier pursuant to Part 3.20(c) of the Seller Parties Disclosure Schedule (as defined in the Option Agreement) in which case at such time Purchaser shall direct the Escrow Agent to release such portion of the remaining Special Escrow Fund to the Sellers in accordance with the Proceeds Allocation set forth on Schedule I) (the “Special Escrow Period”). Notwithstanding the foregoing, all or a portion of the General Escrow Fund may be retained beyond the General Escrow Period as provided in Section 5(a) of this Agreement.
     3. Rights and Obligations of the Parties.
          (a) The Escrow Agent shall be entitled to such rights and shall perform such duties as escrow agent as set forth herein and as set forth in the Option Purchase Agreement (collectively, the "Duties”), in accordance with the provisions of this Agreement and the Option Purchase Agreement. Such Duties shall include the following: (i) safeguarding and treating the Escrow Fund as a trust fund in accordance with the provisions of this Agreement and not as the property of Purchaser, and holding the Escrow Fund in a separate account, apart from any other funds or accounts of the Escrow Agent or any other Person and (ii) holding and disposing of the Escrow Fund only in accordance with the provisions of this Agreement. The Duties of the Escrow Agent with respect to the Escrow Cash may be altered, amended, modified or revoked only by a writing signed by Purchaser, the Escrow Agent and the Sellers’ Representative.
          (b) Purchaser and the Sellers’ Representative shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein and in the Option Purchase Agreement, in accordance with the provisions of this Agreement and the Option Purchase Agreement.
     4. Claims Against the Escrow Fund.
          (a) On or before the last day of the General Escrow Period or the Special Escrow Period, as the case may be, Purchaser may deliver to the Escrow Agent a certificate signed by any officer of Purchaser (an “Officer’s Certificate”):
               (i) stating that a Purchaser Indemnified Person has incurred, paid, reserved or accrued, or reasonably anticipates that it may incur, pay, reserve or accrue, Damages (or that with respect to any Tax matters, that any Governmental Body may raise such matter in an audit of Purchaser or its subsidiaries, which are reasonably likely to give rise to Damages);

               (ii) stating the amount of such Damages (which, in the case of Damages not yet incurred, paid, reserved or accrued, may be the maximum amount reasonably anticipated by Purchaser to be incurred, paid, reserved or accrued);
               (iii) specifying in reasonable detail (based upon the information then possessed by Purchaser) the individual items of such Damages included in the amount so stated and the nature of the claim to which such Damages are related; and
               (iv) stating whether the claim is against the General Escrow Fund or the Special Escrow Fund.
No delay in providing such Officer’s Certificate within the General Escrow Period or Special Escrow Period, as the case may be, shall affect any Purchaser Indemnified Person’s rights hereunder, unless (and then only to the extent that) any Seller is materially prejudiced thereby.
          (b) At the time of delivery of any Officer’s Certificate to the Escrow Agent, a duplicate copy of such Officer’s Certificate shall be delivered to the Sellers’ Representative by or on behalf of Purchaser (on behalf of itself or any other Purchaser Indemnified Person) and, in the case of a claim against the General Escrow Fund, for a period of 30 days after such delivery to the Escrow Agent of such Officer’s Certificate, the Escrow Agent shall make no payment pursuant to this Section 4 unless the Escrow Agent shall have received written authorization from the Sellers’ Representative to make such delivery. After the expiration of such 30-day period, the Escrow Agent shall make delivery of cash in the amount of the maximum Damages set forth in such Officer’s Certificate from the General Escrow Fund to Purchaser in accordance with this Section 4; provided, however, that no such delivery may be made if and to the extent the Sellers’ Representative shall object in a written statement to any claim or claims made in the Officer’s Certificate, and such statement shall have been delivered to the Escrow Agent and to Purchaser prior to the expiration of such 30-day period. In the case of a claim against the Special Escrow Fund, upon delivery of any Officer’s Certificate to the Escrow Agent, the Escrow Agent shall immediately release the Special Escrow Cash to Purchaser, and in no event shall the Sellers’ Representative object to the release of such funds by the Escrow Agent.
          (c) If the Sellers’ Representative objects in writing to any claim or claims by Purchaser against the General Escrow Fund made in any Officer’s Certificate within such 30-day period, Purchaser and the Sellers’ Representative shall attempt in good faith for 30 days after Purchaser’s receipt of such written objection to resolve such objection. If Purchaser and the Sellers’ Representative shall so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and delivered to the Escrow Agent. The Escrow Agent shall be entitled to conclusively rely on any such memorandum and the Escrow Agent shall distribute cash from the General Escrow Fund in accordance with the terms of such memorandum. If no such agreement can be reached during the 30-day period for good faith negotiation, then upon the expiration of such 30-day period, either Purchaser or the Sellers’ Representative may bring proceeding pursuant to the dispute resolution proceedings set forth in Section 9.4 of the Option Purchase Agreement to resolve the matter. The decision of the arbiter as to the validity and amount of any claim in such Officer’s Certificate shall be nonappealable, binding and conclusive upon the parties to this Agreement and the Escrow Agent shall be entitled to act in accordance with such decision and shall distribute cash from the General Escrow Fund in accordance therewith.
     5. Distribution of Escrow Fund Upon Expiration of the Escrow Periods.
          (a) Retention of Funds to Satisfy Pending Claims. Such portion of the General Escrow Fund at the conclusion of the General Escrow Period that may be necessary to satisfy any unresolved or unsatisfied claims made against the General Escrow Fund for Damages specified in any

Officer’s Certificate delivered to the Sellers’ Representative and Escrow Agent prior to expiration of the General Escrow Period (the “Reserve Amount”) shall remain in the General Escrow Fund until such claims for Damages have been resolved or satisfied pursuant to Section 6 of the Option Purchase Agreement and prior to such resolution or satisfaction of any such claim, none of the Reserve Amount shall be delivered or distributed to any Person; provided, that prior to any distribution to Sellers pursuant to this Section 5(b), the Escrow Agent shall first distribute to the Sellers’ Representative on behalf of the Sellers an amount in respect of the Sellers’ Representative Expenses actually incurred as set forth in a certificate delivered by the Sellers’ Representative to the Escrow Agent prior to such distribution. For purposes of determining at any particular time the amount of Escrow Cash in the General Escrow Fund that is necessary or sufficient to satisfy and/or provide for all such claims, Purchaser shall be assumed to be entitled to the full amount of Damages stated in good faith in such Officer’s Certificate(s). The amount retained in the General Escrow Fund after the expiration of the General Escrow Period with respect to a particular pending claim shall be available to Purchaser only with respect to such pending claim and shall not be available to Purchaser for any other pending claim. The General Escrow Amount shall be available to Purchaser only with respect to claims made under Section 6.2 of the Option Purchase Agreement and the Special Escrow Amount shall be available to Purchaser only with respect to claims made under Section 6.11 of the Option Purchase Agreement.
          (b) Distributions from Escrow Fund to the Sellers. Promptly after the expiration of the General Escrow Period or the Special Escrow Period, as the case may be, and in any event no later than thirty (30) days after such expiration, such portion of the then remaining General Escrow Fund in excess of any Reserve Amount and such portion of the then remaining Special Escrow Fund shall be paid to the Sellers in accordance with the Proceeds Allocation set forth on Schedule I hereto (the “Proceeds Allocation”); provided, however, that prior to any distribution to Sellers pursuant to this Section 5(b), the Escrow Agent shall first distribute to the Sellers’ Representative on behalf of the Sellers an amount in respect of the Sellers’ Representative Expenses actually incurred as set forth in a certificate delivered by the Sellers’ Representative to the Escrow Agent prior to such distribution. The Escrow Agent need not monitor or inquire into the Sellers’ tax treatment of funds distributed to them and shall allocate for income tax purposes the income earned on the Escrow Fund to Purchaser in accordance with Section 6(b).
          (c) Distributions of Reserve Amount. Promptly following the resolution or satisfaction of any claim for Damages relating to any portion of the Reserve Amount (and in any event no later than thirty (30) after such resolution and satisfaction), such portion of the Reserve Amount shall be paid to Purchaser and/or to the Sellers, as the case may be, in accordance with the terms of a memorandum setting forth an agreement between Purchaser and the Sellers’ Representative or the artbiter’s decision, as applicable. No Reserve Amount shall be subject to any claim or right of offset except with respect to the claim for which such Reserve Amount was retained following the expiration of the General Escrow Period.
     6. Investment of Escrow Cash.
          (a) The Escrow Agent shall hold the Escrow Cash in escrow and shall invest the Escrow Cash and any interest or income thereon only in Permitted Investments. “Permitted Investments” shall mean (i) such investments as may be specified from time to time by written instruction from the Purchaser or (ii) in the absence of written instructions to the contrary, investments in the Escrow Agent’s insured money market account as described in Annex A hereto (“IMMA”). Notwithstanding the foregoing, Permitted Investments shall be limited to the following (1) direct obligations of the United States government having maturities of 90 days or less, (2) money market funds that invest solely in direct obligations of the United States government, (3) repurchase obligations for underlying securities of the types described in clause (1) and (4) the IMMA. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder. The Escrow Agent will act upon investment instructions the day that such instructions are received, provided the requests are communicated within a sufficient amount of time to allow the Escrow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next business day, and the Escrow Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest funds on the day the instructions are received. The Escrow Agent shall not be liable for any loss incurred by the actions of third parties or for any loss arising by error, failure or delay in the making of an investment or reinvestment, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith, unless such error, failure or delay results from the Escrow Agent’s gross negligence, willful misconduct, fraud or breach of this Agreement. As and when the Escrow Cash and any interest or income thereon is to be released under this Agreement, the Escrow Agent shall cause the Permitted Investments to be converted into cash in accordance with its customary procedures and shall not be liable for any loss of principal or income in connection therewith. The Escrow Agent shall not be liable for any loss of principal or income due to the choice of Permitted Investments in which the Escrow Cash is invested or the choice of Permitted Investments converted into cash pursuant to this Section 6.
          (b) All interest attributable to the Escrow Cash shall first be distributed to Purchaser up to any amount paid in fees to the Escrow Agent. Any remaining interest shall be added to the Escrow Cash and be part of the Escrow Fund for all purposes hereunder. At the time of delivery to the Sellers, the Escrow Agent shall deliver to the Sellers any accrued but unpaid interest on such amount of the Escrow Cash distributable to the Sellers hereunder (but not any accrued and unpaid interest on such amount of the Escrow Cash that is distributable to Purchaser hereunder, which shall instead be delivered to Purchaser, except to the extent the memorandum or arbiter’s decision relating to such amounts awarded to Purchaser specifically states that interest has already been taken to account and included in such awarded amount, in which case such interest shall be distributed to Sellers). The parties acknowledge that, for tax reporting purposes, all interest attributable to the Escrow Cash, and interest thereon, held in the Escrow Fund by the Escrow Agent pursuant to this Agreement shall be allocable to Purchaser.
     7. Exculpatory Provisions.
          (a) The Escrow Agent shall be obligated only for the performance of such Duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for forgeries or false impersonations. The Escrow Agent shall not be liable for any act done or omitted hereunder as escrow agent except for gross negligence, willful misconduct or breach of this Agreement. The Escrow Agent shall in no case or event be liable for any representations or warranties of the Sellers, the Sellers’ Representative or Purchaser or for punitive, incidental or consequential damages. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent.
          (b) In the event of a dispute between the parties hereto, the Escrow Agent is hereby expressly authorized to disregard any and all notifications given by any of the parties hereto or by any other person, excepting only memoranda of agreement as provided in Section 9.4 of the Option Purchase Agreement and orders or process of courts of law as provided in Section 9.4 of the Option Purchase Agreement to which Escrow Agent shall be entitled to conclusively rely and shall distribute the Escrow Fund in accordance with the terms thereof, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (c) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retaining possession of the Escrow Fund, unless the Escrow Agent receives written instructions, signed by Purchaser and the Sellers’ Representative, which eliminates such ambiguity or uncertainty.
          (d) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Option Purchase Agreement, this Agreement or any documents or papers deposited or called for thereunder or hereunder.
          (e) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to the Option Purchase Agreement, this Agreement or any documents deposited with the Escrow Agent.
     8. Resignation and Removal of the Escrow Agent. The Escrow Agent may resign as escrow agent of the Escrow Fund at any time, with or without cause, by giving at least thirty (30) days’ prior written notice to each of Purchaser and the Sellers’ Representative, such resignation to be effective thirty (30) days following the date such notice is given. In addition, Purchaser and the Sellers’ Representative may jointly remove the Escrow Agent as escrow agent at any time, with or without cause, by an instrument executed by Purchaser and the Sellers’ Representative (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America or of the State of New York having (or if such bank or trust company is a member of a bank company, its bank holding company shall have) a combined capital and surplus of not less than $50,000,000, shall be appointed by Purchaser on the terms of this Agreement with the written approval of the Sellers’ Representative, which approval shall not be unreasonably withheld or delayed. In the event that a successor escrow agent has not been appointed within thirty (30) days after notice of the Escrow Agent’s resignation or removal the Escrow Agent shall be entitled to petition a court of competent jurisdiction to have a successor escrow agent appointed. Any such successor escrow agent shall deliver to Purchaser and the Sellers’ Representative, a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the escrow agent hereunder and shall be entitled to receive possession of the Escrow Fund. Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall deliver the Escrow Fund then held hereunder to the successor escrow agent.
     9. Sellers’ Representative. The Sellers’ Representative (and each successor as such, as of the time he, she or it becomes the Sellers’ Representative) represents and warrants to the Escrow Agent that he, she or it has the right, power and authority to enter into an perform this Agreement as agent of and on behalf of the Sellers, to give and receive all directions and notices hereunder and to make all determinations that may be required or that he, she or it deems appropriate under this Agreement. Until notified in writing signed by an authorized person on behalf of the Sellers that the Sellers’ Representative has resigned or been removed and that a successor (named therein) has been appointed, the Escrow Agent shall be entitled to rely upon any instruction, notice, decision, action or inaction of the Sellers’ Representative whether in receipt of a writing signed by one or both of the individuals serving in such capacity, and shall have no duty to inquire into the authority of any person reasonably believed by the Escrow Agent to be the Sellers’ Representative.
     10. Further Instruments. If the Escrow Agent reasonably requires other or further instruments in connection with its performance of the Duties, the necessary parties hereto shall join in furnishing such instruments.

     11. Disputes. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the cash and/or other property held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with, and in reliance upon, the provisions of this Agreement and the Option Purchase Agreement. Section 9.4 of the Option Purchase Agreement insofar as it relates to submission to jurisdiction and dispute resolution procedures in the event of any dispute solely between Purchaser and the Sellers’ Representative under any section of this Agreement is hereby incorporated by reference.
     12. Escrow Fees and Expenses. Purchaser shall pay the Escrow Agent such fees and reimburse the Escrow Agent for such expenses as are established and contemplated by the Fee Schedule attached hereto as Annex B.
     13. Indemnification. In consideration of the Escrow Agent’s acceptance of this appointment, Purchaser and the Sellers’ Representative (on behalf of the Sellers), hereby jointly and severally, agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the provisions of this Agreement and the Option Purchase Agreement, and to reimburse the Escrow Agent for all its costs and expenses (including, without limitation, counsel fees and expenses) reasonably incurred by reason of any matter as to which such indemnity is paid pursuant to this Section 13; provided, however, that no indemnity need be paid in case of the Escrow Agent’s gross negligence, willful misconduct, fraud or breach of this Agreement.
     14. General.
          (a) Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery, the third day after mailing by certified or registered mail, postage prepaid, or upon delivery via facsimile (with confirmation of receipt) as follows:
(i)	If to Purchaser, to:

NuVasive, Inc. 7473 Lusk Boulevard San Diego, California 92121 Attention: General Counsel Facsimile No.: (858) 909-2479 Telephone No.: (858) 909-1979

With a copy (which shall not constitute notice) to:

DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121 Attention: Michael Kagnoff Facsimile No.: (858) 456-3075 Telephone No.: (858) 638-6722

(ii)	If to the Sellers’ Representative, to:

Progentix Orthobiology BV Professor Bronkhorstlaan 10, building 48 3723 MB Bilthoven The Netherlands Attention: Joost de Bruijn Fax: +31 (0)30 229 7299

and

BioGeneration Ventures B.V. Gooimeer 2 – 35 1411 DC Naarden The Netherlands Attention: Edwin van Wezel

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 Attn: Michael H. Bison, Esq. Fax: (617) 523-1231

and

CORP. advocaten De Lairessestraat 137-143 1075 HJ Amsterdam Attention: Edwin Renes Fax: + 31 (0)20 578 83 05

(iii)	If to the Escrow Agent, to:

Attention: Facsimile No.: Telephone No.:
or to such other address as any party may have furnished in writing to the other parties in the manner provided above. Any notice addressed to the Escrow Agent shall be effective only upon receipt. If any Officer’s Certificate, any objection thereto or any other document of any kind is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that such Officer’s Certificate, objection or other document was received by such other person on the date on which it was received by the Escrow Agent.
          (b) The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

          (c) This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one instrument.
          (d) No party may, without the prior express written consent of each other party, assign this Agreement in whole or in part. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. This Agreement may only be amended in a writing signed by Purchaser, the Escrow Agent and the Sellers’ Representative (subject to the limitations set forth in the Option Purchase Agreement).
          (e) This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and to be performed entirely within the State of New York without reference to conflicts of laws principles. The parties to this Agreement hereby agree to submit to personal jurisdiction in the State of New York.
     15. Tax Reporting Matters. Purchaser and the Sellers’ Representative each agree to provide the Escrow Agent with certified tax identification numbers for Purchaser and the Sellers, respectively, by furnishing appropriate Forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) to the Escrow Agent within 30 days after the Closing Date. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986 (the “Code”), as it may be amended from time to time, to withhold a portion of any payments made to Purchaser or the Sellers pursuant to this Agreement. If the date of a payment from the Escrow Fund occurs more than six months after the Closing Date, a portion of the payment will be treated by the Sellers as imputed interest to the extent required under the Code. The Escrow Agent need not monitor the Sellers’ tax treatment of any distributions made to them.
     16. Patriot Act Compliance. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. Purchaser and the Sellers’ Representative each agree to provide all such information and documentation as to Purchaser and the Sellers as requested by Escrow Agent to ensure compliance with federal law.
[Signature Page Follows]

In witness whereof, each of the parties hereto has executed this Escrow Agreement as of the date first above written.

ESCROW AGENT:

By:
Name:
Title:

PURCHASER: NUVASIVE, INC.
By:
Name:
Title:

COMPANY: PROGENTIX ORTHOBIOLOGY, B.V.
By:
Name:
Title:

SELLERS’ REPRESENTATIVE

Name:

Name:

Annex A
IMMA Description

Annex B
Fee Schedule

Schedule I
Proceeds Allocation

Seller	Allocation
BioGeneration Ventures BV	18.18%

JD de Bruijn Holding BV	32.73%

Incubation BV	45.08%

Huipin Yuan	4.01%

EXHIBIT L
FOUNDERS’ NON-COMPETITION AGREEMENT
     THIS FOUNDERS’ NON-COMPETITION AGREEMENT (the “Agreement”) is made as of January 13, 2009, by on the one hand NuVasive, Inc., a Delaware corporation, whose registered office is at 7473 Lusk Boulevard, San Diego, California 92121 (the “Purchaser”) and on the other hand Joost D de Bruijn (“Bruijn”). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Preferred Stock Purchase Agreement (as defined below).
RECITALS
     (i) Purchaser intends to purchase from the Sellers forty percent (40%) of the shares in the capital of Progentix Orthobiology B.V., a company organized under the laws of the Netherlands with Company No. 30234249, whose registered office is at Professor Bronkhorstlaan 10 D (3723 MB) Bilthoven, the Netherlands held by the Sellers (the “Company”).
     (ii) In connection with the transactions contemplated thereby, the Company has entered into a Distribution Agreement, dated January 13, 2009, with Purchaser (the “Distribution Agreement”) regarding the manufacture by the Company and distribution by Purchaser of certain products (the “Products”) set forth on Exhibit A attached thereto in the Field (as defined in the Distribution Agreement).
     (iii) As stipulated in the Preferred Stock Purchase Agreement, dated January 13, 2009, by and among Purchaser, the Company and the Sellers (the “Preferred Stock Purchase Agreement”), Purchaser has conditioned the closing of the transactions contemplated by the Preferred Stock Purchase Agreement on the execution of this Agreement by Bruijn.
AGREEMENT
     The parties, intending to be legally bound, agree as follows:
     1. PURPOSE. Bruijn understands that, solely to extent expressly set forth herein, he is prohibited from (i) engaging in any competition with the Purchaser’s group of companies, which group includes the Company (the “Purchaser’s Group”) and (ii) soliciting any person of the Purchaser’s Group to leave the latter.
     2. NON-COMPETITION. Except with respect to RevOs, a synthetic polymer-Nano HA composite bone substitute intended to mimic cortical bone, Bruijn agrees that he will not, whether on his own behalf or on behalf of or in conjunction with any person, directly or indirectly, (i) engage in any commercial activity with any competitor of the Purchaser’s Group with respect to any of the Products in the Field (a “Competing Business”) if such activity is related to the commercialization of a biologic

(e.g. bone graft material and/or biologically active compound) or other Product or compound intended to foster bone growth that will compete with the Products and includes a use in spinal applications (“Competitive Services”), or (ii) provide Competitive Services to, any person (or any affiliate of any person) who or which is engaged in a Competing Business with respect to such Competing Business (whether directly or indirectly). Purchaser expressly acknowledges and agrees that Bruijn is or may become a member of a not-for-profit institution or association (collectively, the “Institutions”) and notwithstanding anything to the contrary contained herein, nothing in this Agreement shall preclude or in any way restrict Bruijn from providing educational services at any such Institution or conducting research at any such Institution. A complete list of the research activities of Bruijn relating to any biologic or other Product or compound intended to foster bone growth as of the date of this Agreement is attached hereto as Exhibit A.
     3. NON-SOLICITATION.
     (a) Bruijn agrees that he will not, whether on his own behalf or on behalf of or in conjunction with any person, directly or indirectly, solicit, encourage or attempt to solicit or encourage any person who is at the time of such solicitation, encouragement, or attempted solicitation or encouragement an employee of the Company and who was immediately prior to the closing of the transactions contemplated by the Preferred Stock Purchase Agreement (the “Closing”), an employee of the Company to leave the employment of the Company.
     (b) Bruijn agrees that he will not, whether on his own behalf or on behalf of or in conjunction with any person, directly or indirectly solicit, encourage or attempt to solicit or encourage to cease to work with the Company, any employee of, or consultant then under contract with the Company who is or has been engaged in the business of the Company (the “Business”).
     (c) Bruijn agrees that he will not, directly or indirectly: (i) solicit, induce or attempt to induce any customer to cease doing business in whole or in part with the Purchaser’s Group; (ii) attempt to limit or interfere with any business agreement existing between the Purchaser’s Group and any third party; or (iii) disparage the business reputation or employees of the Purchaser’s Group or take any actions, knowingly, willfully or, recklessly, that are harmful to the Purchaser Group’s goodwill with their customers, clients, publishers, advertisers, marketers, vendors, employees, service providers, media or the public.
     4. RESTRICTED PERIOD. The prohibitions set forth above shall apply from the date of closing of the transactions contemplated by the Preferred Stock Purchase Agreement (the “Closing Date”) through the second anniversary of the Closing Date.
     5. TERRITORY. The prohibitions set forth above will globally apply, unless the Purchaser has in written form indicated differently.

     6. MISCELLANEOUS. This Agreement shall be binding upon and for the benefit of the undersigned parties. Failure to enforce any provision of this Agreement shall not constitute a waiver of any term thereof. Any amendment to this Agreement must be in writing and signed by an authorized representative of each party. This Agreement may be signed in counterparts.
     7. BREACH. In the event of a breach by Bruijn of his obligations pursuant to this Agreement, Bruijn agrees that he shall forfeit to Purchaser, without any further notice or demand being required, an immediately payable penalty in the amount of fifty percent (50%) of any amounts received by Bruijn Holding B.V. under the Preferred Stock Purchase Agreement (the “Liquidated Damages”) for any such violation, without limiting or precluding the right of the Purchaser to claim from Bruijn specific performance or any damages which the Purchaser has incurred; provided, that any Liquidated Damages collected by Purchaser hereunder shall be offset against any Damages to which Purchaser is otherwise entitled under the Preferred Stock Purchase Agreement.
     8. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the Netherlands and shall be binding upon the parties hereto in the Netherlands and worldwide. Bruijn and the Purchaser agree that any dispute arising out of or relating to this Agreement shall be subject to the exclusive jurisdiction of the courts in the Netherlands, and each party agrees to submit to the personal and exclusive jurisdiction and venue of such courts.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above.

JOOST D DE BRUIJN	NUVASIVE INC.

By:

Joost D de Bruijn		Name:
Title:

Exhibit A
***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

EXHIBIT M
FOUNDERS’ NON-COMPETITION AGREEMENT
     THIS FOUNDERS’ NON-COMPETITION AGREEMENT (the “Agreement”) is made as of January 13, 2009, by on the one hand NuVasive, Inc., a Delaware corporation, whose registered office is at 7473 Lusk Boulevard, San Diego, California 92121 (the “Purchaser”) and on the other hand Clemens van Blitterswijk (“Blitterswijk”). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Preferred Stock Purchase Agreement (as defined below).
RECITALS
     (i) Purchaser intends to purchase from the Sellers forty percent (40%) of the shares in the capital of Progentix Orthobiology B.V., a company organized under the laws of the Netherlands with Company No. 30234249, whose registered office is at Professor Bronkhorstlaan 10 D (3723 MB) Bilthoven, the Netherlands, held by the Sellers (the “Company”).
     (ii) In connection with the transactions contemplated thereby, the Company has entered into a Distribution Agreement, dated January 13, 2009, with Purchaser (the “Distribution Agreement”) regarding the manufacture by the Company and distribution by Purchaser of certain products (the “Products”) set forth on Exhibit A attached thereto in the Field (as defined in the Distribution Agreement).
     (iii) As stipulated in the Preferred Stock Purchase Agreement, dated January 13, 2009, by and among Purchaser, the Company and the Sellers (the “Preferred Stock Purchase Agreement”), Purchaser has conditioned the closing of the transactions contemplated by the Preferred Stock Purchase Agreement on the execution of this Agreement by Blitterswijk.
AGREEMENT
     The parties, intending to be legally bound, agree as follows:
     1. PURPOSE. Blitterswijk understands that, solely to extent expressly set forth herein, he is prohibited from (i) engaging in any competition with the Purchaser’s group of companies, which group includes the Company (the “Purchaser’s Group”) and (ii) soliciting any person of the Purchaser’s Group to leave the latter.
     2. NON-COMPETITION. Except with respect to RevOs, a synthetic polymer-Nano HA composite bone substitute intended to mimic cortical bone, Blitterswijk agrees that he will not, whether on his own behalf or on behalf of or in conjunction with any person, directly or indirectly; (i) engage in any commercial activity with any competitor of the Purchaser’s Group with respect to any of the Products in the Field (a “Competing Business”) if such activity is related to the commercialization of a

1

biologic (e.g. bone graft material and/or biologically active compound) or other Product or compound intended to foster bone growth that will compete with the Products and includes a use in spinal applications (“Competitive Services”), or (ii) provide Competitive Services to, any person (or any affiliate of any person) who or which is engaged in a Competing Business. Purchaser expressly acknowledges and agrees that Blitterswijk is or may become a member of a not-for-profit institution or association (collectively, the “Institutions”) and notwithstanding anything to the contrary contained herein, nothing in this Agreement shall preclude or in any way restrict Blitterswijk from providing educational services at any such Institution or conducting research at any such Institution. A complete list of the research activities of Blitterswijk relating to any biologic or other Product or compound intended to foster bone growth as of the date of this Agreement is attached hereto as Exhibit A. Purchaser expressly acknowledges and agrees that Blitterswijk is or may in the future enter the business of venture capital investing and in such capacity may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company and/or Purchaser Group. Nothing in this Agreement shall preclude or in any way restrict any venture capital firm or similar institutional investor with which Blitterswijk is affiliated from investing or participating in any particular enterprise, or any other general partner, member, officer or employee of any such venture capital firm or similar institutional investor from serving on the board of directors of any enterprise in which it makes an investment, whether or not such enterprise has products or services which compete with those of the Company and/or the Purchaser Group.
     3. NON-SOLICITATION.
     (a) Blitterswijk agrees that he will not, whether on his own behalf or on behalf of or in conjunction with any person, directly or indirectly: solicit, encourage or attempt to solicit or encourage any person who is at the time of such solicitation, encouragement, or attempted solicitation or encouragement an employee of the Company and who was immediately prior to the closing of the transactions contemplated by the Preferred Stock Purchase Agreement (the “Closing”), an employee of the Company to leave the employment of the Company.
     (b) Blitterswijk agrees that he will not, whether on his own behalf or on behalf of or in conjunction with any person, directly or indirectly solicit, encourage or attempt to solicit or encourage to cease to work with the Company, any employee of, or consultant then under contract with the Company who is or has been engaged in the business of the Company (the “Business”).
     (c) Blitterswijk agrees that he will not, directly or indirectly: (i) solicit, induce or attempt to induce any customer to cease doing business in whole or in part with the Purchaser’s Group; (ii) attempt to limit or interfere with any business agreement existing between the Purchaser’s Group and any third party; or (iii) disparage the business reputation or employees of the Purchaser’s Group or take any actions, knowingly, willfully or, recklessly, that are harmful to the Purchaser Group’s goodwill with their

2

customers, clients, publishers, advertisers, marketers, vendors, employees, service providers, media or the public.
     4. RESTRICTED PERIOD. The prohibitions set forth above shall apply from the date of closing of the transactions contemplated by the Preferred Stock Purchase Agreement (the “Closing Date”) through the second anniversary of the Closing Date.
     5. TERRITORY. The prohibitions set forth above will globally apply, unless the Purchaser has in written form indicated differently.
     6. MISCELLANEOUS. This Agreement shall be binding upon and for the benefit of the undersigned parties. Failure to enforce any provision of this Agreement shall not constitute a waiver of any term thereof. Any amendment to this Agreement must be in writing and signed by an authorized representative of each party. This Agreement may be signed in counterparts.
     7. BREACH. In the event of a breach by Blitterswijk of his obligations pursuant to this Agreement, Blitterswijk agrees that he shall forfeit to Purchaser, without any further notice or demand being required, an immediately payable penalty in the amount of fifty percent (50%) of any amounts received by Incubation B.V. under the Preferred Stock Purchase Agreement (the “Liquidated Damages”) for any such violation, without limiting or precluding the right of the Purchaser to claim from Blitterswijk specific performance or any damages which the Purchaser has incurred; provided, that any Liquidated Damages collected by Purchaser hereunder shall be offset against any Damages to which Purchaser is otherwise entitled under the Preferred Stock Purchase Agreement.
     8. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the Netherlands and shall be binding upon the parties hereto in the Netherlands and worldwide. Blitterswijk and the Purchaser agree that any dispute arising out of or relating to this Agreement shall be subject to the exclusive jurisdiction of the courts in the Netherlands, and each party agrees to submit to the personal and exclusive jurisdiction and venue of such courts.
          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above.

CLEMENS VAN BLITTERSWIJK	NUVASIVE INC.

By:

Clemens van Blitterswijk		Name:
Title:

3

Exhibit A
***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

4

EXHIBIT N
INVESTOR NON-COMPETITION AGREEMENT
     THIS INVESTOR NON-COMPETITION AGREEMENT (the “Agreement”) is made as of January 13, 2009, by on the one hand NuVasive, Inc., a Delaware corporation, whose registered office is at 7473 Lusk Boulevard, San Diego, California 92121 (the “Purchaser”) and on the other hand Edward van Wezel (“Wezel”). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Preferred Stock Purchase Agreement (as defined below).
RECITALS
     (i) Purchaser intends to purchase from the Sellers forty percent (40%) of the shares in the capital of Progentix Orthobiology B.V., a company organized under the laws of the Netherlands with Company No. 30234249, whose registered office is at Professor Bronkhorstlaan 10 D (3723 MB) Bilthoven, the Netherlands held by the Sellers (the “Company”).
     (ii) In connection with the transactions contemplated thereby, the Company has entered into a Distribution Agreement, dated January 13, 2009, with Purchaser (the “Distribution Agreement”) regarding the manufacture by the Company and distribution by Purchaser of certain products (the “Products”) set forth on Exhibit A attached thereto in the Field (as defined in the Distribution Agreement).
     (iii) As stipulated in the Preferred Stock Purchase Agreement, dated January 13, 2009, by and among Purchaser, the Company and the Sellers (the “Preferred Stock Purchase Agreement”), Purchaser has conditioned the closing of the transactions contemplated by the Preferred Stock Purchase Agreement on the execution of this Agreement by Wezel.
AGREEMENT
     The parties, intending to be legally bound, agree as follows:
     1. PURPOSE. Wezel understands that, solely to extent expressly set forth herein, he is prohibited from engaging in any competition with the Purchaser’s group of companies, which group includes the Company (the “Purchaser’s Group”).
     2. NON-COMPETITION. Except with respect to RevOs, a synthetic polymer-Nano HA composite bone substitute intended to mimic cortical bone, Wezel agrees that he will not personally serve as a member of the supervisory board (raad van comissarissen) of any party that is a competitor of the Purchaser’s Group with respect to any of the Products in the Field if such competitor is engaged in the business of commercializing a biologic (e.g. bone graft material and/or biologically active compound) or other Product or compound intended to foster bone growth that will

1

compete with the Products and includes a use in spinal applications (a “Competing Business”). Wezel further agrees that he will not personally serve as a member of the board of directors or a substantially equivalent governing body of any Competing Business, if BioGeneration Ventures BV makes an investment in any such Competing Business outside the Netherlands. Purchaser expressly acknowledges and agrees that Wezel is in the business of venture capital investing and therefore (a) Wezel reviews the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company and/or Purchaser Group, (b) Wezel monitors investments in Competing Businesses, including consulting with members of BioGeneration Ventures BV that serve on the board of directors, and (c) Wezel may take any and all actions on behalf of BioGeneration Ventures BV as a shareholder of a Competing Business (including, without limitation, the activities described in clauses (a) and (b) of this Section 2). Nothing in this Agreement shall preclude or in any way restrict any venture capital firm or similar institutional investor with which Wezel is affiliated from investing or participating in any particular enterprise, or any other general partner, member, officer or employee of any such venture capital firm or similar institutional investor from serving on the supervisory board (raad van comissarissen) or the board of directors or a substantially equivalent governing body of an entity in which it makes an investment, whether or not such entity has products or services which compete with those of the Company and/or the Purchaser Group.
     4. RESTRICTED PERIOD. The prohibitions set forth above shall apply from the date of closing of the transactions contemplated by the Preferred Stock Purchase Agreement (the “Closing Date”) through the second anniversary of the Closing Date.
     5. TERRITORY. The prohibitions set forth above will globally apply, unless the Purchaser has in written form indicated differently.
     6. MISCELLANEOUS. This Agreement shall be binding upon and for the benefit of the undersigned parties. Failure to enforce any provision of this Agreement shall not constitute a waiver of any term thereof. Any amendment to this Agreement must be in writing and signed by an authorized representative of each party. This Agreement may be signed in counterparts.
     7. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the Netherlands and shall be binding upon the parties hereto in the Netherlands and worldwide. Wezel and the Purchaser agree that any dispute arising out of or relating to this Agreement shall be subject to the exclusive jurisdiction of the courts in the Netherlands, and each party agrees to submit to the personal and exclusive jurisdiction and venue of such courts.

2

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above.

EDWARD VAN WEZEL	NUVASIVE INC.

By:

Edward van Wezel		Name:
Title:

3